Execution Version AMENDMENT NO. 2, dated as of July 1, 2024 (this “Amendment No. 2), to the Credit Agreement, dated as of August 10, 2021 (as amended by Amendment No. 1, dated as of October 4, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Original Credit Agreement”), by and among DORMAN PRODUCTS, INC., a Pennsylvania corporation (the “Borrower”), the REVOLVING CREDIT LENDERS and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the “Administrative Agent”). WHEREAS, in accordance with Section 12.2 of the Original Credit Agreement, the Borrower has requested, and the Revolving Credit Lenders party hereto, constituting all Revolving Credit Lenders have agreed, to amend the Original Credit Agreement as set forth in Section 2 hereof. NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the Borrower, the Revolving Credit Lenders party hereto, constituting all Revolving Credit Lenders and the Administrative Agent hereby agree as follows: SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement (as defined below). SECTION 2. Amendments. The Original Credit Agreement is, effective as of the Amendment No. 2 Effective Date, hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto (the “Credit Agreement”). SECTION 3. Effectiveness of Amendment No. 2. The obligation of the Revolving Credit Lenders to consummate this Amendment No. 2 is subject to the satisfaction of each of the following conditions and this Amendment No. 2 shall become effective on the date on which each such condition is satisfied (the “Amendment No. 2 Effective Date”): (a) Executed Amendment. The Administrative Agent shall have received executed counterparts to this Amendment No. 2 from the Borrower and each of the Revolving Credit Lenders. (b) Payment at Closing. All fees and expenses due to the Administrative Agent and the Revolving Credit Lenders required to be paid on the Amendment No. 2 Effective Date (including the fees and expenses of counsel for the Administrative Agent) will have been or, substantially concurrently with the Amendment No. 2 Effective Date, will be, paid. SECTION 4. Representations and Warranties. The Borrower represents and warrants, as of the Amendment No. 2 Effective Date, to the Administrative Agent and each Revolving Credit Lender party hereto that: (A) The representations and warranties of each Credit Party set forth in the Credit Agreement and Loan Documents are, after giving effect to hereto, true and correct in all material respects on and as of the Amendment No. 2 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties

-2- expressly relate to an earlier date in which case they shall be true and correct in all material respects as of such earlier date; provided, that, to the extent that any such representations and warranties are qualified by materiality, material adverse effect or similar language, such representations and warranties shall be true and correct in all respects. (B) After giving effect to this Amendment No. 2, no Default or Event of Default has occurred and is continuing. SECTION 5. Applicable Law; Waiver of Jury Trial. This Amendment No. 2 shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Section 12.5 and Section 12.6 of the Original Credit Agreement are incorporated herein by reference mutatis mutandis. SECTION 6. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment No. 2 and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment No. 2. SECTION 7. Counterparts. This Amendment No. 2 and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment No. 2 (each, a “Communication”), including Communications required to be in writing, may, if agreed by Bank of America, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to Bank of America. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Bank of America may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of Bank of America’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Bank of America is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Bank of America pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Bank of America has agreed to accept such Electronic Signature, Bank of America shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (b) upon the request of Bank of America any Electronic Signature shall be promptly followed by a manually executed, original counterpart.

[Signature Page to Amendment No. 2] BMO BANK N.A., as a Revolving Credit Lender By: Name: Joshua Hovermale Title: Managing Director

[Signature Page to Amendment No. 2] The undersigned evidences its consent to the amendments reflected in this Amendment No. 2. TD BANK, N.A., as a Revolving Credit Lender By: Name: Richard A. Zimmerman Title: Managing Director

A-1 EXHIBIT A [See Attached]

Exhibit A

MARKED VERSION REFLECTING CHANGES
PURSUANT TO SECOND AMENDMENT
ADDED TEXT SHOWN **UNDERSCORED**
DELETED TEXT SHOWN ~~**STRIKETHROUGH**~~

Published Deal CUSIP #	25827PAA0
Revolver Facility CUSIP #	25827PAB8

CREDIT AGREEMENT

dated as of August 10, 2021

(as amended by ~~the~~ Amendment No. 1, dated as of October 4, 2022, and Amendment No. 2, dated as of July 1, 2024)
by and among

DORMAN PRODUCTS, INC.,
as Borrower,

the Lenders referred to herein,
as Lenders,

and

BANK OF AMERICA, N.A.,
as Administrative Agent and
Swingline Lender

BANK OF AMERICA, N.A.,
PNC CAPITAL MARKETS LLC and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers, Joint Bookrunners and Issuing Lenders
PNC CAPITAL MARKETS LLC,
WELLS FARGO BANK, N.A. and
BMO CAPITAL MARKETS CORP.,
as Co-Syndication Agents

TD BANK, N.A.,
as Co-Documentation Agent

BANK OF AMERICA, N.A.,
PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC and
BMO CAPITAL MARKETS CORP.,
as Amendment No. 1 Lead Arrangers

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS 1

Section 1.1	Definitions	1
Section 1.2	Other Definitions and Provisions	41
Section 1.3	Accounting Terms.	41
Section 1.4	UCC Terms	42
Section 1.5	Rounding	42
Section 1.6	References to Agreement and Laws	42
Section 1.7	Times of Day	42
Section 1.8	Guarantees/Earn-Outs	42
Section 1.9	Covenant Compliance Generally	42
Section 1.10	Limited Condition Acquisitions	43
Section 1.11	[Reserved]	44
Section 1.12	Divisions	44
Section 1.13	Pro Forma Calculations	44
Section 1.14	Letter of Credit Amounts	45
Section 1.15	Delayed Draw Term Loans	45

ARTICLE II CREDIT FACILITY 45

Section 2.1	Revolving Credit Loans and Amendment No. 1 Term Loans	45
Section 2.2	Swingline Loans.	46
Section 2.3	Procedure for Advances of Revolving Credit Loans, Term Loans and Swingline Loans.	47
Section 2.4	Repayment and Prepayment of Loans.	~~48~~49
Section 2.5	Permanent Reduction of the Revolving Credit Commitment.	~~49~~50
Section 2.6	Termination of Revolving Credit Facility	50

ARTICLE III LETTER OF CREDIT FACILITY 50

Section 3.1	L/C Facility.	50

ARTICLE IV TERM LOAN FACILITY 59

Section 4.1	[Reserved]	59
Section 4.2	[Reserved]	59
Section 4.3	Repayment of Term Loans	59
Section 4.4	Prepayments of Term Loans	59

ARTICLE V GENERAL LOAN PROVISIONS 61

Section 5.1	Interest.	61
Section 5.2	Notice and Manner of Conversion or Continuation of Loans	62
Section 5.3	Fees.	62
Section 5.4	Manner of Payment	63
Section 5.5	Evidence of Indebtedness.	63
Section 5.6	Sharing of Payments by Lenders	64
Section 5.7	Administrative Agent's Clawback.	64
Section 5.8	Changed Circumstances.	66
Section 5.9	Indemnity	69
Section 5.10	Increased Costs.	69
Section 5.11	Taxes.	70

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Section 5.12	Mitigation Obligations; Replacement of Lenders.	73
Section 5.13	Incremental Loans.	75
Section 5.14	Cash Collateral	78
Section 5.15	Defaulting Lenders.	79
Section 5.16	Amend and Extend Transactions.	81
Section 5.17	Refinancing Term Loans.	82
Section 5.18	Replacement Revolving Commitments.	84
ARTICLE VI CONDITIONS OF CLOSING AND BORROWING		85
Section 6.1	Conditions to Closing and Initial Extensions of Credit	85
Section 6.2	Conditions to All Extensions of Credit	89
Section 6.3	[Reserved].	89
ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES		89
Section 7.1	Organization; Power; Qualification	89
Section 7.2	Ownership	90
Section 7.3	Authorization; Enforceability	90
Section 7.4	Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc	90
Section 7.5	Compliance with Law; Governmental Approvals	91
Section 7.6	Tax Returns and Payments	91
Section 7.7	Intellectual Property Matters	91
Section 7.8	Environmental Matters	91
Section 7.9	Employee Benefit Matters.	92
Section 7.10	Margin Stock	93
Section 7.11	Government Regulation	93
Section 7.12	[Reserved].	93
Section 7.13	[Reserved].	93
Section 7.14	Burdensome Provisions	93
Section 7.15	Financial Statements	93
Section 7.16	No Material Adverse Change	93
Section 7.17	Solvency	93
Section 7.18	Title to Properties	93
Section 7.19	Litigation	94
Section 7.20	Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.	94
Section 7.21	[Reserved].	94
Section 7.22	[Reserved].	94
Section 7.23	Disclosure	94
ARTICLE VIII AFFIRMATIVE COVENANTS		95
Section 8.1	Financial Statements and Budgets	95
Section 8.2	Certificates; Other Reports	96
Section 8.3	Notice of Litigation and Other Matters	97
Section 8.4	Preservation of Corporate Existence and Related Matters	98
Section 8.5	Maintenance of Property and Licenses.	98
Section 8.6	Insurance	98
Section 8.7	Accounting Methods and Financial Records	99
Section 8.8	Payment of Taxes	99
Section 8.9	Compliance with Laws and Approvals	99
Section 8.10	Environmental Laws	99
Section 8.11	Compliance with ERISA	99
Section 8.12	Transactions with Affiliates	99

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Section 8.13	Visits and Inspections	100
Section 8.14	Additional Subsidiaries.	100
Section 8.15	Use of Proceeds.	102
Section 8.16	Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions	102
Section 8.17	Further Assurances	102
Section 8.18	Lines of Business	103
Section 8.19	Fiscal Year End	103
Section 8.20	Collateral Reinstatement	103
Section 8.21	Post-Closing Actions	103
ARTICLE IX NEGATIVE COVENANTS		103
Section 9.1	Indebtedness	103
Section 9.2	Liens	107
Section 9.3	Investments	109
Section 9.4	Fundamental Changes	111
Section 9.5	Asset Dispositions	112
Section 9.6	Restricted Payments	113
Section 9.7	[Reserved]	114
Section 9.8	[Reserved].	114
Section 9.9	[Reserved].	114
Section 9.10	[Reserved].	114
Section 9.11	[Reserved].	114
Section 9.12	[Reserved].	114
Section 9.13	Financial Covenants	114
ARTICLE X DEFAULT AND REMEDIES		114
Section 10.1	Events of Default	114
Section 10.2	Remedies	116
Section 10.3	Rights and Remedies Cumulative; Non-Waiver; Etc.	117
Section 10.4	Crediting of Payments and Proceeds	118
Section 10.5	Administrative Agent May File Proofs of Claim	119
Section 10.6	[Reserved].	119
Section 10.7	[Reserved].	119
ARTICLE XI THE ADMINISTRATIVE AGENT		119
Section 11.1	Appointment and Authority.	119
Section 11.2	Rights as a Lender	120
Section 11.3	Exculpatory Provisions	120
Section 11.4	Reliance by the Administrative Agent	121
Section 11.5	Delegation of Duties	122
Section 11.6	Resignation of Administrative Agent.	122
Section 11.7	Non-Reliance on Administrative Agent, the Arranger and Other Lenders	123
Section 11.8	No Other Duties, Etc	124
Section 11.9	Administrative Agent May File Proofs of Claim; Credit Bidding	124
Section 11.10	Collateral and Guaranty Matters	125
Section 11.11	Secured Hedge Obligations and Secured Cash Management Obligations	126
Section 11.12	Certain ERISA Matters.	126
Section 11.13	Recovery of Erroneous Payments	127
Section 11.14	Withholding Tax	128
ARTICLE XII MISCELLANEOUS		128

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Section 12.1 Notices. 128Section 12.2 Amendments, Waivers and Consents 131Section 12.3 Expenses; Indemnity. 134Section 12.4 Right of Setoff 136Section 12.5 Governing Law; Jurisdiction, Etc. 137Section 12.6 Waiver of Jury Trial 137138Section 12.7 Reversal of Payments 138Section 12.8 Injunctive Relief 138Section 12.9 Successors and Assigns; Participations. 138Section 12.10 Treatment of Certain Information; Confidentiality 143Section 12.11 Performance of Duties 144Section 12.12 All Powers Coupled with Interest 144Section 12.13 Survival. 144Section 12.14 Titles and Captions 144Section 12.15 Severability of Provisions 144Section 12.16 Counterparts; Integration; Effectiveness; Electronic Execution. 145Section 12.17 Term of Agreement 145Section 12.18 USA PATRIOT Act; Anti-Money Laundering Laws 145146Section 12.19 Independent Effect of Covenants 146Section 12.20 No Advisory or Fiduciary Responsibility. 146Section 12.21 [Reserved]. 147Section 12.22 Inconsistencies with Other Documents 147Section 12.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 147Section 12.24 Acknowledgement Regarding Any Supported QFCs 147iv

EXHIBITS

Exhibit A-1	Form of Revolving Credit Note
Exhibit A-2	Form of Swingline Note
Exhibit A-3	Form of Term Loan Note
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Notice of Account Designation
Exhibit D	Form of Notice of Prepayment
Exhibit E	Form of Notice of Conversion/Continuation
Exhibit F	Form of Officer's Compliance Certificate
Exhibit G	Form of Assignment and Assumption
Exhibit H-1	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Lenders)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (Non-Partnership Foreign Participants)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (Foreign Participant Partnerships)
Exhibit H-4	Form of U.S. Tax Compliance Certificate (Foreign Lender Partnerships)

SCHEDULES

Schedule 1.1(a)	Existing Letters of Credit
Schedule 1.1(b)	Commitments and Commitment Percentages
Schedule 7.2	Subsidiaries and Capitalization
Schedule 7.18	Real Property
Schedule 7.19	Litigation
Schedule 8.12	Transactions with Affiliates
Schedule 8.21	Post-Closing Actions
Schedule 9.1	Existing Indebtedness
Schedule 9.2	Existing Liens
Schedule 9.3	Existing Loans, Advances and Investments

v

CREDIT AGREEMENT, dated as of August 10, 2021, by and among DORMAN PRODUCTS, INC., a Pennsylvania corporation, as Borrower, the lenders who are party to this Agreement and the lenders who may become a party to this Agreement pursuant to the terms hereof, as Lenders, and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

WHEREAS, pursuant to the Acquisition Agreement, Merger Sub will merge with and into the Acquired Company, with the Acquired Company surviving the merger as a direct wholly-owned subsidiary of the Borrower. Such transaction is referred to herein as the "DPL Acquisition". In connection with the DPL Acquisition, and to provide a portion of the financing therefor, the Borrower has entered into this Agreement. The Borrower has requested, and subject to the terms and conditions set forth in this Agreement, the Administrative Agent and the Lenders have agreed to extend, certain credit facilities to the Borrower pursuant to the terms hereof.

WHEREAS, in connection with the Super ATV Acquisition (as defined in Amendment No. 1), this Agreement is being amended pursuant to Amendment No. 1 in order to (i) establish the Amendment No. 1 Term Loans in an aggregate principal amount of $500,000,000, (ii) extend the maturity of the Revolving Credit Commitments and (iii) implement Term SOFR-based pricing in lieu of LIBOR-based pricing.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

"Acquired Company" means DPL Holding Corporation, a Delaware corporation.

"Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party or any of its Subsidiaries (a) acquires any business or all or substantially all of the assets of any Person, or division thereof, whether through the purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of members of the board of directors or the equivalent governing body (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

"Acquisition Agreement" means that certain Agreement and Plan of Merger, dated as of June 25, 2021, by and among the Borrower, the Acquired Company, Merger Sub and SBF II Representative Corp., solely in its capacity as the Equityholder Representative (as defined therein) (including all schedules and exhibits thereto).

"Administrative Agent" means Bank of America, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 11.6.

"Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 12.1(c).

"Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) UK Financial Institution.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agent Parties" has the meaning assigned thereto in Section 12.1(e).

"Aggregate Commitments" means the Commitments of all the Lenders.

"Agreement" means this Credit Agreement.

"Amendment No. 1" means that certain Amendment No. 1 to the Credit Agreement dated as of October 4, 2022 by and among the Borrower, the Subsidiary Guarantors party thereto, the Amendment No. 1 Term Loan Lenders party thereto, the Revolving Credit Lenders party thereto and the Administrative Agent.

"Amendment No. 1 Effective Date" means October 4, 2022.

"Amendment No. 1 Lead Arranger" means Bank of America, N.A., PNC Capital Markets LLC, Wells Fargo Securities, LLC and BMO Capital Markets Corp. in their respective capacities, individually, as a joint bookrunner and a joint lead arranger in connection with Amendment No. 1.

"Amendment No. 1 Term Loan" has the meaning assigned thereto to Section 2.1(b).

"Amendment No. 1 Term Loan Commitment" means (a) as to any Lender, the obligation of such Lender to make an Amendment No. 1 Term Loan to the account of the Borrower hereunder on the Amendment No. 1 Effective Date in an aggregate principal amount equaling the amount set forth opposite such Lender's name on Schedule 1.1(b), as such amount may be increased, reduced or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Amendment No. 1 Term Loan Lenders, the Aggregate Commitments of all Amendment No. 1 Term Loan Lenders to make such Term Loans. The aggregate Amendment No. 1 Term Loan Commitment with respect to the Amendment No. 1 Term Loan of all Amendment No. 1 Term Loan Lenders on the Amendment No. 1 Effective Date shall be $500,000,000. The Amendment No. 1 Term Loan Commitment of each Amendment No. 1 Term Loan Lender as of the Amendment No. 1 Effective Date is set forth opposite the name of such Amendment No. 1 Term Loan Lender on Schedule 1.1(b).

"Amendment No. 1 Term Loan Lender" means any Lender with Amendment No. 1 Term Loan Commitments and/or outstanding Amendment No. 1 Term Loans.

"Amendment No. 1 Term Loan Maturity Date" means the first to occur of (a) the date that it is the five-year anniversary of the Amendment No. 1 Effective Date and (b) the date of acceleration of the Term Loans pursuant to Section 10.2(a).

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"Anti-Corruption Laws" means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

"Anti-Money Laundering Laws" means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules applicable to a Credit Party, its subsidiaries or Affiliates related to terrorism financing or money laundering, including any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the "Bank Secrecy Act," 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

"Applicable Law" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, official administrative pronouncements, interpretations (having the force of law) and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

"Applicable Margin" means the corresponding percentages *per annum* as set forth below based on the Total Net Leverage Ratio:

Pricing Level	**Total Net Leverage Ratio**	**Applicable Margin for Term SOFR Loans and Letters of Credit**	**Applicable Margin for Base Rate Loans**	**Commitmen t Fee**
I	Greater than or equal to 3.00 to 1.00	2.000%	1.000%	0.250%
II	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	1.750%	0.750%	0.225%
III	Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00	1.500%	0.500%	0.200%
IV	Greater than or equal to 1.50 to 1.00 but less than 2.00 to 1.00	1.375%	0.375%	0.175%
V	Greater than or equal to 0.50 to 1.00 but less than 1.50 to 1.00	1.250%	0.250%	0.150%
VI	Less than 0.50 to 1.00	1.000%	0.000%	0.125%

The Applicable Margin shall be determined and adjusted quarterly on the date five (5) Business Days after the day on which the Borrower provides an Officer's Compliance Certificate pursuant to Section 8.2(a) for the most recently ended fiscal quarter of the Borrower (each such date, a "Calculation Date"); provided that (a) the Applicable Margin shall be based on Pricing Level III until the first Calculation Date occurring after the Amendment No. 1 Effective Date that is the end of the first fiscal quarter that began on or after the Amendment No. 1 Effective Date (the "First Calculation Date") and, thereafter the Pricing Level shall be determined by reference to the Total Net Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Borrower preceding such Calculation Date and adjusted on such fifth Business Day following the delivery of such Officer's Compliance Certificate as referred to above. The applicable Pricing Level shall be effective from the Amendment No. 1 Effective Date until then First Calculation Date and then from one Calculation Date until the next Calculation Date. Any adjustment in the Pricing Level shall be applicable to all Extensions of Credit then existing or subsequently made or issued.

Notwithstanding the foregoing, in the event that any financial statement or Officer's Compliance Certificate delivered pursuant to Section 8.1 or 8.2(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Extension of Credit is

3

outstanding when such inaccuracy is discovered or such financial statement or Officer's Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an "Applicable Period") than the Applicable Margin applied for such Applicable Period, then (A) the Borrower shall immediately deliver to the Administrative Agent a corrected Officer's Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Total Net Leverage Ratio in the corrected Officer's Compliance Certificate were applicable for such Applicable Period, and (C) the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 5.4. Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 5.1(b) and 10.2 nor any of their other rights under this Agreement or any other Loan Document. The Borrower's obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

"Applicable Percentage" means in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender's Revolving Credit Commitment at such time, subject to adjustment as provided in Section 5.15. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the Issuing Lenders to make L/C Credit Extensions have been terminated pursuant to Section 10.2, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any Lender's status as a Defaulting Lender at the time of determination. The initial Applicable Percentage of each Lender in respect of each Credit Facility is set forth opposite the name of such Lender on Schedule 1.1(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

"Applicable Revolving Credit Percentage" means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender's Applicable Percentage in respect of the Revolving Credit Facility at such time.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Arranger" means, (i) as of the Closing Date, each of Bank of America, N.A., PNC Capital Markets LLC and Wells Fargo Securities, LLC, in its capacity as joint lead arranger and joint bookrunner, and (ii) with respect to Amendment No. 1 and thereafter, each Amendment No. 1 Lead Arranger.

"Asset Disposition" means the sale, transfer, exclusive license, lease or other disposition of any Property (including any disposition of Equity Interests and any disposition of Property in connection with a Sale Leaseback Transaction) by any Credit Party or any Subsidiary thereof, and any issuance of Equity Interests by any Subsidiary of the Borrower to any Person that is not a Credit Party or any Subsidiary thereof.

"Assignment and Assumption" means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 12.9), and accepted by the Administrative Agent, in substantially the form attached as Exhibit G or any other form

4

(including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

"Attributable Indebtedness" means, on any date of determination, (a) in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

"ATV Refinancing" means the repayment in full and payments of all amounts outstanding under (i) that certain Third Amended and Restated Loan Agreement dated December 23, 2021 (as amended through the Amendment No. 1 Effective Date) by and between Old National Bank and Super ATV, LLC, (ii) that certain Business Loan Agreement dated February 11, 2022 (as amended through the Amendment No. 1 Effective Date) by and among Old National Bank, Madison Commercial Properties, LLC and Super ATV, LLC and (iii) that certain Business Loan Agreement dated February 11, 2022 (as amended through the Amendment No. 1 Effective Date) by and among Old National Bank, Clifty Commercial Properties, LLC and Super ATV, LLC, and the payoff letters and Lien releases delivered in connection therewith.

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank of America" means Bank of America, N.A..

"Bankruptcy Code" means 11 U.S.C. §§ 101 *et seq*.

"Base Rate" means at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 0.50% and (c) Term SOFR for an Interest Period of one (1) month plus one percent (1%); each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or Term SOFR (provided that clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable). Notwithstanding the foregoing, in no event shall the Base Rate be less than zero percent (0%).

"Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

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"Benefit Plan" means any of (a) an "employee benefit plan" (as defined in ERISA) that is subject to Title I of ERISA, (b) a "plan" as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such "employee benefit plan" or "plan".

"Borrower" means Dorman Products, Inc., a Pennsylvania corporation.

"Borrower Materials" has the meaning assigned thereto in Section 8.2.

"Borrowing" means a Revolving Credit Borrowing, a Borrowing of Swingline Loans, or Borrowing of Term Loans, as the context may require.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located.

"Calculation Date" has the meaning assigned thereto in the definition of "Applicable Margin".

"Capital Expenditures" means, with respect to the Borrower and its Subsidiaries on a Consolidated basis, for any period, (a) the additions to property, plant and equipment and other capital expenditures that are (or would be) set forth in a consolidated statement of cash flows of such Person for such period prepared in accordance with GAAP and (b) Capital Lease Obligations during such period, but excluding (i) expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person and (ii) any expenditure to the extent constituting Permitted Acquisition Consideration.

"Capital Lease Obligations" of any Person means, subject to Section 1.3(b), the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Cash Collateralize" means, to deposit in a deposit account subject to sole dominion and control of the Administrative Agent or to pledge and deposit with, or deliver to the Administrative Agent, or directly to the applicable Issuing Lender (with notice thereof to the Administrative Agent), for the benefit of one or more of the Issuing Lenders, the Swingline Lender or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations or Swingline Loans, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Lender and the Swingline Lender shall agree, in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent, such Issuing Lender and the Swingline Lender, as applicable. "Cash Collateral" shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

"Cash Equivalents" means, collectively, (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one hundred eighty (180) days from the date of acquisition thereof; (b) marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision of any such state, commonwealth or territory, as applicable, maturing within one hundred eighty (180) days from the date of acquisition thereof and having, at the time of the acquisition thereof, one of the two highest ratings obtainable from either S&P, Moody's or Fitch; (c) commercial paper maturing no more than one hundred

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eighty (180) days from the date of creation thereof and currently having a rating of at least A-1 from S&P, P-1 from Moody's or F1 from Fitch; (d) certificates of deposit maturing no more than one hundred eighty (180) days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency; (e) repurchase agreements entered into by any Person with a commercial bank described in clause (d) above (including any of the Lenders) for direct obligations issued or fully guaranteed by the United States; (f) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and (g) shares of any money market mutual fund that: (i) has at least ninety-five percent (95%) of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above; (ii) has net assets of not less than $2,000,000,000; and (iii) has the highest rating obtainable from either S&P or Moody's.

"Cash Management Agreement" means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card (including non-card electronic payables and purchasing cards), electronic funds transfer and other cash management arrangements.

"CFC" means a Foreign Subsidiary that is a "controlled foreign corporation" under Section 957 of the Code.

"CFC Holdco" means a Domestic Subsidiary that owns no material assets other than Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries that are CFCs.

"Change in Control" means an event or series of events by which any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a "person" or "group" shall be deemed to have "beneficial ownership" of all Equity Interests that such "person" or "group" has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an "option right")), directly or indirectly, of more than thirty-five percent (35%) of the Equity Interests of the Borrower entitled to vote for members of the board of directors (or equivalent governing body) of the Borrower on a fully diluted basis (and taking into account all such securities that such "person" or "group" has the right to acquire pursuant to any option right).

"Change in Law" means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law", regardless of the date enacted, adopted, implemented or issued.

"Class" means, when used in reference to any Loan, whether such Loan is a Revolving Credit Loan, Swingline Loan, Amendment No. 1 Term Loan or Incremental Term Loan and, when used in

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reference to any Commitment, whether such Commitment is a Revolving Credit Commitment, Amendment No. 1 Term Loan Commitment or an Incremental Term Loan Commitment.

"Closing Date" means August 10, 2021.

"CME" means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Funding Rate (SOFR) (or any successor administrator).

"Co-Documentation Agents" means, (i) as of the Closing Date, each of BMO Harris Bank N.A. and TD Bank, N.A. and (ii) with respect to Amendment No. 1 and thereafter, TD Bank, N.A.

"Co-Syndication Agents" means, (i) as of the Closing Date, each of PNC Capital Markets LLC and Wells Fargo Bank, N.A., in its capacity as co-syndication agent and (ii) with respect to Amendment No. 1 and thereafter, each of PNC Capital Markets LLC, Wells Fargo Bank, N.A. and BMO Capital Markets Corp., in its capacity as co-syndication agent.

"Code" means the Internal Revenue Code of 1986, as amended.

"Collateral" means the collateral security for the Secured Obligations pledged or granted pursuant to the Security Documents, including any and all property subject (or purported to be subject) to a Lien under the Security Documents.

"Collateral Agreement" means the collateral agreement, dated as of the Closing Date, executed by the Credit Parties in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

"Collateral Release" has the meaning assigned thereto in Section 11.10(ii).

"Collateral Release Date" means any date after the Closing Date on which at least two of the following ratings events shall have occurred: (a) Moody's has in effect a corporate family rating of Baa3 or higher with respect to the Borrower, (b) S&P has in effect a corporate credit rating of BBB- or higher with respect to the Borrower and (c) Fitch has in effect a corporate credit rating of BBB- or higher with respect to the Borrower.

"Collateral Release Period" means any period after the Closing Date commencing on the occurrence of a Collateral Release Date and ending on the Collateral Trigger Date, if any.

"Collateral Trigger Date" means any date after a Collateral Release Period, on which at least two of the following ratings events shall have occurred: (1) Moody's has in effect a corporate family rating of Ba1 or lower with respect to the Borrower, (b) S&P has in effect a corporate credit rating of BB+ or lower with respect to the Borrower and (c) Fitch has in effect a corporate credit rating of BB+ or lower with respect to the Borrower.

"Commitment Fee" has the meaning assigned thereto in Section 5.3(a).

"Commitment Percentage" means, as to any Lender, such Lender's Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable.

"Commitments" means, collectively, as to all Lenders, the Revolving Credit Commitments and the Amendment No. 1 Term Loan Commitments of such Lenders.

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"Committed Loan Notice" means a notice of (a) a Revolving Credit Borrowing, (b) Term Loan Borrowing or (c) a conversion of Loans from one Class to the other, which shall be substantially in the form of Exhibit B or Exhibit E, as applicable, or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 *et seq*.).

"Communication" has the meaning assigned thereto in Section 12.16(b).

"Company Group Material Adverse Effect" has the meaning assigned to the term "Company Group Material Adverse Effect" in the Acquisition Agreement as in effect on June 25, 2021.

"Conforming Changes" means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of "Base Rate", "SOFR", "Term SOFR" and "Interest Period", timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of "Business Day" and "U.S. Government Securities Business Day", timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

"Connection Income Taxes" means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

"Consolidated" means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP but, for the avoidance of doubt, excluding any Unrestricted Subsidiaries.

"Consolidated EBITDA" means for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP:

(a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period (other than in respect of clause (vii)): (i) income and franchise taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges, expenses, losses or impairments (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), including, without limitation, those relating to stock based compensation, retirement plan expenses and LIFO reserve, (iv) Transaction Costs, (v) losses, expenses, write-offs or charges that are extraordinary, unusual or non-recurring, including, without limitation, losses on the sale of equipment or swap breakage costs, (vi) restructuring or similar charges, losses or expenses (including without limitation severance, integration, facility opening and closing costs, new contracts and business optimization), including accruals or reserves, (vii) Pro Forma Synergies for such period; provided that the aggregate amount added to Consolidated EBITDA, excluding Pro Forma Synergies resulting from the DPL Acquisition and the

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Super ATV Acquisition, pursuant to the foregoing clause (vii) for any period shall not exceed twenty-five percent (25%) of Consolidated EBITDA for such period and (viii) net unrealized losses on Hedge Agreements less (c) the sum of the following, without duplication, to the extent included in determining Consolidated Net Income for such period: (i) net unrealized gains on Hedge Agreements and (ii) unusual or non-recurring gains or non-cash income (including gains on sale of equipment or business) increasing Consolidated Net Income. For purposes of this Agreement, Consolidated EBITDA shall be determined on a Pro Forma Basis.

"Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries, as of any date of determination on a Consolidated basis without duplication, the sum of the aggregate principal amount of Indebtedness outstanding as of such date of the type described in clauses (a), (c), (f) (limited to the amounts thereunder that have been drawn and not reimbursed) and (i) (but only to the extent relating to the foregoing clauses) of the definition of "Indebtedness" of the Borrower and its Subsidiaries.

"Consolidated Interest Coverage Ratio" means, for any period ending as of any date, the ratio of LTM EBITDA as of such date to Consolidated Interest Expense for the Reference Period that has most recently ended on or prior to the last day of such period.

"Consolidated Interest Expense" shall be defined as consolidated interest expense, determined in accordance with GAAP, of the Borrower and its Subsidiaries and paid in cash by the Borrower or any of its Subsidiaries, excluding, for the avoidance of doubt, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) any non-cash interest expense attributable to the movement in the mark-to-market valuation of derivative instruments pursuant to GAAP or any other non-cash interest payments.

"Consolidated Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a Consolidated basis, without duplication, in accordance with GAAP; provided that in calculating Consolidated Net Income of the Borrower and its Subsidiaries for any period, there shall be excluded (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (c) below), in which the Borrower or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Borrower or any of its Subsidiaries by dividend or other distribution during such period, (b) the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries except (i) to the extent included pursuant to the foregoing clause (a) or (ii) in connection with any calculation on a Pro Forma Basis, (c) the net income (if positive), of any Non-Guarantor Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Non-Guarantor Subsidiary to the Borrower or any Subsidiary Guarantors of such net income (i) is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary or (ii) would be subject to any taxes payable on such dividends or distributions, but in each case only to the extent of such prohibition or taxes, (d) the cumulative effect of a change in accounting principles during such period, (e) the net after-tax effect of extraordinary, non-recurring, unusual or exceptional gains, losses, charges and expenses during such period, including those related to claims or litigation, (f) the net after-tax effect of gains, losses, charges and expenses during such period attributable to (x) Asset Dispositions or the sale of Equity Interests of any Person not in the ordinary course of business, (y) disposed, closed or discontinued operations (and the disposal thereof) and (z) the early extinguishment or conversion of Indebtedness, Permitted Receivables Facilities, Hedge Agreements or other derivatives (including write-offs of deferred financing expenses and premiums paid) during such period, (g) the effects of adjustments related to purchase accounting during such period, (h) impairment

10

and amortization charges, asset write offs and write downs during such period, (i) non-cash compensation charges and expenses during such period, (j) non-cash losses, charges, expenses from earn-out obligations during such period, (k) net unrealized losses on Hedge Agreements, (l) net income or loss of Unrestricted Subsidiaries or persons that are not Subsidiaries unless received in cash during such period and (m) charges, expenses, premiums and fees incurred during such period, including financial advisory, accounting, auditor, legal and other consulting and advisory fees and any or other filing fees and expenses, or any amortization thereof, in connection with issuance of equity or debt (including the Credit Facility and any amendments, modifications or refinancing thereto, including those undertaken but not completed) and any Acquisitions, Investments or Asset Dispositions permitted under this Agreement, including those undertaken but not completed.

"Consolidated Secured Indebtedness" means, with respect to the Borrower and its Subsidiaries, as of any date of determination on a Consolidated basis without duplication, the aggregate principal amount of all Consolidated Funded Indebtedness of the Borrower and its Subsidiaries outstanding as of such date that is secured by Liens on any property or assets of the Borrower or any of its Subsidiaries.

"Consolidated Total Assets" shall mean, as of any date of determination, the amount that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Borrower as of such date of the most recently ended Reference Period.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Credit Facility" means, collectively, the Revolving Credit Facility, the Term Loan Facility, the Swingline Facility and the L/C Facility.

"Credit Parties" means, collectively, the Borrower and the Subsidiary Guarantors.

"Cumulative Available Amount" means an amount equal to (A) the sum of (a) $25,000,000; plus (b) 100% of the Net Cash Proceeds from issuances of Qualified Equity Interests of the Borrower after the Closing Date (including conversions of Indebtedness to Qualified Equity Interests of the Borrower), to the extent such Net Cash Proceeds shall not have been relied upon to incur Indebtedness pursuant to Section 9.1(o); plus (c) 50% of cumulative Consolidated Net Income (but not less than zero) beginning with the fiscal quarter in which the Closing Date occurs; plus (d) the amount of (i) all returns in cash from partial or total sales of Investments made in reliance on the Cumulative Available Amount pursuant to Section 9.3(q) and (ii) returns, repayments, profits, dividends or interest received in cash resulting from Investments made in reliance on the Cumulative Available Amount pursuant to Section 9.3(q) less (B) the cumulative amount of Investments made using the Cumulative Available Amount pursuant to Section 9.3(q).

"Customary Intercreditor Agreement" means

(i) with respect to any Indebtedness being secured on a *pari passu* basis to the Liens securing the Obligations, an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for *pari passu* intercreditor agreements governing rights and remedies with respect to collateral and control of remedies at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto; and

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(ii) with respect to any Indebtedness being secured on a junior lien basis to the Liens securing the Obligations an intercreditor agreement the terms of which are consistent with market terms (as determined by the Borrower and the Administrative Agent in good faith) for intercreditor agreements governing subordination of Liens and related intercreditor matters at the time the relevant intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

"Daily Simple SOFR" with respect to any applicable determination date means the secured overnight financing rate published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York's website (or any successor source).

"Debt Issuance" means the incurrence of any Indebtedness by any Credit Party or any of its Subsidiaries (other than any incurrence of Indebtedness permitted to be incurred by such Credit Party or Subsidiary pursuant to Section 9.1).

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default" means any of the events specified in Section 10.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

"Defaulting Lender" means, subject to Section 5.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender's determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender's obligation to fund a Loan hereunder and states that such position is based on such Lender's determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such

12

Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 5.15(b)) upon delivery of written notice of such determination to the Borrower, each Issuing Lender, the Swingline Lender and each Lender.

"Disqualified Equity Interests" means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interest into which they are convertible or for which they are exchangeable) or upon the happening of any event or condition, (a) mature or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests) (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), in whole or in part, (c) provide for the scheduled payment of dividends in cash or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Latest Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of the Borrower or its Subsidiaries or by any such plan to such officers or employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

"Disqualified Institution" means any financial institution or other Person that (i) has been specified by Borrower to the Administrative Agent in writing on or prior to June 25, 2021, (ii) is a competitor of the Borrower, the Acquired Company, Super ATV and Borrower's, Acquired Company's and Super ATV's Subsidiaries specified by Borrower to the Administrative Agent in writing on or prior to June 25, 2021 (which list of competitors may be supplemented by Borrower after the Closing Date by means of a written notice to the Administrative Agent but which supplementation shall not become effective until the next Business Day after the date such supplementation is provided), (iii) has been posted for the Lenders on the Platform and (iv) in the case of each of clauses (i) and (ii) of this definition, any of their Affiliates (which, for the avoidance of doubt, shall not include any bona fide debt investment funds or commercial banks or similar financial institutions that are Affiliates of the persons referenced in clause (ii) of this definition above) that are either (a) identified in writing by Borrower to the Administrative Agent from time to time (but which supplementation shall not become effective until the next Business Day after the date such supplementation is provided) or (b) readily identifiable solely on the basis of such Affiliate's name; provided that, for the avoidance of doubt, any such additional supplementation referred to in clause (ii) or (iv) of this definition shall not apply retroactively to any prior assignment to or by any Lender permitted hereunder at the time of such assignment; provided, further, that "Disqualified Institutions" shall exclude any Person that the Borrower has designated as no longer being a "Disqualified Institution" by written notice delivered to the Administrative Agent and the Lenders from time to time. The Lenders may disclose, on a confidential basis, the Disqualified Institutions posted on the Platform to potential lenders in connection with a bona fide potential sale.

"Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

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"Domestic Subsidiary" means any Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.

"DPL Acquisition" has the meaning assigned thereto in the Statement of Purpose.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

"Electronic Record" has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

"Electronic Signature" has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

"Eligible Assignee" means any Person that meets the requirements to be an assignee under Section 12.9(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.9(b)(iii)); provided that, subject to the provisos set forth in the definition of "Disqualified Institution", in no event shall a Disqualified Institution constitute an Eligible Assignee.

"Employee Benefit Plan" means (a) any employee benefit plan within the meaning of Section 3(3) of ERISA that is maintained for employees of any Credit Party or (b) any Pension Plan or Multiemployer Plan that has at any time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliate.

"Environmental Laws" means any and all applicable federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards (having the force of law) and regulations, permits, licenses, approvals, interpretations (having the force of law) and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous or toxic materials.

"Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages, monitoring and remediation costs and reasonable fees and expenses of attorneys and consultants), whether contingent or otherwise, including those arising out of or relating to: (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, recycling, disposal (or arrangement for such activities) of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the presence, release or disposal of

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any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Environmental Permits" means all permits, licenses, registrations, notifications and other approvals required under applicable Environmental Law.

"Equity Interests" means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (f) any and all warrants, rights or options to purchase any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder.

"ERISA Affiliate" means any Person who together with any Credit Party or any of its subsidiaries is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.

"Event of Default" means any of the events specified in Section 10.1; provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

"Exchange Act" means the Securities Exchange Act of 1934.

"Excluded Information" means information regarding the Borrower, the Subsidiaries or their respective affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such applicable transaction (including Material Non-Public Information).

"Excluded Subsidiary" means (a) [reserved], (b) any Domestic Subsidiary of a Foreign Subsidiary that is a CFC, (c) any CFC Holdco, (d) any Subsidiary that is prohibited by Applicable Law or by any contractual obligation existing on the Closing Date or existing at the time of acquisition of such Subsidiary after the Closing Date (and not incurred in contemplation of such acquisition), in each case from Guaranteeing the Obligations, but only so long as such prohibition exists, (e) any Unrestricted Subsidiary, (f) any Receivables Subsidiary, (g) any other Subsidiary with respect to which the Administrative Agent and the Borrower mutually agree that the cost of providing a Guarantee would be excessive in relation to the benefit to be afforded thereby, (h) each Immaterial Subsidiary and (i) each Subsidiary that is not Wholly-Owned; provided, however, that no Subsidiary that ceases to be Wholly-Owned after the Closing Date shall be an Excluded Subsidiary pursuant to clause (i), unless such Subsidiary ceased to be Wholly-Owned Subsidiary due to a sale, transfer or disposition of Equity Interests of such Subsidiary to a Person that is not an Affiliate of Borrower and such sale, transfer or disposition was effectuated for a bona fide business purpose.

"Excluded Swap Obligation" means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the liability of such Credit Party for or the guarantee of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any liability or guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule,

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regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the liability for or the guarantee of such Credit Party or the grant of such security interest becomes effective with respect to such Swap Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of the applicable Credit Party, including under the keepwell provisions in the Subsidiary Guaranty Agreement). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal for the reasons identified in the immediately preceding sentence of this definition.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, United States federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the applicable Commitment, or if such Lender did not fund the applicable Loan pursuant to a prior Commitment, on the date such Lender acquires the applicable interest in such Loan (other than, in each case, pursuant to an assignment request by the Borrower under Section 5.12(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 5.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender acquired the applicable interest in the applicable Loan or Commitment or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient's failure to comply with Section 5.11(g) and (d) any United States federal withholding Taxes imposed under FATCA.

"Existing Letters of Credit" means those letters of credit existing on the Closing Date and identified on Schedule 1.1(a).

"Extended Revolving Credit Commitment" means any Class of Revolving Credit Commitments the expiry of which shall have been extended pursuant to Section 5.16.

"Extended Revolving Credit Lender" means any Lender with Extended Revolving Credit Commitments and/or outstanding Extended Revolving Credit Loans.

"Extended Revolving Credit Loans" means any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.

"Extended Term Loans" means any Class of Term Loans the maturity of which shall have been extended pursuant to Section 5.16.

"Extension" has the meaning assigned thereto in Section 5.16(a).

"Extension Amendment" means an amendment to this Agreement (which may, at the option of the Administrative Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Credit Parties, the applicable extending Lenders, the Administrative Agent and, to

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the extent required by Section 5.16, the Issuing Lender and/or the Swingline Lender implementing an Extension in accordance with Section 5.16.

"Extension Offer" has the meaning assigned thereto in Section 5.16(a).

"Extensions of Credit" means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding, (iii) such Lender's Revolving Credit Commitment Percentage of the Swingline Loans then outstanding and (iv) the aggregate principal amount of Term Loans made by such Lender then outstanding, or (b) the making of any Loan or participation in any Letter of Credit by such Lender, as the context requires.

"FASB ASC" means the Accounting Standards Codification of the Financial Accounting Standards Board.

"FATCA" means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code as of the date of this Agreement (or any amended or successor version described above) and any intergovernmental agreements (and related legislation, rules or official administrative guidance) implementing the foregoing.

"FCA" means Financial Conduct Authority.

"FDIC" means the Federal Deposit Insurance Corporation.

"Federal Funds Rate" means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day's federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

"First Tier Foreign Subsidiary" means any Foreign Subsidiary, the Equity Interests of which are owned directly by any Credit Party.

"Fiscal Year" means the fiscal year of the Borrower and its subsidiaries ending on (i) for all fiscal years ended prior to 2022, the last Saturday of each December and (ii) for the 2022 fiscal year and all fiscal years thereafter, each December 31.

"Fitch" means Fitch Ratings, Inc. and any successor thereto.

"Foreign Lender" means a Lender that is not a U.S. Person.

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"Fronting Exposure" means, at any time there is a Defaulting Lender, (a) with respect to any Issuing Lender, such Defaulting Lender's Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender's Applicable Percentage of Swingline Loans other than

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Swingline Loans as to which such Defaulting Lender's participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

"Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

"Governmental Approvals" means all authorizations, consents, approvals, permits, licenses and exemptions of, and all registrations and filings with or issued by, any Governmental Authorities.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (e) for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (whether in whole or in part).

"Hazardous Materials" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances, or which are otherwise regulated, under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or Environmental Permit, (e) which are deemed by a Governmental Authority to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, or (f) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

"Hedge Agreement" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity

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contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

"Hedge Termination Value" means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

"Immaterial Subsidiary" means, as of the Closing Date and thereafter at any date of determination, any Subsidiary of the Borrower (1) whose total assets as of the last day of the most recently-ended quarter (when taken together with the total assets of the Subsidiaries of such Subsidiary as of the last day of the most recently ended quarter) were equal to or less than 5.0% of the Consolidated Total Assets at such date and (2) whose revenues for the four quarters most recently ended (when taken together with the revenues of the Subsidiaries of such Subsidiary for the Reference Period) were equal to or less than 5.0% of the revenues of the Borrower and its Subsidiaries as a whole on a Consolidated basis for such Reference Period, in each case determined in accordance with GAAP; *provided* that no Subsidiary shall be an Immaterial Subsidiary to the extent that as a result thereof (A) at the last day of the most recently-ended quarter the total assets of all Immaterial Subsidiaries were equal to or greater than 10.0% of the Consolidated Total Assets at such date or (B) the revenues of all Immaterial Subsidiaries for the Reference Period were equal to or greater than 10.0% of the revenues of the Borrower and its Subsidiaries as a whole on a Consolidated basis for such Reference Period.

"Increased Amount Date" has the meaning assigned thereto in Section 5.13(a).

"Incremental Equivalent Debt" has the meaning assigned thereto in Section 9.1(n).

"Incremental Facilities Limit" means, with respect to any proposed incurrence of additional Indebtedness under Section 5.13 or Section 9.1(n), at any time of determination, an amount equal to the sum of (I) the greater of (x) $200,000,000 and (y) 100% of LTM EBITDA at such time (this clause (I), the "Incremental Dollar Amount"), minus the aggregate principal amount of any Incremental Equivalent Debt, Incremental Term Loan Commitments, Incremental Term Loans, Incremental Revolving Credit Commitments and Incremental Revolving Credit Increases incurred or established in reliance on clause (I) above, plus (II)(A) the Revolving Credit Commitments voluntarily reduced following the Closing Date pursuant to Section 2.5 and (B) the principal amount of voluntary prepayments by the Borrower of, or redemptions or repurchases by the Borrower of, any Incremental Equivalent Debt or Term Loans (including for the avoidance of doubt, the Amendment No. 1 Term Loans or Incremental Term Loans), in each case under this clause (II) to the extent not financed with long-term Indebtedness but only to the extent the Incremental Equivalent Debt and such Incremental Term Loans so prepaid, redeemed or repurchased were secured by the Collateral on a *pari passu* basis with the Obligations (this clause (II), the

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"Incremental Repayment Amount") minus the aggregate principal amount of any Incremental Equivalent Debt, Incremental Term Loan Commitments, Incremental Term Loans, Incremental Revolving Credit Commitments and Incremental Revolving Credit Increase incurred or established in reliance on clause (II) above, plus (III) additional amounts such that, after giving effect (on a Pro Forma Basis) to (x) the incurrence of any Incremental Loans or any Incremental Equivalent Debt (without, in each case, netting the cash proceeds thereof), (y) the establishment of any Incremental Revolving Credit Commitments or Incremental Revolving Credit Increase (with such Incremental Revolving Credit Commitments and Incremental Revolving Credit Increase being deemed to be fully funded and drawn) and (z) any Permitted Acquisition consummated in connection therewith or other use of proceeds or Asset Disposition, the Secured Net Leverage Ratio would not exceed 2.75 to 1.00 (this clause (III), the "Incremental Ratio Amount"); *provided* that all or any portion of any Incremental Term Loans or Incremental Equivalent Debt incurred in reliance on the Incremental Dollar Amount or the Incremental Repayment Amount shall be reclassified as the Borrower may elect from time to time as incurred under the Incremental Ratio Amount if the Secured Net Leverage Ratio would not have exceeded 2.75 to 1.00 on a Pro Forma Basis at the time of such proposed reallocation, and if the Secured Net Leverage Ratio is 2.75 to 1.00 on a Pro Forma Basis as at the end of any subsequent fiscal quarter after initial incurrence of such Incremental Term Loans or Incremental Equivalent Debt, such reclassification shall be deemed to have automatically occurred whether or not elected by the Borrower. When incurring or establishing Incremental Term Loan Commitments, Incremental Term Loans, Incremental Revolving Credit Commitments, Incremental Revolving Credit Increases or Incremental Equivalent Debt, the Borrower shall notify the Administrative Agent in writing as to whether such Incremental Term Loan Commitments, Incremental Term Loans, Incremental Revolving Credit Commitments, Incremental Revolving Credit Increases or Incremental Equivalent Debt has been incurred or established in reliance on clause (I), (II) or (III) of this definition (or a combination of such clauses (I), (II) and/or (III)).

"Incremental Lender" has the meaning assigned thereto in Section 5.13(a).

"Incremental Loan Commitments" has the meaning assigned thereto in Section 5.13(a)(ii).

"Incremental Loans" has the meaning assigned thereto in Section 5.13(a)(ii).

"Incremental Revolving Credit Commitment" has the meaning assigned thereto in Section 5.13(a)(ii).

"Incremental Revolving Credit Increase" has the meaning assigned thereto in Section 5.13(a)(ii).

"Incremental Term Loan" has the meaning assigned thereto in Section 5.13(a)(i).

"Incremental Term Loan Commitment" has the meaning assigned thereto in Section 5.13(a)(i).

"Incremental Term Loan Lender" means any Lender with an Incremental Term Loan Commitment and/or outstanding Incremental Term Loans.

"Indebtedness" means, with respect to any Person at any date and without duplication, the sum of the following:

(a) all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b) all obligations to pay the deferred purchase price of property or services of any such Person, except: (i) Operating Leases, licenses, trade payables, and accrued liabilities, in each case arising

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in the ordinary course of business not more than one hundred twenty (120) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person; (ii) deferred compensation payable to directors, officers and employees of the Borrower or any Subsidiary so long as such compensation: (A) is incurred in the ordinary course of business and pursuant to any incentive compensation plan adopted by the board of directors of the Borrower in the ordinary course of business; and (B) is not evidenced by a note or similar written instrument (other than such incentive compensation plan's governing documentation or any grant notices issued thereunder); (iii) any purchase price adjustment, earn-out, holdback or deferred payment of a similar nature incurred in connection with an Acquisition permitted under this Agreement so long as not evidenced by a note or similar written instrument (except to the extent that the amount payable pursuant to such purchase price adjustment, earn-out, holdback or deferred payment is reflected, or would otherwise be required to be reflected, on a balance sheet prepared in accordance with GAAP); and (iv) obligations in respect of non-competition agreements or similar arrangements (except for such payments that are accounted for as acquisition consideration under GAAP);

(c) the Attributable Indebtedness of such Person with respect to such Person's Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP) and the principal amount of all obligations and liabilities of such Person under Permitted Receivables Facilities to the extent accounted for as indebtedness under GAAP;

(d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(e) all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including, without limitation, any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person;

(g) all obligations of any such Person in respect of Disqualified Equity Interests;

(h) all net obligations of such Person under any Hedge Agreements; and

(i) all Guarantees of any such Person with respect to any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. In respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the amount of such Indebtedness as of any date of determination will be the lesser of (x) the fair market value of such assets as of such date and (y) the amount of such Indebtedness as of such date.

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The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date.

"Indemnified Taxes" means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

"Indemnitee" has the meaning assigned thereto in Section 12.3(b).

"Information" has the meaning assigned thereto in Section 12.10.

"Initial Loans" means collectively, any Revolving Credit Loans or Swingline Loans made, or to be made, on the Closing Date to the Borrower by the Revolving Credit Lenders or Swingline Lender, as applicable, pursuant to Section 2.1 or 2.2, as applicable.

"Insurance and Condemnation Event" means the receipt by any Credit Party or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable by reason of theft, loss, physical destruction or damage, taking or similar event with respect to any of their respective Property.

"Interest Period" means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Notice of Borrowing or Notice of Conversion/Continuation and subject to availability; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Revolving Credit Maturity Date or the Amendment No. 1 Term Loan Maturity Date, as applicable; and

(d) there shall be no more than ten (10) Interest Periods in effect at any time.

"Investment" means, with respect to any Person, that such Person (a) purchases, owns, invests in or otherwise acquires (in one transaction or a series of transactions), directly or indirectly, any Equity Interests, interests in any partnership or joint venture (including, without limitation, the creation or capitalization of any subsidiary), evidence of Indebtedness or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, (b) makes any Acquisition or (c) makes or permits to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of Property in, any Person.

"Investment Company Act" means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), *et seq.*).

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"IP Rights" has the meaning assigned thereto in Section 7.7.

"IP Security Agreements" means the security agreements duly executed by the applicable Credit Parties for all federally registered copyrights, exclusive licenses to registered U.S. copyrights, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case as filed with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable.

"IRS" means the United States Internal Revenue Service.

"ISDA Definitions" means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

"ISP" means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time).

"Issuer Documents" means with respect to any Letter of Credit, any Letter of Credit Application, and any other document, agreement and instrument entered into by any Issuing Lender and the Borrower (or any Subsidiary) or in favor of such Issuing Lender and relating to such Letter of Credit.

"Issuing Lender" means (a) with respect to Letters of Credit issued hereunder on or after the Closing Date, (i) each Revolving Credit Lender as of the Closing Date and (ii) any other Revolving Credit Lender to the extent it has agreed in its sole discretion to act as an "Issuing Lender" hereunder and that has been approved in writing by the Borrower and the Administrative Agent (such approval by the Administrative Agent not to be unreasonably delayed or withheld) as an "Issuing Lender" hereunder, in each case in its capacity as issuer of any Letter of Credit and (b) with respect to the Existing Letters of Credit, the banks or other financial institutions set forth on Schedule 1.1(a), in its capacity as issuer thereof.

"Latest Maturity Date" means, as of any date of determination, the latest maturity date applicable to any Loans or Commitments.

"LCA Test Date" has the meaning assigned thereto in Section 1.10(a).

"L/C Advance" means, with respect to each Revolving Credit Lender, such Lender's funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage.

"L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

"L/C Commitment" means, with respect to each Issuing Lender, the commitment of such Issuing Lender to issue Letters of Credit hereunder. The initial amount of each Issuing Lender's Letter of Credit Commitment is set forth on Schedule 1.1(b), or if an Issuing Lender has entered into an Assignment and Assumption or has otherwise assumed a Letter of Credit Commitment after the Closing Date, the amount set forth for such Issuing Lender as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. The Letter of Credit Commitment of an Issuing Lender may be modified from time to time by agreement between such Issuing Lender and the Borrower, and notified to the Administrative Agent.

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"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

"L/C Disbursement" shall mean a payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit.

"L/C Facility" means the letter of credit facility established pursuant to Article III.

"L/C Obligations" means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.14. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be "outstanding" in the amount so remaining available to be drawn.

"L/C Participants" means, with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the applicable Issuing Lender.

"L/C Sublimit" means the lesser of (a) $60,000,000 and (b) the Revolving Credit Commitment. The L/C Sublimit is part of, and not in addition to, the Revolving Credit Facility.

"Lender" means each Person executing this Agreement as a Lender on the Closing Date and any other Person that shall have become a party to this Agreement as a Lender pursuant to an Assignment and Assumption or pursuant to Section 5.13, other than any Person that ceases to be a party hereto as a Lender pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

"Lender Joinder Agreement" means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent delivered in connection with Section 5.13.

"Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Extensions of Credit.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable Issuing Lender.

"Letter of Credit Availability Period" means the period from and including the Closing Date to the earliest of (i) the fifth (5th) Business Day prior to the Revolving Credit Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.5, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the Issuing Lenders to make L/C Credit Extensions pursuant to Section 10.2.

"Letter of Credit Fee" has the meaning assigned thereto in Section 3.1(j).

"Letter of Credit Report" has the meaning assigned thereto in Section 3.1(q).

"Letters of Credit" means the collective reference to letters of credit issued pursuant to Section 3.1 and the Existing Letters of Credit.

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"Lien" means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement relating to such asset.

"Limited Condition Acquisition" means any Acquisition that (a) is not prohibited hereunder, and (b) is financed in whole or in part with a substantially concurrent incurrence of Incremental Loans or Incremental Equivalent Debt, and (c) is not conditioned on the availability of, or on obtaining, third-party financing.

"Loan Documents" means, collectively, this Agreement (including Amendment No. 1), each Note, the Letter of Credit Applications, the Security Documents (other than during a Collateral Release Period), the Subsidiary Guaranty Agreement, Amendment No. 1 and each other document, instrument, certificate and agreement executed and delivered by the Credit Parties or any of their respective subsidiaries in favor of or provided to the Administrative Agent or any Secured Party in connection with this Agreement or otherwise referred to herein or contemplated hereby (excluding any Secured Hedge Agreement and any Secured Cash Management Agreement).

"Loans" means the collective reference to the Revolving Credit Loans, the Amendment No. 1 Term Loans, the Incremental Term Loans and the Swingline Loans, and "Loan" means any of such Loans.

"LTM EBITDA" means, at any time of determination, Consolidated EBITDA for the most recently completed Reference Period at such time.

"Material Adverse Effect" means, with respect to the Borrower and its Subsidiaries, (a) a material adverse effect on the operations, business, assets or financial condition of such Persons, taken as a whole, (b) a material impairment of the ability of any such Person to perform its payment obligations under the Loan Documents to which it is a party, (c) a material impairment of the rights and remedies of the Administrative Agent, any Agent or any Lender under any Loan Document or (d) an impairment of the legality, validity, binding effect or enforceability against any Credit Party of any Loan Document to which it is a party.

"Material Non-Public Information" means information which is (a) not publicly available (or could not be derived from publicly available information) and (b) material (as reasonably determined by the Borrower) with respect to the Borrower and its Subsidiaries or their respective securities for purposes of U.S. federal and state securities law and (c) of a type that would customarily be publicly disclosed (as reasonably determined by the Borrower) in connection with any issuance by the Borrower or any of its Subsidiaries of any debt securities or equity securities issued pursuant to a public offering, Rule 144A offering or other private placement where assisted by a placement agent.

"Material Subsidiary" means any Subsidiary of the Borrower that is not an Immaterial Subsidiary.

"Merger Sub" means Senators Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower.

"Minimum Collateral Amount" means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 103% of the sum of (i) the Fronting Exposure of the Issuing Lender with respect to Letters of Credit issued and outstanding at such time and (ii) the

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Fronting Exposure of the Swingline Lender with respect to all Swingline Loans outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and each of the applicable Issuing Lenders that is entitled to Cash Collateral hereunder at such time in their sole discretion.

"Moody's" means Moody's Investors Service, Inc.

"Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Credit Party or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years, or to which any Credit Party or any ERISA Affiliate has any liability (contingent or otherwise).

"Net Cash Proceeds" means, as applicable, (a) with respect to any Asset Disposition or Insurance and Condemnation Event, the excess, if any, of the sum of all cash and Cash Equivalents received by any Credit Party or any of its Subsidiaries therefrom (including any deferred payment pursuant to, or by monetization of, a note receivable or otherwise, as and when received, and with respect to an Insurance and Condemnation Event, any insurance proceeds or condemnation awards in respect of the same actually received by or paid to or for the account of the Credit Party or any of its Subsidiaries) over the sum of (i) in the case of an Asset Disposition, all income taxes and other taxes assessed by, or reasonably estimated to be payable to, a Governmental Authority as a result of such transaction (provided that if such estimated taxes exceed the amount of actual taxes required to be paid in cash in respect of such Asset Disposition, the amount of such excess shall constitute Net Cash Proceeds), (ii) all reasonable and customary out-of-pocket fees, costs and expenses incurred in connection with such transaction or event (including, without limitation, attorneys' fees, survey costs, title premiums, fees and charges, recording taxes, fees and costs, brokerage fees and commissions, investment banker fees and other customary fees, costs and expenses) and (iii) the principal amount of, premium, if any, and interest on any Indebtedness secured by a Lien on the asset (or a portion thereof) disposed of that is *pari passu* to or senior in ranking to the Liens on such asset created by the Loan Documents, which Indebtedness is required to be repaid in connection with such transaction or event and (b) with respect to any Debt Issuance or any issuance of Equity Interests, the gross cash proceeds received by any Credit Party or any of its Subsidiaries therefrom less all reasonable and customary out-of-pocket legal, underwriting and other fees and expenses incurred in connection therewith.

"New Security Documents" has the meaning assigned thereto in Section 8.20.

"Non-Consenting Lender" means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.2 and (b) has been approved by the Required Lenders.

"Non-Defaulting Lender" means, at any time, each Lender that is not a Defaulting Lender at such time.

"Non-Guarantor Subsidiary" means any Subsidiary of the Borrower that is not a Subsidiary Guarantor.

"Notes" means the collective reference to the Revolving Credit Notes the Swingline Note and the Term Loan Notes.

"Notice of Account Designation" has the meaning assigned thereto in Section 2.3(b).

"Notice of Borrowing" has the meaning assigned thereto in Section 2.3(a).

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"Notice of Conversion/Continuation" has the meaning assigned thereto in Section 5.2.

"Notice of Prepayment" has the meaning assigned thereto in Section 2.4(c).

"Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the commencement of any case or proceeding under Debtor Relief Laws) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys' fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Credit Parties, in each case under any Loan Document, or otherwise with respect to any Loan or Letter of Credit, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and including interest, fees and expenses that accrue after the commencement by or against any Credit Party of any case or proceeding under any Debtor Relief Laws, naming such Person as the debtor in such proceeding, regardless of whether such interest, fees and expenses are allowed claims in such proceeding.

"OFAC" means the U.S. Department of the Treasury's Office of Foreign Assets Control.

"Officer's Compliance Certificate" means a certificate of the chief financial officer, treasurer or controller of Borrower substantially in the form attached as Exhibit F.

"Operating Lease" means, as to any Person as determined in accordance with GAAP, subject to Section 1.3(b), any lease of Property (whether real, personal or mixed) by such Person as lessee which is not a capital lease.

"Other Connection Taxes" means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned any interest in any Loan, Letter of Credit or Loan Document).

"Other Taxes" means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.12).

"Participant" has the meaning assigned thereto in Section 12.9(d).

"Participant Register" has the meaning assigned thereto in Section 12.9(d).

"PATRIOT Act" means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

"PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

"Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained, funded or administered for the employees of any Credit Party or any ERISA Affiliate or (b) has at any

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time within the preceding six (6) years been maintained, funded or administered for the employees of any Credit Party or any current or former ERISA Affiliates.

"Permitted Acquisition" means any Acquisition that meets all of the following requirements, which in the case of a Limited Condition Acquisition shall be subject to Section 1.10:

(a) the Person or business to be acquired shall be in a line of business that is a Permitted Business or, in the case of an Acquisition of assets, the assets acquired are useful in the business of the Borrower and its Subsidiaries as conducted immediately prior to such Acquisition;

(b) the Borrower shall be in compliance with Section 9.13 on a Pro Forma Basis after giving effect to such Acquisition and the incurrence of any Indebtedness in connection therewith;

(c) no Specified Event of Default shall have occurred and be continuing both before and after giving effect to such Acquisition and any Indebtedness incurred in connection therewith; and

(d) the Permitted Acquisition Consideration furnished by Credit Parties for Acquisitions of Persons that will be Non-Guarantor Subsidiaries or of assets that shall be held by Non-Guarantor Subsidiaries shall not exceed the greater of (x) $100,000,000 and (y) 50.00% of LTM EBITDA in the aggregate for all such Acquisitions since the Closing Date.

"Permitted Acquisition Consideration" means the aggregate amount of the purchase price, including, but not limited to, any assumed debt, earn-outs (valued at the maximum amount payable thereunder), deferred payments, or Equity Interests of the Borrower, to be paid on a singular basis in connection with any applicable Permitted Acquisition as set forth in the applicable Permitted Acquisition Documents executed by the Borrower or any of its Subsidiaries in order to consummate the applicable Permitted Acquisition.

"Permitted Acquisition Documents" means with respect to any Acquisition proposed by the Borrower or any Subsidiary Guarantor, final copies or substantially final drafts if not executed at the required time of delivery of the purchase agreement, sale agreement, merger agreement or other agreement evidencing such Acquisition, including, without limitation, all legal opinions and each other document executed, delivered, contemplated by or prepared in connection therewith and any amendment, modification or supplement to any of the foregoing.

"Permitted Business" has the meaning assigned thereto in Section 8.18.

"Permitted Liens" means the Liens permitted pursuant to Section 9.2.

"Permitted Receivables Facility" means one or more accounts receivable factoring or securitization facilities or arrangements established by the Borrower or one or more of its Subsidiaries (or established at the direction of a customer of the Borrower or a Subsidiary of Borrower) or by a Receivables Subsidiary, whereby:

(a) the Borrower or one or more of its Subsidiaries shall (i) sell, assign or otherwise transfer accounts receivable of the Borrower or its Subsidiaries directly to one or more buyers or purchasers in exchange for cash and other appropriate consideration or (ii) sell, assign, contribute or otherwise transfer accounts receivables of the Borrower or its Subsidiaries to such Receivables Subsidiary in exchange for cash, subordinated indebtedness of the Receivables Subsidiary, the issuance of letters of credit and other appropriate consideration, and the Receivables Subsidiary in turn shall sell, assign, pledge or otherwise

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transfer such accounts receivable (or undivided fractional interests therein) to buyers, purchasers or lenders (or shall otherwise borrow against such accounts receivable);

(b) except as set forth in clause (c) of this definition, no portion of the Indebtedness or any other obligation (contingent or otherwise) under such Permitted Receivables Facility shall be guaranteed by the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary, if applicable);

(c) there shall be no recourse to the Borrower or any of its Subsidiaries (other than the Receivables Subsidiary, if applicable) whatsoever other than pursuant to representations, warranties, covenants, indemnities and performance guarantees or undertakings (which shall exclude any guarantees of payment by the obligors on the accounts receivable) entered into in connection with such Permitted Receivables Facility that in the reasonable opinion of the Borrower are customary for non-recourse factoring and securitization transactions; and

(d) none of the Borrower nor any of its Subsidiaries (other than the Receivables Subsidiary, if applicable) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Permitted Receivables Facility, except as set forth in clause (c) of this definition.

"Permitted Refinancing Indebtedness" means any Indebtedness (the "Refinancing Indebtedness"), the proceeds of which are used to refinance, refund, renew, extend or replace outstanding Indebtedness (such outstanding Indebtedness, the "Refinanced Indebtedness"); provided that (a) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness (including any unused commitments thereunder) is not greater than the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement, except by an amount equal to any original issue discount thereon and the amount of unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, renewal, extension or replacement, and by an amount equal to any existing commitments thereunder that have not been utilized at the time of such refinancing, refunding, renewal, extension or replacement; (b) the final stated maturity and Weighted Average Life to Maturity of such Refinancing Indebtedness shall not be prior to or shorter than that applicable to the Refinanced Indebtedness; (c) such Refinancing Indebtedness shall not be secured by (i) Liens on assets other than assets securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement or (ii) Liens having a higher priority than the Liens, if any, securing the Refinanced Indebtedness at the time of such refinancing, refunding, renewal, extension or replacement; (d) such Refinancing Indebtedness shall not be guaranteed by or otherwise recourse to any Person other than the Person(s) to whom the Refinanced Indebtedness is recourse or by whom it is guaranteed, in each case as of the time of such refinancing, refunding, renewal, extension or replacement; (e) to the extent such Refinanced Indebtedness is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens securing the Collateral pursuant to the Security Documents), such refinancing, refunding, renewal, extension or replacement is subordinated in right of payment to the Obligations (or the Liens securing such Indebtedness shall be subordinated to the Liens securing the Collateral pursuant to the Security Documents) on terms at least as favorable to the Lenders as those contained in the documentation governing such Refinanced Indebtedness or otherwise reasonably acceptable to the Administrative Agent; (f) in the event that the Refinancing Indebtedness is unsecured Indebtedness, such Refinancing Indebtedness does not include cross-defaults (but may include cross-payment defaults and cross-defaults at the final stated maturity thereof and cross-acceleration); and (g) no Default or Event of Default shall have occurred and be continuing at the time of, or would result from, such refinancing, refunding, renewal, extension or replacement.

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Prime Rate” means, at any time, the rate of interest *per annum* publicly announced from time to time by the Administrative Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“Pro Forma Basis” means, for purposes of calculating Consolidated EBITDA for any period during which one or more Specified Transactions occurs, that such Specified Transaction (and all other Specified Transactions that have been consummated during the applicable period) shall be deemed to have occurred as of the first day of the applicable period of measurement and:

(a) all income statement items (whether positive or negative) attributable to the Property or Person disposed of in a Specified Disposition shall be excluded and all income statement items (whether positive or negative) attributable to the Property or Person acquired in a Permitted Acquisition shall be included (provided that such income statement items to be included are based upon reasonable assumptions and calculations which are expected to have a continuous impact); and

(b) in the event that any Credit Party or any Subsidiary thereof incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement, discharge, defeasance or extinguishment) any Indebtedness included in the calculations of any financial ratio or test (in each case, other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (i) during the applicable measurement period or (ii) subsequent to the end of the applicable measurement period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving *pro forma* effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the first day of the applicable measurement period and any such Indebtedness that is incurred (including by assumption or guarantee) that has a floating or formula rate of interest shall have an implied rate of interest for the applicable period determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as of the relevant date of determination.

“Pro Forma Synergies” means, without duplication, with respect to any four-quarter period, the net reduction in costs and other operating improvements or synergies that have been realized or are reasonably anticipated in good faith to be realized with respect to any Acquisition, operational change, business optimization action, new contract, restructuring activity, disposition or other strategic cost saving initiative taken or expected to be taken within eighteen (18) months of the date of such Acquisition, operational change, business optimization action, new contract, restructuring activity, disposition or other strategic cost saving initiative, so long as, in each case, such net reduction in costs and other operating improvements or synergies are reasonably identifiable and factually supportable, as if all such reductions in costs, operating improvements or synergies had been effected as of the beginning of such four-quarter period; provided that (A) the net reduction in costs and other operating improvements or synergies described in heretofore described in this definition shall be detailed in a certificate delivered to the Administrative Agent from the Borrower’s chief financial officer that outlines the specific actions taken or to be taken and the net cost reductions and other operating improvements or synergies achieved or to be achieved from each such action and certifies that such cost reductions and other operating improvements or synergies meet the criteria set forth heretofore in this definition, (B) no cost savings or

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operating expense reductions shall be added pursuant to this defined term to the extent duplicative of any expense or charges otherwise added to or included in Consolidated EBITDA or LTM EBITDA, whether a *pro forma* adjustment or otherwise, for such four-quarter period and (C) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA or LTM EBITDA pursuant to this definition to the extent occurring more than eighteen (18) months after the specified action taken in order to realize such projected cost savings and operating expense reductions.

"Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Equity Interests.

"PTE" means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

"Public Lenders" has the meaning assigned thereto in Section 8.2.

"Qualified Acquisition" means any Acquisition consummated after the Closing Date, in each case subject to Section 1.10, that (a) involves the payment of consideration in excess of $100,000,000 and (b) has been designated by the Borrower as a "Qualified Acquisition" by written notice to the Administrative Agent; provided that, except with respect to the first designation of a Qualified Acquisition, the Borrower may not designate an Acquisition as a "Qualified Acquisition" unless the required Total Net Leverage Ratio as of the end of the most recent fiscal quarter ended immediately prior to such designation then applicable pursuant to the terms of Section 9.13(b) was less than 4.00 to 1.00.

"Qualified Equity Interests" means any Equity Interests that are not Disqualified Equity Interests.

"Receivables Related Assets" means, collectively, accounts receivable, instruments, chattel paper, obligations, general intangibles and other similar assets, in each case relating to receivables sold, transferred or otherwise disposed of in accordance with this Agreement, including interests in merchandise or goods, the sale or lease of which gave rise to such receivables, related contractual rights, guarantees, insurance proceeds, collections and proceeds of all of the foregoing.

"Receivables Subsidiary" means a Wholly-Owned subsidiary of the Borrower that has been established as a "bankruptcy remote" subsidiary for the sole purpose of acquiring Receivables Related Assets under a Permitted Receivables Facility and that shall not engage in any activities other than in connection with a Permitted Receivables Facility. In jurisdictions where trusts or other funding vehicles are used to purchase Receivables Related Assets in connection with receivables securitization transactions, "Receivables Subsidiary" shall include such trusts or other funding vehicles.

"Recipient" means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Lender, as applicable.

"Reference Period" subject to Section 1.13, means, for any determination under this Agreement, the four (4) consecutive fiscal quarters of the Borrower then most recently ended for which (or at the end of which) financial statements under Section 8.1(a) or 8.1(b) have been delivered (or were required to be delivered).

"Refinancing" means the repayment of certain existing Indebtedness of the Borrower and its subsidiaries, including the Borrower's existing credit agreement dated December 7, 2017 with Wells Fargo Bank, National Association.

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"Refinancing Effective Date" has the meaning assigned thereto in Section 5.17(b).

"Refinancing Term Loan Amendment" has the meaning assigned thereto in Section 5.17(c).

"Refinancing Term Loans" has the meaning assigned thereto in Section 5.17(a).

"Register" has the meaning assigned thereto in Section 12.9(c).

"Reimbursement Obligation" means the obligation of the Borrower to reimburse any Issuing Lender pursuant to Section 5.9 for amounts drawn under Letters of Credit issued by such Issuing Lender.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Removal Effective Date" has the meaning assigned thereto in Section 11.6(b).

"Replaced Revolving Commitments" has the meaning assigned thereto in Section 5.18(a).

"Replacement Revolving Commitments" has the meaning assigned thereto in Section 5.18(a).

"Replacement Revolving Commitments Amendment" has the meaning assigned thereto in Section 5.18(c).

"Replacement Revolving Lender" has the meaning assigned thereto in Section 5.18(b).

"Required Lenders" means, at any date, Lenders having Total Credit Exposure representing more than fifty percent (50%) of the Total Credit Exposure of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

"Required Revolving Credit Lenders" means, at any time, Revolving Credit Lenders having unused Revolving Credit Commitments and Revolving Credit Exposure representing more than fifty percent (50%) of the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders. The unused Revolving Credit Commitment of, and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Credit Lenders at any time.

"Required Revolving/TLA Lenders" means, at any time, the holders of more than 50% of the sum of (i) the aggregate unused Revolving Credit Commitments and Revolving Credit Exposure of all Revolving Credit Lenders and (ii) the aggregate unpaid principal amount of the Amendment No. 1 Term Loans outstanding. The Loans of, unused Revolving Credit Commitment of, and Revolving Credit Exposure held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving/TLA Lenders at any time.

"Rescindable Amount" has the meaning as defined in Section 5.7(b).

"Resignation Effective Date" has the meaning assigned thereto in Section 11.6(a).

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

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"Responsible Officer" means, as to any Person, the chief executive officer, president, chief financial officer, controller, treasurer or assistant treasurer of such Person or any other officer of such Person designated in writing by the Borrower or such Person and reasonably acceptable to the Administrative Agent; provided that, to the extent requested thereby, the Administrative Agent shall have received a certificate of such Person certifying as to the incumbency and genuineness of the signature of each such officer. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.

"Restricted Payment" means any dividend on, or the making of any payment or other distribution on account of, or the purchase, redemption, retirement or other acquisition (directly or indirectly) of, or the setting apart assets for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of, any class of Equity Interests of any Credit Party or any Subsidiary thereof or the making of any distribution of cash, property or assets to the holders of any Equity Interests of any Credit Party or any Subsidiary thereof on account of such Equity Interests.

"Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Loans of the same Class made by each of the Revolving Credit Lenders pursuant to Section 2.1.

"Revolving Credit Commitment" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to, and to purchase participations in L/C Obligations and Swingline Loans for the account of, the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on the Register, as such amount may be modified at any time or from time to time pursuant to the terms hereof (including, without limitation, Section 5.13) and (b) as to all Revolving Credit Lenders, the Aggregate Commitments of all Revolving Credit Lenders to make Revolving Credit Loans, as such amount may be modified at any time or from time to time pursuant to the terms hereof, (including without limitation, Section 5.13). The aggregate Revolving Credit Commitment of all the Lenders on the Closing Date shall be $600,000,000. The Revolving Credit Commitment of each Revolving Credit Lender on the Closing Date is set forth opposite the name of such Lender on Schedule 1.1(b).

"Revolving Credit Commitment Percentage" means, with respect to any Revolving Credit Lender at any time, the percentage of the total Revolving Credit Commitments of all the Revolving Credit Lenders represented by such Revolving Credit Lender's Revolving Credit Commitment. If the Revolving Credit Commitments have terminated or expired, the Revolving Credit Commitment Percentages shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments.

"Revolving Credit Exposure" means, as to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Revolving Credit Lender's participation in L/C Obligations and Swingline Loans at such time.

"Revolving Credit Facility" means the revolving credit facility established pursuant to Article II (including any increase to such revolving credit facility pursuant to Section 5.13).

"Revolving Credit Lenders" means, collectively, all of the Lenders with a Revolving Credit Commitment or if the Revolving Credit Commitment has been terminated, all Lenders having Revolving Credit Exposure.

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"Revolving Credit Loan" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

"Revolving Credit Maturity Date" means the earliest to occur of (a) the five-year anniversary of the Amendment No. 1 Effective Date, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, and (c) the date of termination of the Revolving Credit Commitment pursuant to Section 10.2(a).

"Revolving Credit Note" means a promissory note made by the Borrower in favor of a Revolving Credit Lender evidencing the Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form attached as Exhibit A-1, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

"Revolving Credit Outstandings" means the sum of (a) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; plus (b) with respect to any L/C Obligations on any date, the aggregate outstanding amount thereof on such date after giving effect to any Extensions of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

"S&P" means Standard & Poor's Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.

"Sale Leaseback Transaction" means any arrangement providing for the leasing by the Borrower or any Subsidiary of any real property which is being sold, transferred or disposed of by the Borrower or such Subsidiary to a Person that is not the Borrower or an Affiliate of the Borrower.

"Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions broadly restricting or prohibiting commercial activity with such country, region or territory (including, as of the Closing Date, Cuba, Iran, North Korea, Syria, the so-called Donetsk People's Republic, the so-called Luhansk People's Republic, and the Crimea regions of Ukraine).

"Sanctioned Person" means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by, or otherwise the subject of sanctions administered or enforced by, OFAC (including, without limitation, OFAC's Specially Designated Nationals and Blocked Persons List and OFAC's Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, HM Treasury, or other relevant sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person with whom dealings are otherwise restricted or prohibited pursuant to applicable Sanctions.

"Sanctions" means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the

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European Union, any European member state, HM Treasury, the government of Canada (including those administered by the Office of the Superintendent of Financial Institutions), or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Extensions of Credit will be used, or (c) from which repayment of the Extensions of Credit will be derived.

"SEC" means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

"Secured Cash Management Agreement" means (a) any Cash Management Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Cash Management Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Cash Management Agreement is entered into.

"Secured Cash Management Obligations" means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) under any Secured Cash Management Agreement.

"Secured Hedge Agreement" means (a) any Hedge Agreement in effect on the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined as of the Closing Date or (b) any Hedge Agreement entered into after the Closing Date between or among any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) and a counterparty that is (i) a Lender, (ii) the Administrative Agent or (iii) an Affiliate of a Lender or the Administrative Agent, in each case as determined at the time such Hedge Agreement is entered into.

"Secured Hedge Obligations" means all existing or future payment and other obligations owing by any Credit Party or any of its Subsidiaries (excluding any Receivables Subsidiary) under any Secured Hedge Agreement; provided that the "Secured Hedge Obligations" of a Credit Party shall exclude any Excluded Swap Obligations with respect to such Credit Party.

"Secured Net Leverage Ratio" means, as of any date of determination, the ratio of (a)(i) Consolidated Secured Indebtedness on such date minus (ii) the lesser of (x) all Unrestricted Cash and Cash Equivalents on such date and (y) $150,000,000 to (b) LTM EBITDA.

"Secured Obligations" means, collectively, (a) the Obligations, (b) any Secured Hedge Obligations and (c) any Secured Cash Management Obligations.

"Secured Parties" means, collectively, the Administrative Agent, the Lenders, the Issuing Lenders, the holders of any Secured Hedge Obligations, the holders of any Secured Cash Management Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 11.5, any other holder from time to time of any of any Secured Obligations and, in each case, their respective successors and permitted assigns.

"Securities Act" means the Securities Act of 1933 (15 U.S.C. § 77 *et seq*.).

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"Security Documents" means the collective reference to the Collateral Agreement, the IP Security Agreements and each other agreement or writing pursuant to which any Credit Party pledges or grants a security interest in any Property or assets securing the Secured Obligations, and, after the Collateral Trigger Date, including the New Security Documents.

"SOFR" means with respect to any applicable determination date the Secured Overnight Financing Rate published on the fifth U.S. Government Securities Business Day preceding such date by the SOFR Administrator on the Federal Reserve Bank of New York's website (or any successor source); provided, however, that if such determination date is not a U.S. Government Securities Business Day, then SOFR means such rate that applied on the first U.S. Government Securities Business Day immediately prior thereto.

"SOFR Adjustment" means, 0.10% (10 basis points).

"SOFR Administrator" means the Federal Reserve Bank of New York, as the administrator of SOFR, or any successor administrator of SOFR designated by the Federal Reserve Bank of New York or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.

"Solvent" and "Solvency" mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Specified Acquisition Agreement Representations" means the representations and warranties made by the Acquired Company, its Subsidiaries or Affiliates or with respect to the Acquired Company, its Subsidiaries or its businesses in the Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its Affiliates have the right to terminate its or their obligations under the Acquisition Agreement or otherwise decline to close the DPL Acquisition as a result of a breach of any such representation or any such representation and warranty not being accurate (in each case, determined without regard to any notice requirement).

"Specified ATV Acquisition Agreement Representations" means the representations and warranties made by Super ATV, its Subsidiaries or Affiliates or with respect to Super ATV, its Subsidiaries or its businesses in the Super ATV Acquisition Agreement as are material to the interests of the Lenders (in their capacities as such), but only to the extent that the Borrower or its Affiliates have the right to terminate its or their respective obligations under the Super ATV Acquisition Agreement or otherwise decline to close the Super ATV Acquisition as a result of a breach of any such representation or any such representation and warranty not being accurate (in each case, determined without regard to any notice requirement).

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"Specified Disposition" means any Asset Disposition having gross sales proceeds in excess of the Threshold Amount.

"Specified Event of Default" means an Event of Default under any of Section 10.1(a), 10.1(b), 10.1(i) or 10.1(j).

"Specified Representations" means the representations and warranties made by the Borrower and, to the extent applicable, the other Credit Parties, set forth in Sections 7.1(a) (solely with respect to the Credit Parties), 7.1(b) (solely with respect to the Credit Parties), 7.3 (solely with respect to the Credit Parties), 7.4(b) (solely with respect to the Credit Parties) and (c) (solely with respect to the Credit Parties), 7.10, 7.11 (solely with respect to the Credit Parties and the Investment Company Act), 7.17 and 7.20 (solely with respect to the use of proceeds of any Revolving Credit Loan on the Closing Date) hereto and Section 3.4 of the Collateral Agreement.

"Specified Transactions" means (a) any Specified Disposition, (b) any Permitted Acquisition, (c) any designation of a Subsidiary as an Unrestricted Subsidiary and (d) the Transactions.

"subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Equity Interests having ordinary voting power to elect a majority of the board of directors (or equivalent governing body) or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by (directly or indirectly) or the management is otherwise controlled by (directly or indirectly) such Person (irrespective of whether, at the time, Equity Interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "subsidiary" or "subsidiaries" herein shall refer to those of the Borrower, including any Unrestricted Subsidiaries.

"Subsidiary" means any subsidiary of the Borrower; provided, however, that Unrestricted Subsidiaries (whether or not Wholly-Owned subsidiaries of the Borrower) shall be deemed not to be Subsidiaries for any purpose of this Agreement or the other Loan Documents.

"Subsidiary Guarantors" means, collectively, each Domestic Subsidiary that executes and delivers the Subsidiary Guaranty Agreement on the Closing Date (which shall include each Domestic Subsidiary in existence on the Closing Date other than Excluded Subsidiaries) and each Domestic Subsidiary which becomes a party to the Subsidiary Guaranty Agreement pursuant to Section 8.14.

"Subsidiary Guaranty Agreement" means the unconditional guaranty agreement, dated as of the Closing Date, executed by the Subsidiary Guarantors in favor of the Administrative Agent, for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

"Super ATV" has the meaning specified in Amendment No. 1.

"Super ATV Acquisition" has the meaning specified in Amendment No. 1.

"Super ATV Acquisition Agreement" has the meaning specified in Amendment No. 1.

"Swap Obligation" means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of Section 1a(47) of the Commodity Exchange Act.

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"Swingline Commitment" means the lesser of (a) $60,000,000 and (b) the Revolving Credit Commitment. The Swingline Commitment is part of, and not in addition to, the Revolving Credit Commitment.

"Swingline Facility" means the swingline facility established pursuant to Section 2.2.

"Swingline Lender" means Bank of America in its capacity as swingline lender hereunder or any successor thereto.

"Swingline Loan" means any swingline loan made by the Swingline Lender to the Borrower pursuant to Section 2.2, and all such swingline loans collectively as the context requires.

"Swingline Note" means a promissory note made by the Borrower in favor of the Swingline Lender evidencing the Swingline Loans made by the Swingline Lender, substantially in the form attached as Exhibit A-2, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

"Swingline Participation Amount" has the meaning assigned thereto in Section 2.2(b)(iii).

"Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, fines, additions to tax or penalties applicable thereto.

"Term Loan" means any Amendment No. 1 Term Loan and, if applicable, the Incremental Term Loans and the Extended Term Loans and "Term Loan" means any of such Term Loans.

"Term Loan Facility" means the term loan facility established pursuant to Article II (including any term loan facility established pursuant to Section 5.13).

"Term Loan Lender" means any Amendment No. 1 Term Loan Lender, any Incremental Term Loan Lender or any Lender of Extended Term Loans.

"Term Loan Note" means a promissory note made by the Borrower in favor of a Term Loan Lender evidencing the Term Loan made by the Term Loan Lender, substantially in the form attached as Exhibit A-3, and any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

"Term SOFR" means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, *plus* the SOFR Adjustment for such Interest Period**;** and

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(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

"Term SOFR Loan" means a Loan that bears interest at a rate based on clause (a) of the definition of "Term SOFR".

"Term SOFR Screen Rate" means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).

"Termination Event" means the occurrence of any of the following which, individually or in the aggregate, has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount in excess of the Threshold Amount: (a) a "Reportable Event" described in Section 4043 of ERISA for which the thirty (30) day notice requirement has not been waived by the PBGC, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the partial or complete withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (i) any event or condition which results in the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

"Threshold Amount" means the greater of (x) $35,000,000 and (y) 15.00% of LTM EBITDA.

"Total Credit Exposure" means, as to any Lender at any time, the unused Commitments, Revolving Credit Exposure and outstanding Term Loans of such Lender at such time.

"Total Net Leverage Ratio" means, as of any date of determination, the ratio of (a)(i) Consolidated Funded Indebtedness on such date minus (ii) the lesser of (x) all Unrestricted Cash and Cash Equivalents on such date and (y) $150,000,000 to (b) LTM EBITDA.

"Transaction Costs" means all transaction fees, expenses, charges and other amounts related to the Transactions, any Permitted Acquisitions and, to the extent permitted under this Agreement, any other Acquisition or other Investment, any Asset Disposition (other than in the ordinary course of business),

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any incurrence of Indebtedness, any issuance of Equity Interests or any amendments or waivers of the Loan Documents or any agreements or instruments relating to any other Indebtedness permitted hereunder, in each case whether or not consummated (including, without limitation, any financing fees, merger and acquisition fees, legal fees and expenses, due diligence fees or any other fees and expenses in connection with the foregoing), in each case to the extent paid within six (6) months of the closing of the Credit Facility, such Permitted Acquisition or such other event, as applicable.

"Transactions" means, collectively, (a) the execution, delivery and performance by the Borrower of this Agreement and by the Borrower and the other Credit Parties, (b) the Refinancing and the ATV Refinancing, (c) the initial Extensions of Credit, (d) the DPL Acquisition and the Super ATV Acquisition and (e) the payment of the Transaction Costs incurred in connection with the foregoing.

"UCC" means the Uniform Commercial Code as in effect in the State of New York.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"United States" and "U.S." mean the United States of America.

"Unreimbursed Amount" has the meaning specified in Section 3.1(f).

"Unrestricted Cash and Cash Equivalents" means, as of any date of determination, 100% of all cash and Cash Equivalents of the Borrower and its Subsidiaries as of such date that are held in bank accounts or securities accounts located in the United States or Canada and that would not appear as "restricted" on any financial statement required to be delivered pursuant to Section 8.1, determined on a Consolidated basis in accordance with GAAP.

"Unrestricted Subsidiary" means any subsidiary organized or acquired directly or indirectly by the Borrower after the Closing Date that the Borrower designates as an "Unrestricted Subsidiary" by written notice to the Administrative Agent; provided that, (a) immediately before and after such designation, no Event of Default shall have occurred and be continuing or would result from such designation and the Borrower shall be in compliance on a Pro Forma Basis with Section 9.13, (b) no Subsidiary may be designated as an Unrestricted Subsidiary if it is a "restricted subsidiary" or a "guarantor" (or any similar designation) for Indebtedness of any Credit Party (other than Indebtedness under this Agreement) in excess of the Threshold Amount and (c) capacity for the Investment resulting from such designation of such Unrestricted Subsidiary pursuant to Section 9.3 would exist. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the parent company of such subsidiary therein under Section 9.3 at the date of designation in an amount equal to the fair market value of such parent company's investment therein. No Unrestricted Subsidiary may own any Equity Interests of a Subsidiary; provided that, so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may designate any Unrestricted Subsidiary as a "Subsidiary" by written notice to the Administrative Agent and by complying with the applicable provisions of Section 8.17. Notwithstanding the foregoing, in no event shall (A) a subsidiary of the Borrower (whether such subsidiary is a subsidiary of the Borrower prior to such designation or will become a subsidiary of the Borrower upon such designation) be designated as an "Unrestricted

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Subsidiary" if such subsidiary holds any IP Rights or (B) the Borrower or any Subsidiary sell, transfer, exclusively license, lease or otherwise dispose of any IP Rights to an Unrestricted Subsidiary, in each case to the extent that such IP Rights are material to the business of the Borrower and its subsidiaries (taken as a whole).

"U.S. Government Securities Business Day" means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

"U.S. Person" means any Person that is a "United States person" as defined in Section 7701(a)(30) of the Code.

"U.S. Tax Compliance Certificate" has the meaning assigned thereto in Section 5.11(g).

"Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness, in each case of clauses (a) and (b), without giving effect to the application of any prior prepayment to such installment, sinking fund, serial maturity or other required payment of principal.

"Wholly-Owned" means, with respect to a subsidiary of the Borrower, that all of the Equity Interests of such subsidiary are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned subsidiaries of the Borrower (except for directors' qualifying shares or other shares required by Applicable Law to be owned by a Person other than the Borrower and/or one or more of its Wholly-Owned subsidiaries).

"Write-Down and Conversion Powers" means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.2 Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation", (d) the word "will" shall be construed to have the same meaning and effect as the word "shall", (e) any reference herein to any Person shall be construed to include such Person's successors and assigns, (f) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles

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and Sections of, and Exhibits and Schedules to, this Agreement, (h) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (i) the term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (j) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including".

Section 1.3 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at one hundred percent (100%) of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements.

Section 1.4 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term "UCC" refers, as of any date of determination, to the UCC then in effect.

Section 1.5 Rounding. Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

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Section 1.6 References to Agreement and Laws. Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including, without limitation, Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the Exchange Act, the PATRIOT Act, the Securities Act, the UCC, the Investment Company Act, the Interstate Commerce Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.7 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

Section 1.8 Guarantees/Earn-Outs. Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations guaranteed and still outstanding and the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

Section 1.9 Covenant Compliance Generally. For purposes of determining compliance under Sections 9.1, 9.2, 9.3, 9.5 and 9.6, any amount in a currency other than Dollars will be converted to Dollars in a manner consistent with that used in calculating Consolidated Net Income in the most recent annual financial statements of the Borrower and its subsidiaries delivered pursuant to Section 8.1(a) of this Agreement. Notwithstanding the foregoing, for purposes of determining compliance with Sections 9.1, 9.2 and 9.3, with respect to any amount of Indebtedness or Investment in a currency other than Dollars, no breach of any basket contained in such sections shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred; provided that for the avoidance of doubt, the foregoing provisions of this Section 1.9 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred at any time under such Sections.

Section 1.10 Limited Condition Acquisitions. In the event that the Borrower notifies the Administrative Agent in writing that any proposed Acquisition is a Limited Condition Acquisition and that the Borrower wishes to test the conditions to such Acquisition and the Indebtedness that is to be used to finance such Acquisition in accordance with this Section 1.10, then, (x) so long as agreed to by the applicable lenders providing such Indebtedness (in the case of such Indebtedness in the form of an incurrence of Incremental Loans or Incremental Equivalent Debt) and (y) in the case of such Indebtedness in the form of a Revolving Credit Borrowing, the following provisions shall apply:

(a) any condition to such Limited Condition Acquisition or such Indebtedness (including Section 6.2) that requires that no Default or Event of Default shall have occurred and be continuing at the time of such Limited Condition Acquisition or the incurrence of such Indebtedness, shall be satisfied if (i) no Default or Event of Default shall have occurred and be continuing at the time of the execution of the definitive purchase agreement, merger agreement or other acquisition agreement governing such Limited Condition Acquisition (the "LCA Test Date") and (ii) no Specified Event of Default shall have occurred and be continuing both immediately before and immediately after giving

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effect to such Limited Condition Acquisition and any Indebtedness incurred in connection therewith (including any such additional Indebtedness);

(b) any condition to such Limited Condition Acquisition or such Indebtedness (including Section 6.2) that the representations and warranties in this Agreement and the other Loan Documents shall be true and correct at the time of consummation of such Limited Condition Acquisition or the incurrence of such Indebtedness shall be deemed satisfied if (i) all representations and warranties in this Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) as of the LCA Test Date, or if such representation speaks as of an earlier date, as of such earlier date and (ii) as of the date of consummation of such Limited Condition Acquisition, (A) the representations and warranties under the relevant definitive agreement governing such Limited Condition Acquisition as are material to the lenders providing such Indebtedness shall be true and correct, but only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such agreement or otherwise decline to close such Limited Condition Acquisition as a result of a breach of such representations and warranties or the failure of those representations and warranties to be true and correct and (B) (x) in the case of such Indebtedness in the form of an incurrence of Incremental Loans or Incremental Equivalent Debt, certain of the representations and warranties in this Agreement and the other Loan Documents which are customary for similar "funds certain" financings and required by the lenders providing such Indebtedness shall be true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects); and (y) in the case of such Indebtedness in the form of a Revolving Credit Borrowing, the Specified Representations shall be true and correct in all material respects (except for any Specified Representation that is qualified by materiality or reference to Material Adverse Effect, which such Specified Representation shall be true and correct in all respects);

(c) any financial ratio test or condition to be tested in connection with such Limited Condition Acquisition and the availability of such Indebtedness (including Section 6.2) will be tested as of the LCA Test Date, in each case, after giving effect to the relevant Limited Condition Acquisition and related incurrence of Indebtedness, on a Pro Forma Basis where applicable, and, for the avoidance of doubt, (i) such ratios and baskets shall not be tested at the time of consummation of such Limited Condition Acquisition and (ii) if any of such ratios are exceeded or conditions are not met following the LCA Test Date, but prior to the closing of such Limited Condition Acquisition, as a result of fluctuations in such ratio or amount (including due to fluctuations in Consolidated EBITDA of the Borrower or the Person subject to such Limited Condition Acquisition), at or prior to the consummation of the relevant transaction or action, such ratios will not be deemed to have been exceeded and such conditions will not be deemed unmet as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken; and

(d) except as provided in the next sentence, in connection with any subsequent calculation of any ratio or basket on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated and the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such ratio or basket shall be calculated (i) on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated. Notwithstanding the foregoing, any calculation of a ratio in connection with determining the Applicable Margin and determining whether or not the Borrower is in compliance with the financial covenants set forth in Section 9.13 shall, in each case

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be calculated assuming such Limited Condition Acquisition and other transactions in connection therewith (including the incurrence or assumption of Indebtedness) have not been consummated.

The foregoing provisions shall apply with similar effect during the pendency of multiple Limited Condition Acquisitions such that each of the possible scenarios is separately tested.

Section 1.11 [Reserved].

Section 1.12 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction's laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.13 Pro Forma Calculations. Other than for purposes of determining actual (as opposed to pro forma for determining the permissibility of a Permitted Acquisition, designation of an Unrestricted Subsidiary or incurrence of Indebtedness) compliance with Section 9.13, in connection with the calculation of the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Consolidated Interest Coverage Ratio for purposes of incurring Indebtedness or Disqualified Equity Interests pursuant to a clause that requires compliance with a maximum Total Net Leverage Ratio or Secured Net Leverage Ratio or minimum Consolidated Interest Coverage Ratio under this Agreement, no effect (pro forma or otherwise) shall be given to any Indebtedness being incurred (or commitments obtained) on the same date pursuant to any fixed dollar basket or basket based on a percentage of LTM EBITDA when making such determination. Consolidated EBITDA shall be deemed to be (x) $61,939,380 for the fiscal quarter ended September 26, 2020, $61,205,890 for the fiscal quarter ended December 26, 2020, $56,409,150 for the fiscal quarter ended March 27, 2021 and $62,016,360 for the fiscal quarter ended June 26, 2021 and (y) $71,065,927 for the fiscal quarter ended September 25, 2021, $76,604,146 for the fiscal quarter ended December 25, 2021, $72,456,458 for the fiscal quarter ended March 26, 2022 and $72,647,183 for the fiscal quarter ended June 25, 2022 (and, in the case of a determination of satisfaction of a provision of Section 9.13 for determining such permissibility of any such transaction as of or for a period prior to which financial statements are first required to be delivered pursuant to Section 8.1(a) or Section 8.1(b), such provision of such Section 9.13 shall be deemed to apply as of and for the period ended June 26, 2021), in each case such determination to be made on a Pro Forma Basis for Specified Transactions occurring following the Closing Date.

Section 1.14 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.15 Delayed Draw Term Loans. Incremental Term Loans and Incremental Equivalent Debt may be structured in whole or part as delayed draw term facilities, and in such case, the determination whether such delayed draw Incremental Term Loans or Incremental Equivalent Debt would be within the Incremental Facilities Limit shall be made, either (at the option of the Borrower) at (a) the time the definitive agreements (which, in the case of an Incremental Term Loan, shall constitute the

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Lender Joinder Agreement) with respect to such delayed draw Incremental Term Loans or Incremental Equivalent Debt are entered into by the parties thereto (and in the case of this clause (a), shall assume that all such delayed draw Incremental Term Loans or Incremental Equivalent Debt has been drawn (and none of the proceeds thereof shall have been included in clause (ii) of the definition of "Secured Net Leverage Ratio" when making such determination)) or (b) upon each date that such Incremental Term Loans or Incremental Equivalent Debt is actually incurred (and none of the proceeds thereof shall have been included in clause (ii) of the definition of "Secured Net Leverage Ratio" when making such determination).

ARTICLE II
CREDIT FACILITY

Section 2.1 Revolving Credit Loans and Amendment No. 1 Term Loans.

(a) Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date as requested by the Borrower in accordance with the terms of Section 2.3; provided that (i) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not at any time exceed such Revolving Credit Lender's Revolving Credit Commitment. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Maturity Date.

(b) Subject solely to the satisfaction of the conditions set forth in Section 4 of Amendment No. 1, each Amendment No. 1 Term Loan Lender severally agrees to make a term loan (an "Amendment No. 1 Term Loan") to the Borrower on the Amendment No. 1 Effective Date in a principal amount equal to such Lender's Amendment No. 1 Term Loan Commitment as of the Amendment No. 1 Effective Date as set forth in the Amendment No. 1. Notwithstanding the foregoing, if the total Amendment No. 1 Term Loan Commitment as of the Amendment No. 1 Effective Date is not drawn on the Amendment No. 1 Effective Date, the undrawn amount shall automatically be cancelled. No Amendment No. 1 Term Loans pursuant to this Agreement may be reborrowed once repaid.

Section 2.2 Swingline Loans.

(a) Availability. Subject to the terms and conditions of this Agreement and the other Loan Documents, including, without limitation, Section 6.2(d) of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement and the other Loan Documents, the Swingline Lender may, in its sole discretion, make Swingline Loans in Dollars to the Borrower from time to time from the Closing Date to, but not including, the Revolving Credit Maturity Date; provided that (i) after giving effect to any amount requested, the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment and (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested) shall not exceed the Swingline Commitment.

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(b) Refunding.

(i) The Swingline Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swingline Lender to act on its behalf), by written notice given no later than 11:00 a.m. on any Business Day request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan as a Base Rate Loan in an amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate amount of the Swingline Loans outstanding on the date of such notice, to repay the Swingline Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 1:00 p.m. on the day specified in such notice. The proceeds of such Revolving Credit Loans shall be immediately made available by the Administrative Agent to the Swingline Lender for application by the Swingline Lender to the repayment of the Swingline Loans. No Revolving Credit Lender's obligation to fund its respective Revolving Credit Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender's failure to fund its Revolving Credit Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender's Revolving Credit Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Credit Commitment Percentage of a Swingline Loan.

(ii) The Borrower shall pay to the Swingline Lender on demand, and in any event on the Revolving Credit Maturity Date, in immediately available funds the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower irrevocably authorizes the Administrative Agent to charge any account maintained by the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages.

(iii) If for any reason any Swingline Loan cannot be refinanced with a Revolving Credit Loan pursuant to Section 2.2(b)(i), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.2(b)(i), purchase for cash an undivided participating interest in the then outstanding Swingline Loans by paying to the Swingline Lender an amount (the "Swingline Participation Amount") equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Swingline Loans then outstanding. Each Revolving Credit Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its Swingline Participation Amount. Whenever, at any time after the Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender's Swingline Participation Amount, the Swingline Lender receives any payment on account of the Swingline Loans, the Swingline Lender will distribute to such Revolving Credit Lender its Swingline Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Revolving Credit Lender's *pro rata* portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swingline Loans then due); provided that in the event that such payment received by the Swingline Lender is required to be

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returned, such Revolving Credit Lender will return to the Swingline Lender any portion thereof previously distributed to it by the Swingline Lender.

(iv) Each Revolving Credit Lender's obligation to make the Revolving Credit Loans referred to in Section 2.2(b)(i) and to purchase participating interests pursuant to Section 2.2(b)(iii) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Revolving Credit Lender or the Borrower may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article VI, (C) any adverse change in the condition (financial or otherwise) of the Borrower, (D) any breach of this Agreement or any other Loan Document by the Borrower, any other Credit Party or any other Revolving Credit Lender or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(v) If any Revolving Credit Lender fails to make available to the Administrative Agent, for the account of the Swingline Lender, any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.2(b) by the time specified in Section 2.2(b)(i) or 2.2(b)(iii), as applicable, the Swingline Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate *per annum* equal to the applicable Federal Funds Rate, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Credit Lender's Revolving Credit Loan or Swingline Participation Amount, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.

(c) Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, this Section 2.2 shall be subject to the terms and conditions of Section 5.14 and Section 5.15.

Section 2.3 Procedure for Advances of Revolving Credit Loans, Term Loans and Swingline Loans.

(a) Requests for Borrowing. The Borrower shall give the Administrative Agent irrevocable prior written notice substantially in the form of Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each Term SOFR Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be, (x) with respect to Base Rate Loans (other than Swingline Loans) in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, (y) with respect to Term SOFR Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof and (z) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (C) whether such Loan is to be a Revolving Credit Loan, Swingline Loan or a Term Loan, (D) in the case of a Revolving Credit Loan or a Term Loan, whether the Loans are to be Term SOFR Loans or Base Rate Loans, and (E) in the case of a Term SOFR Loan, the duration of the Interest Period applicable thereto; provided that if the Borrower wishes to request Term SOFR Loans having an Interest Period of twelve (12) months in duration, such notice must be received by the Administrative Agent not later than 11:00 a.m. four (4) Business Days prior to the requested date of such borrowing, whereupon the Administrative Agent shall give prompt notice to the Revolving Credit Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. If the Borrower

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fails to specify a type of Loan in a Notice of Borrowing, then the applicable Loans shall be made as Base Rate Loans. If the Borrower requests a borrowing of Term SOFR Loans in any such Notice of Borrowing, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. A Notice of Borrowing received after 11:00 a.m. shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Revolving Credit Lenders of each Notice of Borrowing.

(b) Disbursement of Revolving Credit and Swingline Loans. Not later than 1:00 p.m. on the proposed borrowing date, (i) each Revolving Credit Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.3(b) in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form attached as Exhibit C (a "Notice of Account Designation") delivered by the Borrower to the Administrative Agent or as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 5.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan requested pursuant to this Section 2.3(b) to the extent that any Revolving Credit Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of such Loan. Revolving Credit Loans to be made for the purpose of refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b).

(c) With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Section 2.4 Repayment and Prepayment of Loans.

(a) Repayment on Termination Date. The Borrower hereby agrees to repay the outstanding principal amount of (i) all Revolving Credit Loans in full on the Revolving Credit Maturity Date, and (ii) all Swingline Loans in accordance with Section 2.2(b) (but, in any event, no later than the Revolving Credit Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b) Mandatory Prepayments. If at any time the Revolving Credit Outstandings exceed the Revolving Credit Commitment, the Borrower agrees to promptly repay (and in any event within one (1) Business Day) upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Revolving Credit Lenders, Extensions of Credit in an amount equal to such excess with each such repayment applied first, to the principal amount of outstanding Swingline Loans, second to the principal amount of outstanding Revolving Credit Loans and third, with respect to any Letters of Credit then outstanding, a payment of Cash Collateral into a Cash Collateral account opened by the Administrative Agent, for the benefit of the Revolving Credit Lenders, in an amount equal to such excess (such Cash Collateral to be applied in accordance with Section 10.2(b)).

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(c) Optional Prepayments. The Borrower may at any time and from time to time prepay Revolving Credit Loans, Term Loans and Swingline Loans, in whole or in part, without premium or penalty, with irrevocable prior written notice to the Administrative Agent substantially in the form attached as Exhibit D (a "Notice of Prepayment") given not later than 11:00 a.m. (i) on the same Business Day as each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each Term SOFR Loan (in each case, or such later time approved by the Administrative Agent), specifying the date and amount of prepayment and whether the prepayment is of Term SOFR Loans, Base Rate Loans, Swingline Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Credit Lender or Term Loan Lender, as applicable. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $1,000,000 or a whole multiple of $100,000 in excess thereof with respect to Term SOFR Loans and $500,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after 11:00 a.m. shall be deemed received on the next Business Day. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof. Notwithstanding the foregoing, any Notice of Prepayment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such other identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(d) [Reserved.]

(e) Limitation on Prepayment of Term SOFR Loans. The Borrower may not prepay any Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto unless such prepayment is accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

(f) Hedge Agreements. No repayment or prepayment of the Loans pursuant to this Section 2.4 shall affect any of the Borrower's obligations under any Hedge Agreement entered into with respect to the Loans.

Section 2.5 Permanent Reduction of the Revolving Credit Commitment.

(a) Voluntary Reduction. The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior irrevocable written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof. Any reduction of the Revolving Credit Commitment shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Revolving Credit Commitment Percentage. All Commitment Fees accrued until the effective date of any termination of the Revolving Credit Commitment shall be paid on the effective date of such termination. Notwithstanding the foregoing, any notice to reduce the Revolving Credit Commitment delivered in connection with any refinancing of all of the Credit Facility with the proceeds of such refinancing or of any incurrence of Indebtedness or the occurrence of some other identifiable event or condition, may be, if expressly so stated to be, contingent upon the consummation of such refinancing or incurrence or occurrence of such identifiable event or condition and may be revoked by the Borrower in the event such contingency is not met (provided that

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the failure of such contingency shall not relieve the Borrower from its obligations in respect thereof under Section 5.9).

(b) [Reserved.]

(c) [Reserved.]

(d) Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations, as applicable, after such reduction to the Revolving Credit Commitment as so reduced, and if the aggregate amount of all outstanding Letters of Credit exceeds the Revolving Credit Commitment as so reduced, the Borrower shall be required to deposit Cash Collateral in a Cash Collateral account opened by the Administrative Agent in an amount equal to such excess. Such Cash Collateral shall be applied in accordance with Section 10.2(b). Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans and Swingline Loans (and furnishing of Cash Collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Revolving Credit Commitment and the Swingline Commitment and the Revolving Credit Facility. If the reduction of the Revolving Credit Commitment requires the repayment of any Term SOFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9 hereof.

Section 2.6 Termination of Revolving Credit Facility. The Revolving Credit Facility and the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

ARTICLE III
LETTER OF CREDIT FACILITY

Section 3.1 L/C Facility.

(a) General. The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, in addition to the Revolving Credit Loans provided for in Section 2.1, the Borrower may request that any Issuing Lender, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 3.1, issue, at any time and from time to time during the Letter of Credit Availability Period, Letters of Credit denominated in Dollars for its own account or the account of any of its Subsidiaries in such form as is acceptable to the Administrative Agent and such Issuing Lender in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Credit Commitments.

(b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Lender) to an Issuing Lender selected by it and to the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 3.1), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and

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such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application and reimbursement agreement on such Issuing Lender's standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an "Auto-Extension Letter of Credit"); provided that any such Auto-Extension Letter of Credit shall permit such Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Non-Extension Notice Date") in each such twelve-month period to be agreed upon by the Borrower and the applicable Issuing Lender at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Lender, the Borrower shall not be required to make a specific request to such Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 3.1(d); *provided*, that such Issuing Lender shall not (i) permit any such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date) or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Revolving Credit Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving Credit Lender or the Borrower that one or more of the applicable conditions set forth in Section 6.2 is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.

(c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (i) the aggregate amount of the outstanding Letters of Credit issued by any Issuing Lender shall not exceed its L/C Commitment, (ii) the aggregate L/C Obligations shall not exceed the L/C Sublimit, (iii) the Revolving Credit Exposure of any Lender shall not exceed its Revolving Credit Commitment, (iv) the sum of the total Revolving Credit Exposures of all Lenders shall not exceed the total Revolving Credit Commitments of all Lenders and (v) the Revolving Credit Outstandings shall not exceed the Revolving Credit Commitment.

(i) No Issuing Lender shall be under any obligation to issue, amend, extend, reinstate or renew any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from issuing, amending, extending, reinstating or renewing such Letter of Credit, or any Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any

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Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it;

(B) the issuance, amendment, extension, reinstatement or renewal of such Letter of Credit would violate one or more policies of such Issuing Lender applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and such Issuing Lender, the Letter of Credit is in an initial stated amount not less than $100,000, in the case of a commercial Letter of Credit, or $500,000, in the case of a standby Letter of Credit;

(D) any Revolving Credit Lender is at that time a Defaulting Lender, unless such Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such Issuing Lender (in its sole discretion) with the Borrower or such Lender to eliminate such Issuing Lender actual or potential Fronting Exposure (after giving effect to Section 5.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(ii) No Issuing Lender shall be under any obligation to amend, extend, reinstate or renew any Letter of Credit if (A) such Issuing Lender would have no obligation at such time to issue the Letter of Credit in its amended, extended, reinstated or renewed form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment, extension, reinstatement or renewal with respect to the Letter of Credit.

(d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

(e) Participations. By the issuance of a Letter of Credit (or an amendment, extension, renewal or reinstatement with respect to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the applicable Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Revolving Credit Lender, and each Revolving Credit Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Credit Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Credit Commitments.

In consideration and in furtherance of the foregoing, each Revolving Credit Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the

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applicable Issuing Lender, such Lender's Applicable Percentage of each L/C Disbursement made by an Issuing Lender not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Credit Lenders pursuant to Section 3.1(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Credit Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.3 with respect to Revolving Credit Loans made by such Revolving Credit Lender (and Section 2.3 shall apply, mutatis mutandis, to the payment obligations of the Revolving Credit Lenders pursuant to this Section 3.1), and the Administrative Agent shall promptly pay to the applicable Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 3.1(f), the Administrative Agent shall distribute such payment to the applicable Issuing Lender or, to the extent that the Revolving Credit Lenders have made payments pursuant to this clause (e) to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse an Issuing Lender for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement.

Each Revolving Credit Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender's Commitment is amended pursuant to the operation of Section 5.13 or 5.16, as a result of an assignment in accordance with Section 12.9 or otherwise pursuant to this Agreement.

If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 3.1(e), then, without limiting the other provisions of this Agreement, the applicable Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the applicable Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by such Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender's Revolving Credit Loan included in the relevant Revolving Credit Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any Issuing Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e) shall be conclusive absent manifest error.

(f) Reimbursement. If an Issuing Lender shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Issuing Lender in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 12:00 noon on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 10:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.2 or Section 2.3 that such payment be financed with a Revolving Credit Borrowing of Base Rate Loans or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Revolving Credit Borrowing of Base Rate Loans or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Credit Lender of the applicable L/C

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Disbursement, the payment then due from the Borrower in respect thereof (the "Unreimbursed Amount") and such Lender's Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the date of payment by the applicable Issuing Lender under a Letter of Credit in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.3 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the aggregate Revolving Credit Commitments and the conditions set forth in Section 6.2 (other than the delivery of a Committed Loan Notice). Any notice given by any Issuing Lender or the Administrative Agent pursuant to this Section 3.1(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(g) Obligations Absolute. The Borrower's obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 3.1 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

(i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) waiver by any Issuing Lender of any requirement that exists for such Issuing Lender's protection and not the protection of the Borrower or any waiver by such Issuing Lender which does not in fact materially prejudice the Borrower;

(v) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft;

(vi) any payment made by any Issuing Lender in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;

(vii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by any Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such

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Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.1, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will reasonably promptly notify the applicable Issuing Lender. The Borrower shall be conclusively deemed to have waived any such claim against each Issuing Lender and its correspondents unless such notice is given as aforesaid.

None of the Administrative Agent, the Lenders, any Issuing Lender, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the applicable Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by such Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Lender (as finally determined by a court of competent jurisdiction), an Issuing Lender shall be deemed to have exercised care in each such determination, and that:

(i) an Issuing Lender may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation;

(ii) an Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit;

(iii) an Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and

(iv) this sentence shall establish the standard of care to be exercised by an Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing).

Without limiting the foregoing, none of the Administrative Agent, the Lenders, any Issuing Lender, or any of their Related Parties shall have any liability or responsibility by reason of (i) any

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presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (ii) an Issuing Lender declining to take-up documents and make payment (A) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor or (B) following a Borrower's waiver of discrepancies with respect to such documents or request for honor of such documents or (iii) an Issuing Lender retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to such Issuing Lender.

(h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the applicable an Issuing Lender and the Borrower when a Letter of Credit is issued by it (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no Issuing Lender shall be responsible to the Borrower for, and no Issuing Lender's rights and remedies against the Borrower shall be impaired by, any action or inaction of any Issuing Lender required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any Issuing Lender or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.

(i) Each Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each Issuing Lender shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article XI with respect to any acts taken or omissions suffered by such Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term "Administrative Agent" as used in Article XI included such Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to such Issuing Lender.

(j) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the "Letter of Credit Fee") for each Letter of Credit equal to the Applicable Margin times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.14. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December following the Closing Date, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Margin during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Credit Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue after giving effect to Section 5.1(b).

(k) Fronting Fee and Documentary and Processing Charges Payable to Issuing Lenders. The Borrower shall pay directly to the applicable Issuing Lender for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and such Issuing Lender (but not to exceed, in any event, 0.125% per annum), computed on the daily amount available to be drawn under such Letter of Credit on a quarterly

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basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Revolving Credit Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.14. In addition, the Borrower shall pay directly to the applicable Issuing Lender for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Lender relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(l) Disbursement Procedures. The Issuing Lender for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. Such Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Lender has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Lender and the Lenders with respect to any such L/C Disbursement.

(m) Interim Interest. If the Issuing Lender for any Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 3.1, then Section 5.1(b) shall apply. Interest accrued pursuant to this clause (m) shall be for account of such Issuing Lender, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 3.1 to reimburse such Issuing Lender shall be for account of such Lender to the extent of such payment.

(n) Replacement of any Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement between the Borrower, the Administrative Agent, the replaced Issuing Lender `and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.1(j). From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term "Issuing Lender" shall be deemed to include such successor or any previous Issuing Lender, or such successor and all previous Issuing Lender, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(o) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the applicable Issuing Lender hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in

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respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower's business derives substantial benefits from the businesses of such Subsidiaries.

(p) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(q) Issuing Lender Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Lender shall, in addition to its notification obligations set forth elsewhere in this Section 3.1, provide the Administrative Agent a Letter of Credit Report ("Letter of Credit Report"), as set forth below:

(i) reasonably prior to the time that such Issuing Lender issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed);

(ii) on each Business Day on which such Issuing Lender makes a payment pursuant to a Letter of Credit, the date and amount of such payment;

(iii) on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such Issuing Lender on such day, the date of such failure and the amount of such payment;

(iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Lender; and

(v) for so long as any Letter of Credit issued by an Issuing Lender is outstanding, such Issuing Lender shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such Issuing Lender.

ARTICLE IV
TERM LOAN FACILITY

Section 4.1 [Reserved].

Section 4.2 [Reserved].

Section 4.3 Repayment of Term Loans. The Borrower shall repay the Amendment No. 1 Term Loans on the last Business Day of each of March, June, September and December commencing on the fiscal quarter ended on December 31, 2022 in a principal amount equal to the product of (x) the aggregate principal amount of Amendment No. 1 Term Loans funded as of the Amendment No. 1 Effective Date times (y) the percentage set forth opposite the last Business Day of the relevant quarter below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof:

Fiscal Quarter ending	**Amendment No. 1 Term Loan Principal Amortization**

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	Payment Percentage
December 31, 2022 through September 30, 2023	0.625%
December 31, 2023 through September 30, 2024	0.625%
December 31, 2024 through September 30, 2025	1.250%
December 31, 2025 through September 30, 2026	1.875%
December 31, 2026 through September 30, 2027	1.875%
Amendment No. 1 Term Loan Maturity Date	balance payable

If not sooner paid, such Amendment No. 1 Term Loans shall be paid in full, together with accrued interest thereon, on the Amendment No. 1 Term Loan Maturity Date. The Borrower shall repay any Amendment No. 1 Term Loans as determined pursuant to, and in accordance with, Section 5.13.

Section 4.4 Prepayments of Term Loans.

(a) [Reserved].

(b) Mandatory Prepayments.

(i) Debt Issuances. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (iv) below in an amount equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Debt Issuance. Such prepayment shall be made within three (3) Business Days after the date of receipt of the Net Cash Proceeds of any such Debt Issuance.

(ii) Asset Dispositions and Insurance and Condemnation Events. The Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (iv) below in amounts equal to one hundred percent (100%) of the aggregate Net Cash Proceeds from any Asset Disposition by any Credit Party (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (k) of Section 9.5), to the extent that the aggregate amount of such Net Cash Proceeds exceed $10,000,000 per Asset Disposition (or series of related transactions) or if the Net Cash Proceeds from such Asset Disposition, when taken together with the Net Cash Proceeds from all other Asset Dispositions by Credit Parties (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (k) of Section 9.5) effectuated during such Fiscal Year, exceed $25,000,000 in the aggregate. Such prepayments shall be made within five (5) Business Days after the date of receipt of the Net Cash Proceeds; provided that, so long as no Event of Default has occurred and is continuing, no prepayment shall be required under this Section 4.4(b)(ii) with respect to such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date given written notice to the Administrative Agent of its intent to reinvest in accordance with Section 4.4(b)(iii); provided further that, with respect to any Net Cash Proceeds from any such Asset Disposition, the Borrower may prepay Term Loans and prepay or purchase any Incremental Equivalent Debt that is secured by the Collateral on a *pari passu* basis (at a purchase price no greater than par plus accrued and unpaid interest), to the extent required thereby, on a *pro rata* basis in accordance with the respective outstanding principal amounts of the Term Loans and such Incremental Equivalent Debt as of the time of the applicable Asset Disposition.

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(iii) Reinvestment Option. With respect to any Net Cash Proceeds realized or received with respect to any Asset Disposition by any Credit Party (other than any Asset Disposition permitted pursuant to, and in accordance with, clauses (a) through (k) of Section 9.5), at the option of the Borrower, the Credit Parties may reinvest (or commit to reinvest) all or any portion of such Net Cash Proceeds in assets used or useful for the business of the Credit Parties within eighteen (18) months following receipt of such Net Cash Proceeds (or if committed to be reinvested within such eighteen-month period, actually reinvested no later than 180 days after the making of such commitment); provided that if any Net Cash Proceeds have not been so reinvested by the end of such 18-month (or, if applicable 180-day) period, an amount equal to any such Net Cash Proceeds shall be applied within five (5) Business Days to the prepayment of the Term Loans as set forth in this Section 4.4(b); provided further that if such Net Cash Proceeds are reinvested in assets under construction, such reinvestment shall be deemed to occur in full on the date of commencement of the construction.

(iv) Notice; Manner of Payment. Upon the occurrence of any event triggering the prepayment requirement under clause (i), (ii) or (iii) above, the Borrower shall promptly deliver a Notice of Prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each prepayment of the Term Loans under this Section shall be applied among each Class of Term Loans (unless otherwise agreed by the applicable Incremental Lenders) to reduce the remaining scheduled principal installments of each Class of Term Loans ratably among such installments.

(v) Prepayment of Term SOFR Loans. Each prepayment of Term Loans that are Term SOFR Loans shall be accompanied by any amount required to be paid pursuant to Section 5.9; provided that, so long as no Default or Event of Default shall have occurred and be continuing, if any prepayment of Term SOFR Loans is required to be made under this Section 4.4(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 4.4(b) in respect of any such Term SOFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into an account held at, and subject to the sole control of, the Administrative Agent until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of such Term Loans in accordance with this Section 4.4(b). Upon the occurrence and during the continuance of any Default or Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Credit Party) to apply such amount to the prepayment of the outstanding Term Loans in accordance with the relevant provisions of this Section 4.4(b).

(vi) No Reborrowings. Amounts prepaid under the Term Loans pursuant to this Section may not be reborrowed.

ARTICLE V
GENERAL LOAN PROVISIONS

Section 5.1 Interest.

(a) Interest Rate Options. Subject to the provisions of this Section, at the election of the Borrower, (i) Revolving Credit Loans and the Amendment No. 1 Term Loans shall bear interest at (A) the Base Rate plus the Applicable Margin or (B) the Term SOFR plus the Applicable Margin (provided that the Term SOFR shall not be available until three (3) Business Days after the Amendment No. 1 Effective Date unless the Borrower has delivered to the Administrative Agent a letter in form and substance reasonably satisfactory to the Administrative Agent indemnifying the Lenders in the manner set

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forth in Section 5.9 of this Agreement) and (ii) any Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2.

(b) Default Rate. Subject to Section 10.3, (i) immediately upon the occurrence and during the continuance of a Specified Event of Default or (ii) at the election of the Required Lenders (or the Administrative Agent at the direction of the Required Lenders), upon the occurrence and during the continuance of any other Event of Default, (A) the Borrower shall no longer have the option to request Term SOFR Loans, Swingline Loans or Letters of Credit, (B) all outstanding Term SOFR Loans shall bear interest at a rate *per annum* of two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Term SOFR Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans, (C) all outstanding Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate *per annum* equal to two percent (2%) in excess of the rate (including the Applicable Margin) then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document and (D) all accrued and unpaid interest shall be due and payable on demand of the Administrative Agent. Interest shall continue to accrue on the Obligations after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any Debtor Relief Law.

(c) Interest Payment and Computation. Interest on each Base Rate Loan shall be due and payable in arrears on the last Business Day of each March, June, September and December; and interest on each Term SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All computations of interest for Base Rate Loans when the Base Rate is determined by the Prime Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest provided hereunder shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365/366-day year).

(d) Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

Section 5.2 Notice and Manner of Conversion or Continuation of Loans. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time following the third (3rd) Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $1,000,000 or any whole multiple of $100,000 in excess thereof into one or more Term SOFR Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding Term SOFR Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate

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Loans (other than Swingline Loans) or (ii) continue such Term SOFR Loans as Term SOFR Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a "Notice of Conversion/Continuation") not later than 11:00 a.m. three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued Term SOFR Loan. If the Borrower fails to give a timely Notice of Conversion/Continuation prior to the end of the Interest Period for any Term SOFR Loan, then the applicable Term SOFR Loan shall be converted to a Base Rate Loan. Any such automatic conversion to a Base Rate Loan shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loan. If the Borrower requests a conversion to, or continuation of, Term SOFR Loans, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

Section 5.3 Fees.

(a) Commitment Fee. Commencing on the Closing Date, subject to Section 5.15(a)(iii)(A), the Borrower shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders, a non-refundable commitment fee (the "Commitment Fee") at a rate *per annum* equal to the applicable amount for Commitment Fees as set forth in the definition of Applicable Margin on the daily unused portion of the Revolving Credit Commitment of the Revolving Credit Lenders (other than the Defaulting Lenders, if any); provided that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating the Commitment Fee. The Commitment Fee shall be payable in arrears on the last Business Day of each March, June, September and December during the term of this Agreement and ending on the date upon which all Obligations (other than contingent indemnification obligations not then due) arising under the Revolving Credit Facility shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Revolving Credit Commitment has been terminated. The Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders (other than any Defaulting Lender) *pro rata* in accordance with such Revolving Credit Lenders' respective Revolving Credit Commitment Percentages.

(b) [Reserved.]

(c) [Reserved.]

(d) Other Fees. The Borrower shall pay to each Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times as shall have been separately agreed upon in writing. The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 5.4 Manner of Payment. Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders entitled to such payment in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any

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payment received after such time but before 2:00 p.m. on such day shall be deemed a payment on such date for the purposes of Section 10.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Commitment Percentage in respect of the relevant Credit Facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Lender's fees or L/C Participants' commissions shall be made in like manner, but for the account of such Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 5.9, 5.10, 5.11 or 12.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definition of Interest Period, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrower to such Defaulting Lender hereunder shall be applied in accordance with Section 5.15(a)(ii).

Section 5.5 Evidence of Indebtedness.

(a) Extensions of Credit. The Extensions of Credit made by each Lender and each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender or the applicable Issuing Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders or such Issuing Lender to the Borrower and its Subsidiaries and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender or any Issuing Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, Term Loan Note and/or Swingline Note, as applicable, which shall evidence such Lender's Revolving Credit Loans, Term Loans and/or Swingline Loans, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b) Participations. In addition to the accounts and records referred to in subsection (a), each Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Revolving Credit Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

Section 5.6 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the

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aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Sections 5.9, 5.10, 5.11 or 12.3) greater than its *pro rata* share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender and including assignments pursuant to Section 12.9(h)), (B) the application of Cash Collateral provided for in Section 5.14 or (C) any payment obtained by a Lender as consideration for the assignment of, or sale of, a participation in any of its Loans or participations in Swingline Loans and Letters of Credit to any assignee or participant.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.

For purposes of clause (b)(i) of the definition of "Excluded Taxes," a participation acquired pursuant to this Section 5.6 shall be treated as having been acquired on the earlier date(s) on which the applicable Lender acquired the applicable interest in the Commitment(s) or Loan(s) to which such participation relates.

Section 5.7 Administrative Agent's Clawback.

(a) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender (i) in the case of Base Rate Loans, not later than 12:00 noon on the date of any proposed borrowing and (ii) otherwise, prior to the proposed date of any borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.3(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the daily average Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan included in such borrowing. Any payment by the Borrower shall be

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without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b) Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders, the Issuing Lenders or the Swingline Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, the Issuing Lender or the Swingline Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, the Issuing Lenders or the Swingline Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, Issuing Lenders or the Swingline Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. With respect to any payment that the Administrative Agent makes for the account of the Lenders or any Issuing Lender hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the "Rescindable Amount") : (1) the Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Lenders as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.

(c) Nature of Obligations of Lenders. The obligations of the Lenders under this Agreement to make the Loans, to issue or participate in Letters of Credit and to make payments under this Section, Section 11.12, Section 12.3(c) or Section 12.7, as applicable, are several and are not joint or joint and several. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

Section 5.8 Changed Circumstances.

(a) [reserved].

(b) [reserved].

(c) Inability to Determine Rates. Notwithstanding anything to the contrary herein or in any other Loan Document:

(i) If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A)

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no Successor Rate has been determined in accordance with Section 5.8(c)(ii), and the circumstances under clause (i) of Section 5.8(c)(ii) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.

(A) Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 5.8(c), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice.

(B) Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.

(ii) Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:

(A) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(B) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the "Scheduled Unavailability Date");

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then, on a date and time determined by the Administrative Agent (any such date, the "Term SOFR Replacement Date"), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the "Successor Rate").

If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a quarterly basis.

Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 5.8(c)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 5.8 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark. and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a "Successor Rate". Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.

Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such

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amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 5.8, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loan and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 5.9.

Section 5.9 Indemnity. The Borrower hereby indemnifies each of the Lenders against any loss or expense (including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain a Term SOFR Loan or from fees payable to terminate the deposits from which such funds were obtained) which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a Term SOFR Loan, (b) due to any failure of the Borrower to borrow or continue a Term SOFR Loan or convert to a Term SOFR Loan on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any Term SOFR Loan on a date other than the last day of the Interest Period therefor. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error. All of the obligations of the Credit Parties under this Section 5.9 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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Section 5.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the Term SOFR) or any Issuing Lender;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of "Excluded Taxes" and (C) Connection Income Taxes) in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any Issuing Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Lender or such other Recipient of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, such Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, such Issuing Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, such Issuing Lender or other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or any Issuing Lender determines that any Change in Law affecting such Lender or such Issuing Lender or any Lending Office of such Lender or such Lender's or such Issuing Lender's holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender's or such Issuing Lender's capital or on the capital of such Lender's or such Issuing Lender's holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitment of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Lender, to a level below that which such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or such Issuing Lender's policies and the policies of such Lender's or such Issuing Lender's holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender or such Issuing Lender the Borrower shall promptly pay to such Lender or such Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Lender or such Lender's or such Issuing Lender's holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender, or an Issuing Lender or such other Recipient setting forth the amount or amounts necessary to compensate such Lender or such Issuing Lender, such other Recipient or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section 5.10 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Lender or such other

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Recipient, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or any Issuing Lender or such other Recipient to demand compensation pursuant to this Section 5.10 shall not constitute a waiver of such Lender's or such Issuing Lender's or such other Recipient's right to demand such compensation; provided that the Borrower shall not be required to compensate any Lender or an Issuing Lender or any other Recipient pursuant to this Section 5.10 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or such Issuing Lender or such other Recipient, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender's or such Issuing Lender's or such other Recipient's intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Survival. All of the obligations of the Credit Parties under this Section 5.10 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.11 Taxes.

(a) Defined Terms. For purposes of this Section 5.11, the term "Lender" includes any Issuing Lender and the term "Applicable Law" includes FATCA.

(b) Payments Free of Taxes. All payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of any applicable withholding agent) requires the deduction or withholding of any Tax in respect of any such payment, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that, after such deduction or withholding has been made (including any such deductions and withholdings applicable to additional sums payable under this Section 5.11), the applicable Lender (or, in the case of any amount received by the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Credit Parties. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, all Other Taxes.

(d) Indemnification by the Credit Parties. The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.11) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the

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Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(e) [reserved].

(f) Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 5.11, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.11(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender's reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) Any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed and properly completed originals of IRS Form W-9 certifying that such Lender is exempt from United States federal backup withholding Tax;

(B) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed and properly completed originals of whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, United States federal withholding Tax pursuant to such tax treaty;

(2) IRS Form W-8ECI;

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(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Document are effectively connected with such Foreign Lender's conduct of a trade or business within the United States (a "U.S. Tax Compliance Certificate") and (y) IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct and indirect partner(s);

(C) any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), two duly executed and properly completed originals of any other documentation prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

(iii) Notwithstanding any other provision of this Section 5.11(g), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(iv) Each Lender hereby authorizes the Administrative Agent to deliver to the Credit Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 5.11(g).

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Each Lender agrees that if any documentation described above that it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(h) Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.11 (including by the payment of additional amounts pursuant to this Section 5.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.11with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.11(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.11(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.11(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 5.11(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Survival. Each Person's obligations under this Section 5.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 5.12 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 5.10, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, then such Lender shall, at the request of the Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.10 or Section 5.11, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses in reasonable detail submitted by such Lender to the Borrower shall be conclusive absent manifest error.

(b) Replacement of Lenders. If any Lender requests compensation under Section 5.10, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.11, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 5.12(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in,

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and consents required by, Section 12.9), all of its interests, rights (other than its existing rights to payments pursuant to Section 5.10 or Section 5.11) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.9;

(ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.9) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii) in the case of any such assignment resulting from a claim for compensation under Section 5.10 or payments required to be made pursuant to Section 5.11, such assignment will result in a reduction in such compensation or payments thereafter;

(iv) such assignment does not conflict with Applicable Law; and

(v) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 5.12 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

(c) Selection of Lending Office. Subject to Section 5.12(a), each Lender may make any Loan to the Borrower through any Lending Office; provided that the exercise of this option shall not affect the obligations of the Borrower to repay the Loan in accordance with the terms of this Agreement or otherwise alter the rights of the parties hereto.

Section 5.13 Incremental Loans.

(a) At any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to request the establishment of:

(i) one or more incremental term loan commitments (any such incremental term loan commitment, an "Incremental Term Loan Commitment") to make one or more term loans, including a borrowing of an additional term loan the principal amount of which will be added to the

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outstanding principal amount of the existing tranche of Term Loans (any such additional term loan, an "Incremental Term Loan"); or

(ii) one or more increases in the Revolving Credit Commitments (any such increase, an "Incremental Revolving Credit Commitment" and, together with the Incremental Term Loan Commitments, the "Incremental Loan Commitments") to make revolving credit loans under the Revolving Credit Facility (any such increase, an "Incremental Revolving Credit Increase" and, together with the Incremental Term Loans, the "Incremental Loans");

provided that (1) the total aggregate initial principal amount (as of the date of incurrence thereof) of such requested Incremental Loan Commitments and Incremental Loans shall not exceed the Incremental Facilities Limit (determined after giving effect to all Incremental Loans, Incremental Loan Commitments and Incremental Equivalent Debt incurred or established in reliance on the relevant clauses of Incremental Facilities Limit) and (2) the total aggregate amount for each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall not be less than a minimum principal amount of $10,000,000 or, if less, the remaining amount permitted pursuant to the foregoing clause (1). Each such notice shall specify the date (each, an "Increased Amount Date") on which the Borrower proposes that any Incremental Loan Commitment shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to Administrative Agent (or such earlier date as may be approved by the Administrative Agent). The Borrower may invite any Lender, any Affiliate of any Lender and/or any Approved Fund, and/or any other Person, to provide an Incremental Loan Commitment, subject to the consent of the Administrative Agent and the Issuing Lenders and Swingline Lender, to the extent such consent would be required for an assignment by such Person (any such Person, an "Incremental Lender"). Any proposed Incremental Lender offered or approached to provide all or a portion of any Incremental Loan Commitment may elect or decline, in its sole discretion, to provide such Incremental Loan Commitment or any portion thereof. Any Incremental Loan Commitment shall become effective as of such Increased Amount Date; provided that, subject to Section 1.10, each of the following conditions has been satisfied or waived as of such Increased Amount Date:

(A) no Event of Default shall exist on such Increased Amount Date immediately prior to or after giving effect to (1) any Incremental Loan Commitment, (2) the making of any Incremental Loans pursuant thereto and (3) any Permitted Acquisition consummated in connection therewith;

(B) [Reserved];

(C) each of the representations and warranties contained in Article VII shall be true and correct in all material respects, except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true, correct and complete in all respects, on such Increased Amount Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date);

(D) the proceeds of any Incremental Loans shall be used for any purpose not prohibited under this Agreement;

(E) each Incremental Loan Commitment (and the Incremental Loans made thereunder) shall constitute Obligations of the Borrower and shall be secured and guaranteed with the other Extensions of Credit on a *pari passu* basis;

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(F) in the case of each Incremental Term Loan (the terms of which shall be set forth in the relevant Lender Joinder Agreement): (x) such Incremental Term Loan will mature and amortize in a manner reasonably acceptable to the Incremental Lenders making such Incremental Term Loan and the Borrower, but will not in any event have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of any then-existing Term Loans or a maturity date earlier than the Latest Maturity Date (*provided* that this clause (x) shall not prevent this incurrence of an Incremental Term Loan if the proceeds thereof are placed into escrow and only permitted to be released upon certain conditions and such Incremental Term Loan is prepayable if such conditions are not satisfied); (y) the Applicable Margin and pricing grid, if applicable, for such Incremental Term Loan shall be determined by the Incremental Lenders and the Borrower on the applicable Increased Amount Date; and (z) except as provided above, all other terms and conditions applicable to any Incremental Term Loan, to the extent not consistent with the terms and conditions applicable to any then-existing Term Loans, shall be reasonably satisfactory to the Administrative Agent and the Borrower (provided that such other terms and conditions, taken as a whole, shall not be materially more favorable to the Lenders under any Incremental Term Loans than such other terms and conditions, taken as a whole, under any then-existing Term Loans.

(G) in the case of each Incremental Revolving Credit Increase (the terms of which shall be set forth in the relevant Lender Joinder Agreement): (x) such Incremental Revolving Credit Increase shall mature on the Revolving Credit Maturity Date, shall bear interest and be entitled to fees (other than upfront fees), in each case at the rate applicable to the Revolving Credit Loans, and shall be subject to the same terms and conditions as the Revolving Credit Loans; (y) the outstanding Revolving Credit Loans and Revolving Credit Commitment Percentages of Swingline Loans and L/C Obligations will be reallocated by the Administrative Agent on the applicable Increased Amount Date among the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) in accordance with their revised Revolving Credit Commitment Percentages (and the Revolving Credit Lenders (including the Incremental Lenders providing such Incremental Revolving Credit Increase) agree to make all payments and adjustments necessary to effect such reallocation and the Borrower shall pay any and all costs required pursuant to Section 5.9 in connection with such reallocation as if such reallocation were a repayment); and (z) except as provided above, all of the other terms and conditions applicable to such Incremental Revolving Credit Increase shall, except to the extent otherwise provided in this Section 5.13, be identical to the terms and conditions applicable to the Revolving Credit Facility;

(H) any Incremental Lender making any Incremental Term Loan shall be entitled to the same voting rights as the existing Term Loan Lenders under the Term Loan Facility and (unless otherwise agreed by the applicable Incremental Lenders) each Incremental Term Loan shall receive proceeds of prepayments on the same basis as the existing Term Loans (such prepayments to be shared *pro rata* on the basis of the original aggregate funded amount thereof among the existing Term Loans and each Class of Incremental Term Loans); and any Incremental Lender with an Incremental Revolving Credit Increase shall be entitled to the same voting rights as the existing Revolving Credit Lenders under the Revolving Credit Facility and any Extensions of Credit made in connection with each Incremental Revolving Credit Increase shall receive proceeds of prepayments on the same basis as the other Revolving Credit Loans made hereunder;

(I) any Incremental Term Loans and any Incremental Revolving Credit Commitment shall be on terms and pursuant to documentation to be determined; provided that, to the extent such terms and documentation are not consistent with the Credit Facility

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(except to the extent permitted by clause (F) or (G) above and except for covenants and other provisions applicable only after the Latest Maturity Date, such terms shall, at the option of the Borrower (x) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Incremental Term Loans and any Incremental Revolving Credit Commitment, as the case may be (as determined in good faith by the Borrower), (y) not be materially more restrictive on the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of the Loan Documents (when taken as a whole) or (z) be otherwise reasonably satisfactory to the Administrative Agent (it being understood to the extent that any covenant or provision is added for the benefit of (A) any Incremental Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant or provision is also added for the benefit of all of the then-existing Loans and Commitments under the Loan Documents or (B) any Incremental Revolving Credit Commitment, such covenant or provision shall also be added for the benefit of the then-existing Revolving Credit Commitments under the Loan Documents);

(J) such Incremental Loan Commitments shall be effected pursuant to one or more Lender Joinder Agreements executed and delivered by the Borrower, the Administrative Agent and the applicable Incremental Lenders (which Lender Joinder Agreement may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 5.13);

(K) the Borrower shall deliver or cause to be delivered any customary legal opinions or other documents (including, without limitation, a resolution duly adopted by the board of directors (or equivalent governing body) of each Credit Party authorizing such Incremental Loan and/or Incremental Loan Commitment), as may be reasonably requested by Administrative Agent in connection with any such transaction;

(L) the Administrative Agent shall have received, prior to the consummation of such Incremental Loan and/or Incremental Loan Commitment, such "onboarding" and tax and administrative forms that are customarily provided for new lenders in syndicated facilities; and

(M) solely with respect to any Incremental Revolving Credit Commitment or Incremental Revolving Credit Increase, the Swingline Lender and Issuing Lenders shall have consent rights (not to be unreasonably withheld) with respect to such Incremental Lender, if such consent would be required for an assignment of Revolving Credit Loans or Revolving Credit Commitments, as applicable, to such Incremental Lender.

(b) The Incremental Term Loans shall be deemed to be Term Loans; provided that any such Incremental Term Loan that is not added to the outstanding principal balance of a pre-existing Term Loan shall be designated as a separate tranche of Term Loans for all purposes of this Agreement.

(i) The Incremental Lenders shall be included in any determination of the Required Lenders, Required Revolving/TLA Lenders or Required Revolving Credit Lenders, as applicable, and, unless otherwise agreed, the Incremental Lenders will not constitute a separate voting class for any purposes under this Agreement.

(c) On any Increased Amount Date on which any Incremental Term Loan Commitment becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Term Loan Commitment shall make, or be obligated to make, an Incremental Term

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Loan to the Borrower in an amount equal to its Incremental Term Loan Commitment and shall become a Term Loan Lender hereunder with respect to such Incremental Term Loan Commitment and the Incremental Term Loan made pursuant thereto.

(i) On any Increased Amount Date on which any Incremental Revolving Credit Increase becomes effective, subject to the foregoing terms and conditions, each Incremental Lender with an Incremental Revolving Credit Commitment shall become a Revolving Credit Lender hereunder with respect to such Incremental Revolving Credit Commitment.

(d) If on any Increased Amount Date, the Borrower incurs on such date Indebtedness under (x) the Incremental Dollar Amount or the Incremental Repayment Amount and (y) the Incremental Ratio Amount, then the Secured Net Leverage Ratio with respect to the amounts incurred under the Incremental Ratio Amount will be calculated without regard to any incurrence under the Incremental Dollar Amount or the Incremental Repayment Amount. For the avoidance of doubt, each Incremental Loan shall be deemed incurred first under the Incremental Ratio Amount to the extent available, with the balance incurred under the Incremental Repayment Amount and, thereafter, any remaining Incremental Dollar Amount.

Section 5.14 Cash Collateral. At any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent, any Issuing Lender (with a copy to the Administrative Agent) or the Swingline Lender (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the Fronting Exposure of such Issuing Lender and/or the Swingline Lender, as applicable, with respect to such Defaulting Lender (determined after giving effect to Section 5.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of each Issuing Lender and the Swingline Lender, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lender's obligation to fund participations in respect of L/C Obligations and Swingline Loans, to be applied pursuant to subsection (b) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent, each Issuing Lender and the Swingline Lender as herein provided (other than Permitted Liens), or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(b) Application. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, Cash Collateral provided under this Section 5.14 or Section 5.15 in respect of Letters of Credit and Swingline Loans shall be applied to the satisfaction of the Defaulting Lender's obligation to fund participations in respect of L/C Obligations and Swingline Loans (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(c) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the Fronting Exposure of any Issuing Lender and/or the Swingline Lender, as applicable, shall no longer be required to be held as Cash Collateral pursuant to this Section 5.14 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent,

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the Issuing Lenders and the Swingline Lender that there exists excess Cash Collateral; provided that, subject to Section 5.15, the Person providing Cash Collateral, the Issuing Lenders and the Swingline Lender may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

Section 5.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) Waivers and Amendments. Such Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Required Lenders, Required Revolving Credit Lenders and Required Revolving/TLA Lenders and Section 12.2.

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.4 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a *pro rata* basis of any amounts owing by such Defaulting Lender to the Issuing Lenders or the Swingline Lender hereunder; third, to Cash Collateralize the Fronting Exposure of the Issuing Lenders and the Swingline Lender with respect to such Defaulting Lender in accordance with Section 5.14; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released *pro rata* in order to (A) satisfy such Defaulting Lender's potential future funding obligations with respect to Loans and funded participations under this Agreement and (B) Cash Collateralize the Issuing Lenders' future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Swingline Loans issued under this Agreement, in accordance with Section 5.14; sixth, to the payment of any amounts owing to the Lenders, the Issuing Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any Issuing Lender or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Revolving Credit Loans or funded participations in Letters of Credit or Swingline Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (2) such Revolving Credit Loans were made or the related Letters of Credit or Swingline Loans were issued at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans of, and funded participations in Letters of Credit or Swingline Loans owed to, all Non-Defaulting Lenders on a *pro rata* basis prior to being applied to the payment of any Revolving Credit Loans of, or funded participations in Letters of Credit or Swingline Loans owed to, such Defaulting Lender until such time as all Revolving Credit Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders *pro rata* in accordance with the Revolving Credit Commitments under the applicable Revolving Credit Facility without giving effect to Section

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5.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 5.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive letter of credit commissions pursuant to Section 5.8(c) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 5.14.

(C) With respect to any Commitment Fee or letter of credit commission not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender's participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to each applicable Issuing Lender and Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Lender's or Swingline Lender's Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender's participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages (calculated without regard to such Defaulting Lender's Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender's Revolving Credit Commitment. Subject to Section 12.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

(v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, repay Swingline Loans in an amount equal to the Swingline Lenders' Fronting Exposure and (y) second, Cash Collateralize the Issuing Lenders' Fronting Exposure in accordance with the procedures set forth in Section 5.14.

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Issuing Lenders and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may

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determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held *pro rata* by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 5.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.

Section 5.16 Amend and Extend Transactions.

(a) The Borrower may, by written notice to the Administrative Agent from time to time, request an extension (each, an "Extension") of the maturity date or expiry date of any Class of Loans and Commitments to the extended maturity date or expiry date specified in such notice. Such notice shall (i) set forth the amount of the applicable Class of Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be in minimum increments of $1,000,000 and a minimum amount of $5,000,000), (ii) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Administrative Agent shall agree in its sole discretion)) and (iii) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an "Extension Offer") an opportunity to participate in such Extension on a *pro rata* basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Administrative Agent and the Borrower. If the aggregate principal amount of Revolving Credit Commitments and/or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments and/or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.

(b) The following shall be conditions precedent to the effectiveness of any Extension: (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (ii) the representations and warranties set forth in Article VII and in each other Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension, (iii) the Issuing Lender and the Swingline Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swingline Loans at any time during the extended period and (iv) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with paragraph (c) of this Section.

(c) The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (i) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Revolving Credit Maturity Date or the Amendment No. 1 Term Loan Maturity Date, respectively, (ii)(A) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Revolving Credit Commitments and (B) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans, (iii) the Extended Revolving Credit Loans and the Extended Term Loans will rank *pari passu* in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Extended Revolving Credit Commitments or Extended

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Term Loans, as applicable, shall be the same as the Borrower and Subsidiary Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable, (iv) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders, (v)(A) the Extended Term Loans may participate on a *pro rata* or less than *pro rata* (but not greater than *pro rata*) basis in voluntary or mandatory prepayments with the other Term Loans and (B) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swingline Loans, shall be on a *pro rata* basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (vi) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (i) through (v) above).

(d) In connection with any Extension, the Borrower, the Administrative Agent and each applicable extending Lender shall execute and deliver to the Administrative Agent an Extension Amendment and such other documentation as the Administrative Agent shall reasonably specify to evidence the Extension. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the *pro rata* treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this Section.

Section 5.17 Refinancing Term Loans.

(a) The Borrower may at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment of one or more additional Classes of Term Loans under this Agreement or an increase to an existing Class of Term Loans under this Credit Agreement (in each case, "Refinancing Term Loans"); provided that:

(i) the proceeds of such Refinancing Term Loans shall be used, concurrently or substantially concurrently with the incurrence thereof, solely to refinance all or any portion of any Class (on a ratable basis within such Class) outstanding Term Loans;

(ii) each Class of Refinancing Term Loans shall be in an aggregate amount of $25,000,000 or any whole multiple of $5,000,000 in excess thereof (or such other amount necessary to repay any Class of outstanding Term Loans in full);

(iii) such Refinancing Term Loans shall be in an aggregate principal amount not greater than the aggregate principal amount of Term Loans to be refinanced plus any accrued interest, fees, costs, premiums and expenses related thereto (including any original issue discount or upfront fees);

(iv) the final maturity date of such Refinancing Term Loans shall be no earlier than the maturity date of the Term Loans being refinanced, and the Weighted Average Life to

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Maturity of such Refinancing Term Loans shall be no shorter than the then remaining Weighted Average Life to Maturity of each Class of Term Loans being refinanced;

(v) (A) the pricing, interest rate margins, rate floors, discounts, fees and optional and mandatory prepayment or redemption provisions (including premiums, if any) applicable to such Refinancing Term Loans shall be as agreed between the Borrower and the providers of such Refinancing Term Loans so long as, in the case of any mandatory prepayment or redemption provisions, the providers of such Refinancing Term Loans do not participate on a greater than pro rata basis in any such prepayments as compared to Lenders being refinanced and (B) the covenants and other terms applicable to such Refinancing Term Loans (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Refinancing Term Loans, at the option of the Borrower (x) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of such Refinancing Term Loans (as determined in good faith by the Borrower), (y) not be materially more restrictive on the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of the Loan Documents (when taken as a whole) or (z) be otherwise reasonably satisfactory to the Administrative Agent (it being understood to the extent that any covenant or provision is added for the benefit of (A) any Refinancing Term Loans, no consent shall be required from the Administrative Agent or any Lender to the extent that such covenant or provision is also added for the benefit of all of the then-existing Loans and Commitments under the Loan Documents), except to the extent such covenants and other terms apply solely to any period after the Latest Maturity Date applicable under this Agreement (after giving effect to such Refinancing Term Loans) or such covenants or other terms apply equally for the benefit of the other Lenders; provided that it is understood and agreed that Refinancing Term Loans may be guaranteed by Subsidiary Guarantors that are (but not other Subsidiaries) and, if secured, may only be secured by Collateral;

(vi) no existing Lender shall be required to provide any Refinancing Term Loans; and

(vii) (A) the Refinancing Term Loans shall rank *pari passu* in right of payment and security with the existing Term Loans and (B) the Refinancing Term Loans may be (x) secured by Collateral on a *pari passu* basis with the existing Term Loans, (y) secured by Collateral on a junior Lien basis to the existing Term Loans or (z) unsecured; provided, further, that in the case of clause (x) or clause (y), the holders of such Refinancing Term Loans or their representative is or becomes party to a Customary Intercreditor Agreement.

(b) Each such notice shall specify (x) the date (each, a "Refinancing Effective Date") on which the Borrower proposes that the Refinancing Term Loans be made, which shall be a date reasonably acceptable to the Administrative Agent and (y) in the case of Refinancing Term Loans, the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Refinancing Term Loans as if it were an assignee)) whom the Borrower proposes would provide the Refinancing Term Loans and the portion of the Refinancing Term Loans to be provided by each such Person. On each Refinancing Effective Date, each Person with a commitment for a Refinancing Term Loans shall make a Refinancing Term Loan to the Borrower in a principal amount equal to such Person's commitment therefor.

(c) The Refinancing Term Loans shall be documented by an amendment executed by the Persons providing the Refinancing Term Loans, the Credit Parties and the Administrative Agent (such amendment, the "Refinancing Term Loan Amendment"), and the Refinancing Term Loan Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary

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or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.17.

Section 5.18 Replacement Revolving Commitments.

(a) The Borrower may at any time and from time to time, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), request the establishment of one or more additional Classes of Revolving Credit Commitments ("Replacement Revolving Commitments") to replace (on a ratable basis within such Class) all or a portion of any existing Classes of Revolving Credit Commitments under this Credit Agreement ("Replaced Revolving Commitments"); provided that:

(i) substantially concurrently with the effectiveness of the Replacement Revolving Commitments, all or an equivalent portion of the Revolving Credit Commitments in effect immediately prior to such effectiveness shall be terminated, and all or an equivalent portion of the Revolving Credit Loans and Swingline Loans then outstanding, together with all interest thereon, and all other amounts accrued for the benefit of the Revolving Credit Lenders, shall be repaid or paid (it being understood, however, than any Letters of Credit issued and outstanding under the Replaced Revolving Commitments shall be deemed to have been issued under the Replacement Revolving Commitments if the amount of such Letters of Credit would exceed the remaining amount of commitments under the Replaced Revolving Commitments after giving effect to the reduction contemplated hereby);

(ii) such Replacement Revolving Commitments shall be in an aggregate amount not greater than the aggregate amount of Replaced Revolving Commitments to be replaced plus any accrued interest, fees, costs and expenses related thereto (including any upfront fees);

(iii) the final maturity date of such Replacement Revolving Commitments shall be no earlier than the maturity date of the Replaced Revolving Commitments and shall have no mandatory interim commitment reductions;

(iv) the L/C Commitments and the Swingline Commitment under such Replacement Revolving Commitments shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent, the Issuing Lenders (or any replacement Issuing Lenders) and the Swingline Lender (or any replacement Swingline Lender); provided that in no event may the Swingline Commitment or the L/C Sublimit be increased without the consent of the Swingline Lender (other than a replacement Swingline Lender with respect to such Replacement Revolving Commitment) or each Issuing Lender (other than any replacement Issuing Lender with respect to such Replacement Revolving Commitment), as the case may be;

(v) (A) the pricing, rate floors, discounts, fees and optional prepayment or redemption provisions applicable to such Replacement Revolving Commitments shall be as agreed between the Borrower and the Replacement Revolving Lenders so long as, in the case of any optional prepayment or redemption provisions, such Replacement Revolving Lenders do not participate on a greater than pro rata basis in any such prepayments as compared to Replaced Revolving Commitments and (B) the covenants and other terms applicable to such Replacement Revolving Commitments (excluding those terms described in the immediately preceding clause (A)), which shall be as agreed between the Borrower and the lenders providing such Replacement Revolving Commitments, shall, at the option of the Borrower (x) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness of Replacement Revolving Commitments (as determined in good faith by the Borrower), (y) not be materially more restrictive on the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of the Loan Documents (when taken as a whole) or (z) be otherwise reasonably satisfactory to the Administrative Agent (it being understood to the extent that any

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covenant or provision is added for the benefit of any Incremental Revolving Credit Commitment, such covenant or provision shall also be added for the benefit of the then-existing Revolving Credit Commitments under the Loan Documents); provided that it is understood and agreed that the Replacement Revolving Commitments may be guaranteed by Subsidiary Guarantors;

(vi) no existing Lender shall be required to provide any Replacement Revolving Commitments;

(vii) the Replacement Revolving Commitments shall rank *pari passu* in right of payment and security with the existing Revolving Credit Commitments;

(viii) any Loans under a Replacement Revolving Commitment will be drawn and participate in Letters of Credit and Swingline Loans on a pro rata basis with any existing Revolving Credit Commitments.

(b) Each such notice shall specify (x) the date on which the Borrower propose that the Replacement Revolving Commitments become effective, which shall be a date reasonably acceptable to the Administrative Agent and (y) the identity of the Persons (each of which shall be a Person that would be an Eligible Assignee (for this purpose treating a Lender of Replacement Revolving Commitments as if it were an assignee)) whom the Borrowers propose would provide the Replacement Revolving Commitments (each such person, a "Replacement Revolving Lender") and the portion of the Replacement Revolving Commitments to be provided by each such Person.

(c) The Replacement Revolving Commitments shall be documented by an amendment executed by the Persons providing the Replacement Revolving Commitments, the Credit Parties and the Administrative Agent (such amendment, a "Replacement Revolving Commitments Amendment"), and such Replacement Revolving Commitment Amendment may provide for such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 5.18.

ARTICLE VI
CONDITIONS OF CLOSING AND BORROWING

Section 6.1 Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the Initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a) Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Swingline Note in favor of the Swingline Lender (in each case, if requested thereby), the Security Documents and the Subsidiary Guaranty Agreement, together with any other applicable Loan Documents, shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto and shall be in full force and effect.

(b) Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

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(i) Officer's Certificate. A certificate from a Responsible Officer of the Borrower to the effect that each of the Credit Parties, as applicable, has satisfied each of the conditions set forth in Section 6.1(g), (h) and (i).

(ii) Certificate of a Responsible Officer of Each Credit Party. A certificate of a Responsible Officer, secretary or assistant secretary of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 6.1(b)(iii).

(iii) Certificates of Good Standing. Certificates as of a recent date of the good standing of each Credit Party under the laws of its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, and, to the extent requested by the Administrative Agent, each other jurisdiction where such Credit Party is qualified to do business.

(iv) Opinions of Counsel. Opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, the Loan Documents and such other matters as the Administrative Agent shall request (which such opinions shall expressly permit reliance by permitted successors and assigns of the Administrative Agent and the Lenders).

(c) Personal Property Collateral.

(i) Filings and Recordings. The Administrative Agent shall have received all filings and recordations that are necessary to perfect the security interests of the Administrative Agent, on behalf of the Secured Parties, in the Collateral and the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that upon such filings and recordations such security interests constitute valid and perfected first priority Liens thereon (subject to Permitted Liens).

(ii) Pledged Collateral. The Administrative Agent shall have received (A) original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Documents, together with an undated stock power for each such certificate duly executed in blank by the registered owner thereof and (B) each original promissory note pledged pursuant to the Security Documents together with an undated allonge for each such promissory note duly executed in blank by the holder thereof.

(iii) Lien Search. The Administrative Agent shall have received the results of a Lien search (including a search as to judgments, bankruptcy, tax and intellectual property matters), in form and substance reasonably satisfactory thereto, made against the Credit Parties under the UCC (or applicable judicial docket) as in effect in each jurisdiction in which filings or recordations under the UCC should be made to evidence or perfect security interests in all assets of such Credit Party, indicating among other things that the assets of each such Credit Party are free and clear of any Lien (except for Permitted Liens).

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(iv) Property and Liability Insurance. The Administrative Agent shall have received, in each case in form and substance reasonably satisfactory to the Administrative Agent, evidence of property, business interruption and liability insurance covering each Credit Party, evidence of payment of all insurance premiums for the current policy year of each policy (with appropriate endorsements naming the Administrative Agent as lender's loss payee on all policies for property hazard insurance and as additional insured on all policies for liability insurance), and if requested by the Administrative Agent, copies of such insurance policies.

(v) Intellectual Property. The Administrative Agent shall have received security agreements duly executed by the applicable Credit Parties for all U.S. federally registered copyrights, exclusive licenses to registered U.S. copyrights, patents, patent applications, trademarks and trademark applications included in the Collateral, in each case in proper form for filing with the U.S. Patent and Trademark Office or U.S. Copyright Office, as applicable (the "IP Security Agreements").

Notwithstanding the foregoing, to the extent any security interest in any Collateral (other than security interests that may be perfected by the filing of a financing statement under the Uniform Commercial Code) or the possession or control of the stock certificates of the Acquired Company and any of the material domestic Subsidiaries of the Borrower or the Acquired Company (with respect to the stock certificates of the Acquired Company, to the extent received pursuant to the Acquisition Agreement on or prior to the Closing Date after Borrower using its using commercially reasonable efforts) is not or cannot be perfected on the Closing Date after the Borrower's use of commercially reasonable efforts to do so, then the perfection of such security interests shall not constitute a condition precedent to the closing of this Agreement and the funding of the Initial Loans or the issuance of or participation in the initial Letters of Credit, but instead shall be required to be perfected within ninety (90) days after the Closing Date (or such later date as may be approved by the Administrative Agent).

(d) Financial Matters.

(i) Financial Statements. The Administrative Agent shall have received:

(A) with respect to the Borrower and its Subsidiaries (prior to giving effect to the DPL Acquisition), (I) audited consolidated balance sheets and related consolidated statements of income, shareholder's equity and cash flows for the three (3) most recently completed Fiscal Years ended at least ninety (90) days prior to the Closing Date and (II) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for each interim fiscal quarter ended since the last audited financial statements and at least forty-five (45) days prior to the Closing Date;

(B) with respect to the Acquired Company and its Subsidiaries, (I) audited consolidated balance sheets and related consolidated statements of income, shareholder's equity and cash flows for the fiscal years ended December 31, 2019 and December 31, 2020 and (II) unaudited consolidated balance sheets and related consolidated statements of income and cash flows for the interim fiscal quarter ended on March 31, 2021;

(ii) [Reserved].

(iii) Solvency Certificate. The Borrower shall have delivered to the Administrative Agent a solvency certificate in the form previously agreed to by the Borrower and the Revolving Credit Lenders.

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(iv) Payment at Closing. All fees and expenses due to the Arrangers, the Administrative Agent and the Lenders required to be paid on the Closing Date (including the fees and expenses of counsel for the Arranger and the Administrative Agent) will have been or, substantially concurrently with the Closing Date, will be, paid.

(e) Miscellaneous.

(i) PATRIOT Act, Etc. The Arrangers shall have received, at least 3 business days prior to the Closing Date, (x) all documentation and other information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been requested by any Lender, and (y) if the Borrower qualifies as a "legal entity customer" under 31 C.F.R. § 1010.230 (the "Beneficial Ownership Regulation"), a certification regarding beneficial ownership with respect to the Borrower as required by the Beneficial Ownership Regulation for each Lender that so requests (which request shall be made through the Administrative Agent); provided that, in each case, the Borrower has received a list of each such Lender and its requests and electronic delivery requirements at least ten business days prior to the Closing Date.

(f) The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, true and correct fully-executed copies of documentation for the DPL Acquisition and other aspects of the Transactions, including the Acquisition Agreement (it being acknowledged by the Administrative Agent that the form and substance of the Acquisition Agreement in effect on June 25, 2021 is in form and substance reasonably satisfactory to the Administrative Agent).

(g) The Specified Representations and the Specified Acquisition Agreement Representations shall be true and correct in all material respects (or in all respects if already qualified by materiality or by reference to Material Adverse Effect or Company Group Material Adverse Effect).

(h) Substantially concurrently with the closing of this Agreement and the funding of the Initial Loans or the issuance of or participation in the initial Letters of Credit, the DPL Acquisition and the other Transactions shall have been consummated in accordance with Applicable Law and on the terms described in the Acquisition Agreement without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Administrative Agent or the Lenders (as reasonably determined by the Administrative Agent) unless approved by the Administrative Agent and the Lenders.

(i) There shall not have occurred since June 25, 2021, a Company Group Material Adverse Effect.

(j) The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application, or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.1(b), or Section 5.2, as applicable.

(k) The Refinancing shall have been, or substantially concurrently with the Closing Date shall be, consummated.

Without limiting the generality of the provisions of Section 11.3(c), for purposes of determining compliance with the conditions specified in this Section 6.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or

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acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

Section 6.2 Conditions to All Extensions of Credit. Subject to Section 1.10, the obligations of the Lenders to make or participate in any Extensions of Credit, and/or any Issuing Lender to issue or extend any Letter of Credit, in each case after the Closing Date, are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a) Continuation of Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects, on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date).

(b) No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c) Notices. The Administrative Agent shall have received a Notice of Borrowing, Letter of Credit Application, or Notice of Conversion/Continuation, as applicable, from the Borrower in accordance with Section 2.3(a), Section 3.1(b) or Section 5.2, as applicable.

(d) New Swingline Loans/Letters of Credit. So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Issuing Lenders shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 6.3 [Reserved].

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Credit Parties hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder, which representations and warranties shall be deemed made on the Closing Date and as otherwise set forth in Section 6.2, that:

Section 7.1 Organization; Power; Qualification. Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has the power and authority to own its Properties and to carry on its business as now being and hereafter proposed to be conducted and (c) is duly qualified and authorized to do business in each jurisdiction in which the character of its Properties or the nature of its business requires such qualification and authorization except (other than with respect to the Borrower in the case of clause (a) or clause (b))

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where the failure to be so organized, existing, empowered, authorized, qualified or in good standing could not reasonably be expected to result in a Material Adverse Effect. No Credit Party nor any Subsidiary thereof is an Affected Financial Institution.

Section 7.2 Ownership. Each Subsidiary of each Credit Party as of the Closing Date is listed on Schedule 7.2. As of the Closing Date, the capitalization of each Credit Party and its Subsidiaries consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 7.2. All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights, except as described in Schedule 7.2. As of the Closing Date, there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or require the issuance of Equity Interests of any Credit Party or any Subsidiary thereof, except as described on Schedule 7.2. As of the Closing Date, there are no Unrestricted Subsidiaries.

Section 7.3 Authorization; Enforceability. Each Credit Party has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Credit Party that is a party thereto, and each such document constitutes the legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

Section 7.4 Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Credit Party of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby or thereby do not and will not, by the passage of time, the giving of notice or otherwise, (a) require any Governmental Approval or violate any Applicable Law relating to any Credit Party or any Subsidiary thereof where the failure to obtain such Governmental Approval or such violation could reasonably be expected to have a Material Adverse Effect, (b) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any Subsidiary thereof, (c) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Permitted Liens or (e) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than (i) consents, authorizations, filings or other acts or consents for which the failure to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) consents or filings under the UCC and (iii) filings with the United States Copyright Office and/or the United States Patent and Trademark Office.

Section 7.5 Compliance with Law; Governmental Approvals. Each Credit Party and each Subsidiary thereof (a) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is

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not the subject of any pending or, to its knowledge, threatened attack by direct or collateral proceeding, (b) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties and (c) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law, except in each case of clause (a), (b) or (c) where the failure to have, comply or file could not reasonably be expected to have a Material Adverse Effect.

Section 7.6 Tax Returns and Payments. Each Credit Party and each Subsidiary thereof has duly filed or caused to be filed all federal and other tax returns required by Applicable Law to have been filed, and has paid, or made adequate provision for the payment of, all federal and other Taxes upon it and its property, income, profits and assets which are due and payable (other than any amount the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of the relevant Credit Party), in each case except to the extent that the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 7.7 Intellectual Property Matters. Each Credit Party and each Subsidiary thereof owns or possesses rights to use all material licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, service mark, service mark rights, trade names and other applicable intellectual property rights with respect to the foregoing which are reasonably necessary to conduct its business (collectively, the "IP Rights"). No event has occurred since August 1, 2019 which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such IP Rights, and no Credit Party nor any Subsidiary thereof is liable to any Person for infringement, misappropriation or violation in any material respect under Applicable Law with respect to any such rights as a result of its current business operations.

Section 7.8 Environmental Matters. Except as would not reasonably be expected to result in a Material Adverse Effect:

(a) Each Credit Party and each Subsidiary thereof, and their respective owned and leased real properties and operations are and have been in compliance with all applicable Environmental Laws and Environmental Permits, and there is no contamination at, under or about such properties which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

(b) No Credit Party nor any Subsidiary thereof has received any notice of, or has otherwise become subject to, any Environmental Liability, nor does any Credit Party or any Subsidiary thereof have knowledge of any basis for any such notice or liability;

(c) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Credit Party or any Subsidiary thereof is or will be named as a potentially responsible party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to any Credit Party, any Subsidiary thereof, with respect to any real property owned, leased or operated by any Credit Party or any Subsidiary thereof or operations conducted in connection therewith; and

(d) There has been no release, transport, storage, generation or disposal of, or any exposure to, any of Hazardous Materials at or from any location (including any real properties owned,

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leased or operated by any Credit Party or any Subsidiary), in violation of or in amounts or in a manner that could give rise to Environmental Liability.

Section 7.9 Employee Benefit Matters.

(a) Each Credit Party and each ERISA Affiliate is in compliance with all applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code except for such plans that have not yet received determination letters but for which the remedial amendment period for submitting a determination letter has not yet expired. No liability has been incurred by any Credit Party or any ERISA Affiliate which remains unsatisfied for any taxes or penalties assessed with respect to any Employee Benefit Plan or any Multiemployer Plan except for a liability that could not reasonably be expected to have a Material Adverse Effect;

(b) As of the Closing Date, no Pension Plan has been terminated, nor has any Pension Plan become subject to funding based benefit restrictions under Section 436 of the Code, nor has any funding waiver from the IRS been received or requested with respect to any Pension Plan, nor has any Credit Party or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Sections 412 or 430 of the Code, Section 302 of ERISA or the terms of any Pension Plan on or prior to the due dates of such contributions under Sections 412 or 430 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan, except in each case as could not reasonably be expected individually or in the aggregate to have a Material Adverse Effect;

(c) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no Credit Party nor any ERISA Affiliate has: (i) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Sections 412 or 430 of the Code;

(d) No Termination Event has occurred or, to the knowledge of the Borrower, is reasonably expected to occur;

(e) Except where the failure of any of the following representations to be correct could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, no proceeding, claim (other than a benefits claim in the ordinary course of business), lawsuit and/or investigation is existing or, to its knowledge, threatened concerning or involving (i) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Credit Party or any ERISA Affiliate, (ii) any Pension Plan or (iii) any Multiemployer Plan.

(f) As of the Closing Date the Borrower is not nor will be using "plan assets" (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

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Section 7.10 Margin Stock. The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of (1) purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System) or (2) extending credit for the purpose of purchasing or carrying margin stock, in each case of the foregoing clauses (1) and (2) in a manner that violates Regulation U of the Board of Governors of the United States Federal Reserve System, and (ii) no proceeds of any borrowings or drawings under any Letter of Credit will be used for any purpose that violates Regulation U of the Board of Governors of the United States Federal Reserve System.

Section 7.11 Government Regulation. No Credit Party is or is required to be registered as an "investment company" under the Investment Company Act.

Section 7.12 [Reserved].

Section 7.13 [Reserved].

Section 7.14 Burdensome Provisions. No Subsidiary is party to any agreement or instrument or otherwise subject to any restriction or encumbrance that restricts or limits its ability to make dividend payments or other distributions in respect of its Equity Interests to the Borrower or any other Subsidiary or to transfer any of its assets or properties to the Borrower or any other Subsidiary in each case other than existing under or by reason of the Loan Documents or Applicable Law.

Section 7.15 Financial Statements. The audited and unaudited financial statements delivered pursuant to Section 6.1(d)(i)(A) are complete and correct and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Borrower and its subsidiaries previously (and for the avoidance of doubt including the Acquired Company from and after the audited financial statements delivered in connection with the first full fiscal year ended after the Closing Date) as at such dates, and the results of the operations and changes of financial position for the periods then ended (other than customary year-end adjustments for unaudited financial statements and the absence of footnotes from unaudited financial statements). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Borrower and its respective subsidiaries as of the date thereof, including material liabilities for taxes, material commitments, and Indebtedness, in each case, to the extent required to be disclosed under GAAP.

Section 7.16 No Material Adverse Change. Since the Closing Date, no event has occurred or condition arisen, either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 7.17 Solvency. The Credit Parties and their respective subsidiaries, on a Consolidated basis, are Solvent.

Section 7.18 Title to Properties. As of the Closing Date, the real property listed on Schedule 7.18 constitutes all of the real property that is owned, leased or, subleased by any Credit Party or any of its Subsidiaries. Each Credit Party and each Subsidiary thereof has such title to the real property owned or leased by it as is necessary to the conduct of its business and valid and legal title to all of its personal property and assets, except (i) those which have been disposed of by the Credit Parties and their Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder or (ii) as could not reasonably be expected to have a Material Adverse Effect.

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Section 7.19 Litigation. Except for matters existing on the Closing Date and set forth on Schedule 7.19, there are no actions, suits or proceedings pending nor, to the knowledge of any Credit Party, threatened against or in any other way relating adversely to or affecting any Credit Party or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

Section 7.20 Anti-Corruption Laws; Anti-Money Laundering Laws and Sanctions.

(a) None of (i) the Borrower, any subsidiary, any of their respective directors, officers, or, to the knowledge of the Borrower or such subsidiary, any of their respective employees or Affiliates, or (ii) any agent or representative of the Borrower or any subsidiary that will act in any capacity in connection with or benefit from the Credit Facility, (A) is a Sanctioned Person, (B) has its assets located in a Sanctioned Country, (C) is under administrative, civil or criminal investigation for an alleged violation of, or received notice from or made a voluntary disclosure to any governmental entity regarding a possible violation of, Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions by a governmental authority that enforces Sanctions or any Anti-Corruption Laws or Anti-Money Laundering Laws, or (D) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons in violation of Applicable Law.

(b) Each of the Borrower and its subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(c) Each of the Borrower and its subsidiaries, each director, officer, and to the knowledge of Borrower, employee, agent and Affiliate of Borrower and each such subsidiary, is in compliance with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions in all respects.

(d) No proceeds of any Extension of Credit have been used, directly or indirectly, by the Borrower, any of its subsidiaries or any of its or their respective directors, officers, employees and agents in violation of Section 8.15(d).

Section 7.21 [Reserved].

Section 7.22 [Reserved].

Section 7.23 Disclosure. The Borrower and/or its Subsidiaries have disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which any Credit Party and any Subsidiary thereof are subject, and all other matters known to them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No financial statement, material report, material certificate or other material written information furnished by or on behalf of any Credit Party or any Subsidiary thereof to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information furnished in writing), taken together as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it

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being recognized by the Lenders that projections are not to be viewed as facts and that the actual results during the period or periods covered by such projections may vary from such projections). If delivered under Section 6.1(e)(i)(y), as of the Closing Date, all of the information included in the Beneficial Ownership Certification is true and correct.

ARTICLE VIII
AFFIRMATIVE COVENANTS

Until all of the Obligations (other than contingent indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, each Credit Party will, and will cause each of its Subsidiaries (or, where applicable, subsidiaries) to:

Section 8.1 Financial Statements and Budgets. Deliver to the Administrative Agent, in form and detail satisfactory to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as practicable and in any event within ninety (90) days (or such later date as may be permitted for the filing of annual financial statements by the SEC) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 25, 2021), an audited consolidated balance sheet of the Borrower and its subsidiaries as of the close of such Fiscal Year and audited consolidated statements of comprehensive income, shareholder's equity and cash flows including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual consolidated financial statements shall be audited by an independent certified public accounting firm of recognized national standing acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any "going concern" or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its subsidiaries not in accordance with GAAP (other than any scope qualification or any going concern qualification solely with respect to, or resulting solely from, (1) an upcoming maturity date under the documentation governing any Indebtedness, (2) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiaries or (3) any prospective breach of the financial covenant (or, other than in the case of the Credit Facility or any other agreement containing a financial maintenance covenant, any such breach) under the documentation governing any Indebtedness).

(b) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days (or such later date as may be permitted for the filing of quarterly financial statements by the SEC) after the end of the first three (3) fiscal quarters of each Fiscal Year (commencing with the fiscal quarter ended September 25, 2021), an unaudited consolidated balance sheet of the Borrower and its subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of comprehensive income and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its subsidiaries on a

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Consolidated basis as of their respective dates and the results of operations of the Borrower and its subsidiaries for the respective periods then ended, subject to normal year-end adjustments and the absence of footnotes.

(c) Annual Business Plan and Budget. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year (commencing with the Fiscal Year ended December 25, 2021), an annual business plan of the Borrower and its subsidiaries for the ensuing four (4) fiscal quarters in a manner currently created by management of the Borrower and its subsidiaries.

Section 8.2 Certificates; Other Reports. Deliver to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) at each time financial statements are delivered pursuant to Section 8.1(a) or (b), a duly completed Officer's Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Borrower, a report containing management's discussion and analysis of such financial statements (which report may be contained in any periodic report which the Borrower files with the SEC), and, at any time when there is any Unrestricted Subsidiary, a reconciliation statement or other report prepared by management and reasonably acceptable to the Administrative Agent explaining in reasonable detail the effect of including the accounts of such Unrestricted Subsidiary in such financial statements.

(b) [Reserved];

(c) [Reserved];

(d) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Indebtedness of any Credit Party or any Subsidiary thereof in excess of the Threshold Amount pursuant to the terms of any indenture, loan or credit or similar agreement;

(e) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Credit Party or any subsidiary thereof with any Environmental Law that could reasonably be expected to have a Material Adverse Effect;

(f) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(g) promptly, and in any event within five (5) Business Days after receipt thereof by any Credit Party or any subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Credit Party or any subsidiary thereof;

(h) promptly upon the request thereof, such other information and documentation required under applicable "know your customer" rules and regulations, the PATRIOT Act or any

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applicable Anti-Money Laundering Laws or Anti-Corruption Laws, in each case as from time to time reasonably requested by the Administrative Agent or any Lender; and

(i) such other information regarding the operations, business affairs and financial condition of any Credit Party or any subsidiary thereof as the Administrative Agent or any Lender may reasonably request.

Documents required to be delivered pursuant to Section 8.1(a) or (b) or Section 8.2(f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower's website on the Internet at the website address listed in Section 12.1; or (ii) on which such documents are posted on the Borrower's behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon a written request, the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies and (ii) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions of such documents. Except for such Officer's Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the Issuing Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, "Borrower Materials") by posting the Borrower Materials on the Platform and (b) certain of the Lenders may be "public-side" Lenders (*i.e.*, Lenders that do not wish to receive material non-public information with respect to the Borrower or its securities) (each, a "Public Lender"). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked "PUBLIC" which, at a minimum, means that the word "PUBLIC" shall appear prominently on the first page thereof; (x) by marking Borrower Materials "PUBLIC," the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the Issuing Lenders and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 12.10); (y) all Borrower Materials marked "PUBLIC" are permitted to be made available through a portion of the Platform designated "Public Investor;" and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked "PUBLIC" as being suitable only for posting on a portion of the Platform not designated "Public Investor."

Section 8.3 Notice of Litigation and Other Matters. Promptly (but in no event later than ten (10) days after any Responsible Officer of any Credit Party obtains knowledge thereof) notify the Administrative Agent in writing of (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) the occurrence of any Default or Event of Default;

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(b) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any subsidiary thereof or any of their respective properties, assets or businesses in each case that if adversely determined could reasonably be expected to result in a Material Adverse Effect; and

(c) (i) any unfavorable determination letter from the IRS regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Credit Party or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Credit Party or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that any Credit Party or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

Each notice pursuant to Section 8.3 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 8.3(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

Section 8.4 Preservation of Corporate Existence and Related Matters. Except as permitted by Section 9.4, preserve and maintain its separate corporate existence or equivalent form and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

Section 8.5 Maintenance of Property and Licenses.

(a) In addition to the requirements of any of the Security Documents, except as such action or inaction could not reasonably be expected to result in a Material Adverse Effect, (i) maintain, protect and preserve all Properties, including copyrights, patents, trade names, service marks and trademarks; (ii) maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and (iii) from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such Property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner.

(b) Maintain, in full force and effect in all material respects, each and every license, permit, certification, qualification, approval or franchise issued by any Governmental Authority required for each of them to conduct their respective businesses as presently conducted, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.6 Insurance. Maintain insurance with financially sound and reputable insurance companies against at least such risks and in at least such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and as are required by any Security Documents (including, without limitation, hazard and business interruption insurance, but not flood insurance except to the extent required by Applicable Law). All such insurance shall, (a) to the extent agreed by such insurance company after the Borrower's use of commercially reasonable efforts, provide

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that no cancellation or material modification thereof shall be effective until at least thirty (30) days after receipt by the Administrative Agent of written notice thereof and, in any event provide that no cancellation or material modification thereof shall be effective until at least five (5) days after receipt by the Administrative Agent of written notice thereof, (b) name the Administrative Agent as an additional insured party thereunder and (c) in the case of each casualty insurance policy, name the Administrative Agent as lender's loss payee or mortgagee, as applicable. On the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

Section 8.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be accurate and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its Properties.

Section 8.8 Payment of Taxes. With respect to the Borrower and the Subsidiaries, pay and discharge all Taxes that may be levied or assessed upon it or any of its Property, except where the failure to pay or discharge such Taxes could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.9 Compliance with Laws and Approvals. With respect to the Borrower and the Subsidiaries, observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.10 Environmental Laws. With respect to the Borrower and the Subsidiaries, in addition to and without limiting the generality of Section 8.9, (a) comply with, and ensure such compliance by all tenants and subtenants with all applicable Environmental Laws, including obtaining, maintaining and complying with all tenants and subtenants, if any, obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws; except where the failure to perform such item described in clause (a) or (b) of this Section could not reasonably be expected to have a Material Adverse Effect.

Section 8.11 Compliance with ERISA. With respect to the Borrower and the Subsidiaries, in addition to and without limiting the generality of Section 8.9, (a) except where the failure to so comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) comply with applicable provisions of ERISA, the Code and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (ii) not take any action or fail to take action the result of which could reasonably be expected to result in a liability to the PBGC or to a Multiemployer Plan other than for PBGC premiums due but not yet delinquent, (iii) not participate in any non-exempt prohibited transaction that could reasonably be expected to result in any civil penalty under ERISA or tax under the Code and (iv) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in

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Section 4980B of the Code and (b) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

Section 8.12 Transactions with Affiliates. Refrain from directly or indirectly entering into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with (a) any officer, director, holder of any Equity Interests in, or other Affiliate of, the Borrower or any of its Subsidiaries or (b) any Affiliate of any such officer, director or holder, other than:

(i) transactions permitted by Sections 9.1, 9.3, 9.4, 9.5, and 9.6;

(ii) transactions existing on the Closing Date and described on Schedule 8.12;

(iii) transactions among Credit Parties not prohibited hereunder;

(iv) other transactions in the ordinary course of business on terms as favorable as would be obtained by it on a comparable arm's-length transaction with an independent, unrelated third party as determined in good faith by the board of directors (or equivalent governing body) of the Borrower;

(v) employment and severance arrangements (including equity incentive plans and employee benefit plans and arrangements) with their respective officers and employees in the ordinary course of business; and

(vi) payment of customary fees and reasonable out of pocket costs to, and indemnities for the benefit of, directors, officers and employees of the Borrower and its Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries.

Section 8.13 Visits and Inspections. Permit representatives of the Administrative Agent or any Lender, from time to time upon prior reasonable notice (which shall be not less than 24 hours, except as expressly provided below) and at such times during normal business hours, all at the expense of the Borrower, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects; provided that excluding any such visits and inspections during the continuation of an Event of Default, the Administrative Agent shall not exercise such rights more often than one (1) time during any calendar year at the Borrower's expense; provided further that upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrower at any time without advance notice. The Borrower shall have the right to have one or more employees or representatives accompany the Administrative Agent, any Lender or their respective representatives during any visits, inspections or access. All visits, inspections and access shall be conducted in such a way so as to minimize, to the greatest practical extent, any interference with the use or operation of the respective properties. Notwithstanding anything to the contrary in this Section 8.13, during any such access the Administrative Agent, each Lender and their respective representatives shall observe and comply with all of the Borrower's commercially reasonable safety, security and other similar rules at any of its respective

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properties. Without limiting the foregoing, the Borrower shall not be required to disclose, grant access to, permit inspection of or discuss any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) the disclosure of which is prohibited by applicable laws, rules or regulations, or (iii) that is subject to the attorney-client privilege or that constitutes attorney work product.

Section 8.14 Additional Subsidiaries.

(a) Additional Subsidiaries. (x) Promptly notify the Administrative Agent of (i) the creation or acquisition (including by division) of a Person that becomes a Domestic Subsidiary and (ii) any Domestic Subsidiary that is an Excluded Subsidiary failing to constitute an Excluded Subsidiary and, within forty-five (45) days after such event, as such time period may be extended by the Administrative Agent in its sole discretion, cause such Domestic Subsidiary (other than an Excluded Subsidiary) to (A) become a Subsidiary Guarantor by delivering to the Administrative Agent a duly executed supplement to the Subsidiary Guaranty Agreement or such other document as the Administrative Agent shall deem appropriate for such purpose, (B) except during a Collateral Release Period, grant a security interest in substantially all assets of such Subsidiary (subject to the exceptions specified in the Collateral Agreement) by delivering to the Administrative Agent a duly executed supplement to each applicable Security Document or such other document as the Administrative Agent may reasonably request for such purpose and cause such Domestic Subsidiary to comply with the terms of each applicable Security Document, as so supplemented, and to deliver the documents and take such action as may be required to perfect such security interest (subject to exceptions specified in the Collateral Agreement), (C) deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1(b) as may be reasonably requested by the Administrative Agent and (D) except during a Collateral Release Period, if the Equity Interests constituting Collateral that are owned by such Subsidiary are certificated, deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Person, and (y) deliver or cause to be delivered to the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with respect to such Subsidiary, all in form, content and scope reasonably satisfactory to the Administrative Agent and except during a Collateral Release Period, cause the Credit Party that owns the Equity Interests of such Subsidiary constituting Collateral that are certificated to deliver to the Administrative Agent such original certificated Equity Interests or other certificates and stock or other transfer powers evidencing the Equity Interests of such Subsidiary.

(b) Additional First Tier Foreign Subsidiaries and CFC Holdcos. In each case, subject to the limitation set forth in clause (d) below, notify the Administrative Agent promptly after any Person becomes a First Tier Foreign Subsidiary or a CFC Holdco, and, except during a Collateral Release Period, promptly thereafter (and, in any event, within sixty (60) days after such notification, as such time period may be extended by the Administrative Agent in its sole discretion), cause (i) the applicable Credit Party to deliver to the Administrative Agent Security Documents pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of any non-voting Equity Interests) of any such new First Tier Foreign Subsidiary that is a CFC or any such CFC Holdco and 100% of the Equity Interests of any First Tier Foreign Subsidiary that is not a CFC and a consent thereto executed by such new First Tier Foreign Subsidiary (including, without limitation, if applicable, original certificated Equity Interests (or the equivalent thereof pursuant to the Applicable Laws and practices of any relevant foreign jurisdiction) evidencing the Equity Interests of such new First Tier Foreign Subsidiary or CFC Holdco, as applicable, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), (ii) such Person to deliver to the Administrative Agent such opinions, documents and certificates of the type referred to in Section 6.1(b) as may be reasonably requested by the Administrative Agent, (iii) such Person to deliver to

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the Administrative Agent such updated Schedules to the Loan Documents as requested by the Administrative Agent with regard to such Person and (iv) such Person to deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent.

(c) Merger Subsidiaries. Notwithstanding the foregoing, to the extent any new Subsidiary is created solely for the purpose of consummating a merger transaction pursuant to a Permitted Acquisition, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such merger transaction, such new Subsidiary shall not be required to take the actions set forth in Section 8.14(a) or (b), as applicable, until the consummation of such Permitted Acquisition (at which time, the surviving entity of the respective merger transaction shall be required to so comply with Section 8.14(a) or (b), as applicable, within ten (10) Business Days of the consummation of such Permitted Acquisition, as such time period may be extended by the Administrative Agent in its sole discretion).

(d) Exclusions. The provisions of this Section 8.14 (solely to the extent relating to Collateral) shall not apply to assets as to which the Administrative Agent and the Borrower shall reasonably determine that the costs and burdens of obtaining a security interest therein or perfection thereof outweigh the value of the security afforded thereby.

(e) [Reserved.]

(f) Subsidiaries Providing Credit Support. Notwithstanding anything in this Section to the contrary, any Subsidiary that provides a guarantee, except during a Collateral Release Period, a pledge of its assets or any other credit support of any kind for any Incremental Equivalent Debt shall take all actions required of Domestic Subsidiaries that are to become Subsidiary Guarantors pursuant to clause (a) of this Section.

Section 8.15 Use of Proceeds.

(a) The Borrower shall use the proceeds of the Extensions of Credit under the Revolving Credit Facility and the Swingline Facility for (x) working capital and general corporate purposes of the Borrower and its Subsidiaries and (y) with respect to such proceeds of Extensions of Credit under the Revolving Credit Facility on the Closing Date, to finance the Transactions and pay fees and expenses in connection therewith; *provided* that no more than $375,000,000 of Revolving Credit Loans may be borrowed on the Closing Date.

(b) [Reserved.]

(c) The Borrower shall use the proceeds of any Incremental Term Loan and any Incremental Revolving Credit Increase as permitted pursuant to Section 5.13, as applicable.

(d) The Borrower will not request any Extension of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, directly or knowingly indirectly the proceeds of any Extension of Credit, directly or indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of

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Applicable Law, or (iii) in any manner that would otherwise result in the violation of any Sanctions applicable to any party hereto.

Section 8.16 Compliance with Anti-Corruption Laws; Beneficial Ownership Regulation, Anti-Money Laundering Laws and Sanctions. The Borrower will (a) maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its subsidiaries and their respective directors, officers, employees and agents with all Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrower qualifies for an express exclusion to the "legal entity customer" definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of "legal entity customer" under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

Section 8.17 Further Assurances. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), which may be required under any Applicable Law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or, except during a Collateral Release Period, to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Credit Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon the reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

Section 8.18 Lines of Business. Engage to any material extent only in businesses conducted by the Borrower and its Subsidiaries as of the Closing Date and business activities reasonably related, incidental, complementary or ancillary thereto or that are reasonable extensions thereof (the "Permitted Business").

Section 8.19 Fiscal Year End. Maintain the Fiscal Year end that it has as of the Closing Date.

Section 8.20 Collateral Reinstatement. Notwithstanding Section 11.10(ii), if, after a Collateral Trigger Date occurs, the Collateral Release Period shall automatically terminate and all Collateral and Security Documents, and all Liens granted or purported to be granted therein, released pursuant to Section 11.10(ii) or otherwise in connection with the occurrence of the Collateral Release Date shall be automatically reinstated on the same terms as of the Collateral Trigger Date and the Credit Parties shall take all actions and deliver all documents (collectively, the "New Security Documents") reasonably requested by the Administrative Agent to create and perfect the Liens of the Administrative Agent in such Collateral, in form and substance reasonably satisfactory to the Administrative Agent, within 90 days of such Collateral Trigger Date (or such longer period as the Administrative Agent may agree in its reasonable discretion).

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Section 8.21 Post-Closing Actions. The Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 8.21 as soon as commercially reasonable and by no later than 45 days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion).

ARTICLE IX
NEGATIVE COVENANTS

Until all of the Obligations (other than contingent, indemnification obligations not then due) have been paid and satisfied in full in cash, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitments terminated, the Credit Parties will not, and will not permit any of their respective Subsidiaries to:

Section 9.1 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness except:

(a) the Obligations;

(b) Indebtedness (i) owing under Hedge Agreements entered into in order to manage existing or anticipated interest rate, exchange rate or commodity price risks and not for speculative purposes and (ii) owing under Secured Cash Management Agreements;

(c) Indebtedness existing on the Closing Date and listed on Schedule 9.1, and any Permitted Refinancing Indebtedness in respect thereof in excess of $1,000,000;

(d) Attributable Indebtedness with respect to Capital Lease Obligations and Indebtedness incurred in connection with purchase money Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA;

(e) Indebtedness of a Person existing at the time such Person became a Subsidiary or assets were acquired from such Person in connection with an Investment permitted pursuant to Section 9.3; provided that (i) such Indebtedness was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or the acquisition of such assets, (ii) neither the Borrower nor any Subsidiary thereof (other than such Person or any other Person that such Person merges with or that acquires the assets of such Person) shall have any liability or other obligation with respect to such Indebtedness, (iii) the Administrative Agent shall have received satisfactory written evidence that the Borrower would be in compliance with the financial covenants set forth in Section 9.13 on a Pro Forma Basis after giving effect to the incurrence any such Indebtedness and (iv) the sum of (I) such Indebtedness incurred by Non-Guarantor Subsidiaries under this Section 9.1(e) and (II) any Indebtedness incurred by Non-Guarantor Subsidiaries under Section 9.1(r) shall not exceed an aggregate principal amount at any time outstanding equal to the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA;

(f) Indebtedness secured by real property of the Borrower and/or one or more of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $75,000,000 and (y) 30.00% of LTM EBITDA;

(g) (i) Guarantees by any Credit Party of Indebtedness of any other Credit Party not otherwise prohibited pursuant to this Section 9.1 and (ii) Guarantees by any Credit Party of Indebtedness of any Non-Guarantor Subsidiary to the extent permitted pursuant to Section 9.3 (other than clause (h) thereof); provided further that any Guarantee of Permitted Refinancing Indebtedness shall only be permitted if it meets the requirements of the definition of "Permitted Refinancing Indebtedness";

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(h) unsecured intercompany Indebtedness:

(i) owed by any Credit Party to another Credit Party;

(ii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent);

(iii) owed by any Non-Guarantor Subsidiary to any other Non-Guarantor Subsidiary; and

(iv) owed by any Non-Guarantor Subsidiary to any Credit Party to the extent permitted pursuant to Section 9.3;

(i) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument drawn against insufficient funds in the ordinary course of business;

(j) [Reserved];

(k) Indebtedness under performance guarantees and bonds, customs bonds, surety bonds, release, appeal and similar bonds, statutory obligations or with respect to workers' compensation claims, in each case incurred in the ordinary course of business, and reimbursement obligations in respect of any of the foregoing;

(l) Indebtedness of Foreign Subsidiaries and Non-Guarantor Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA;

(m) Indebtedness under Permitted Receivables Facilities incurred in the ordinary course of business or consistent with past practices;

(n) Indebtedness in the form of secured or unsecured notes and/or term loans (and/or commitments in respect thereof) issued or incurred by the Borrower or any Subsidiary Guarantor in lieu of Incremental Term Loans (such notes or loans, "Incremental Equivalent Debt"); provided that, subject, where applicable, to Section 1.10, (i) the original principal amount of such Incremental Equivalent Debt to be incurred shall not: (a) exceed the Incremental Facilities Limit (determined after giving effect to all Incremental Loans, Incremental Loan Commitments and Incremental Equivalent Debt incurred or established in reliance on the relevant clauses of Incremental Facilities Limit), (b) in the case such Incremental Equivalent Debt is secured by a Lien on the Collateral that is junior in priority to the Lien on the Collateral securing the Obligations, exceed the principal amount of Indebtedness permitted to be incurred pursuant to clause (III) of the Incremental Facilities Limit (after replacing the reference to "2.75 to 1.00" in such clause (III) therein with "3.25 to 1.00") or (c) in the case of unsecured Incremental Equivalent Debt, without netting the proceeds of such Incremental Equivalent Debt, cause the Borrower to not be in compliance with Section 9.13(b) as of the last day of the most recent Reference Period (after giving effect to such Incremental Equivalent Debt and all Incremental Equivalent Debt, Incremental Loan Commitments, Incremental Term Loans and Incremental Revolving Credit Increases and Incremental Revolving Credit Commitments previously incurred or established and assuming, for such purposes, that any such Incremental Revolving Credit Commitments and Incremental Revolving Credit Increases have been fully drawn and funded); *provided further* that (A) any Incremental Equivalent Debt shall not be incurred or guaranteed by any Subsidiaries of the Borrower that are not Subsidiary Guarantors, (B) in the

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case of any such secured Incremental Equivalent Debt (1) such Indebtedness is not secured by any assets that are not Collateral and (2) such indebtedness is subject to a Customary Intercreditor Agreement, (C) the terms and conditions of such Indebtedness (excluding pricing, interest rate margins, discounts, premiums, rate floors, delayed draw mechanics, currency types and denominations, prepayment or redemption terms or provisions, fees and (subject to clause (D) below) maturity and amortization schedule, which shall be determined by the Borrower, and except for covenants and other provisions applicable only to periods after the Latest Maturity Date), at the option of the Borrower, shall (x) reflect market terms and conditions (taken as a whole) at the time of incurrence, issuance or effectiveness, as the case may be (as determined in good faith by the Borrower), (y) not be materially more restrictive to the Borrower and its Subsidiaries (when taken as a whole) than the terms and conditions of the Loan Documents (when taken as a whole) or (z) be reasonably satisfactory to the Administrative Agent (it being understood that to the extent that any covenant or provision is added for the benefit of any such Indebtedness, the terms and conditions of such indebtedness will be deemed not to be more restrictive than the terms and conditions of the Loan Documents if such covenant or provision is also added to the Loan Documents) and (D) except with respect to any Incremental Equivalent Debt consisting of a customary bridge facility (so long as the Indebtedness outstanding under any such customary bridge facility is automatically converted into or exchanged for long-term Indebtedness that satisfies the immediately succeeding requirements as to maturity date and Weighted Average Life to Maturity and any such conversion or exchange is subject only to customary conditions), the maturity date of any such Incremental Equivalent Debt shall be no earlier than the Latest Maturity Date, the Weighted Average Life to Maturity of any such Incremental Equivalent Debt shall not be shorter than the then remaining Weighted Average Life to Maturity of the Revolving Credit Facility and such Incremental Equivalent Debt shall not have any mandatory prepayment or redemption features (other than customary asset sale events, insurance and condemnation proceeds events, change of control offers or events of default and, in the case of loans, excess cash flow sweeps) that could result in prepayments or redemptions of such indebtedness prior to the Latest Maturity Date (provided that this clause (D) shall not prevent this incurrence of an Incremental Equivalent Debt if the proceeds thereof are placed into escrow and only permitted to be released upon certain conditions and such Incremental Equivalent Debt is prepayable if such conditions are not satisfied); and any Permitted Refinancing Indebtedness in respect of the Indebtedness referred to in this clause (n);

(o) Indebtedness in an amount equal to the aggregate Net Cash Proceeds of issuances of Qualified Equity Interests of the Borrower, except to the extent such Net Cash Proceeds have been used for the Cumulative Available Amount;

(p) Indebtedness in the form of earn-out obligations in an aggregate principal amount at any time outstanding not to exceed $50,000,000;

(q) Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section 9.1 in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 40.00% of LTM EBITDA; and

(r) (A) unsecured Indebtedness of any Credit Party or any Subsidiary thereof not otherwise permitted pursuant to this Section, in an aggregate principal amount, so long as (i) no Specified Event of Default has occurred or is continuing resulting therefrom, (ii) on a Pro Forma Basis, the Borrower is in compliance with Section 9.13 (without, when determining such compliance, netting the proceeds of such Indebtedness) and (iii) such unsecured Indebtedness satisfies the requirements of Section 9.1(n)(D) above as if such Indebtedness were Incremental Equivalent Debt, and (B) any Permitted Refinancing Indebtedness in respect of the Indebtedness referred to in the immediately preceding clause (A); provided the sum of (I) such Indebtedness incurred by Non-Guarantor Subsidiaries under this Section 9.1(r) and (II) any Indebtedness incurred by Non-Guarantor Subsidiaries under Section 9.1(e)

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shall not exceed an aggregate principal amount at any time outstanding equal to the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA;

(s) Indebtedness of any Credit Party that is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations; *provided* that (A) the Secured Net Leverage Ratio of the Borrower is less than or equal to 3.25 to 1.00 on a Pro Forma Basis after giving effect thereto (but in calculating the Secured Net Leverage Ratio when determining the permissibility of any incurrence of Indebtedness pursuant to this Section 9.1(s), excluding any proceeds of such Indebtedness to be incurred pursuant to clause (ii) of the definition of "Secured Net Leverage Ratio"), (B) such Indebtedness meets the requirements of Section 9.1(n)(A), (B) and (D) above as if such Indebtedness were Incremental Equivalent Debt and (C) such Indebtedness shall be subject to a Customary Intercreditor Agreement. For the avoidance of doubt, any original issue discount or upfront fee or accreted value thereof will not be deemed to be Indebtedness pursuant to this Section 9.1(s); and

(t) to the extent constituting Indebtedness, all obligations under that certain Nonqualified Deferred Compensation Plan of the Borrower filed as Exhibit 10.1 to the Borrower's Current Report on Form 8-K filed on February 11, 2011 and any similar deferred compensation plan that replaces such plan.

The Borrower shall be permitted to allocate and reallocate any Indebtedness (other than the Obligations) among any combination of applicable categories in this Section 9.1 upon and at any time after the original incurrence thereof. The accrual of interest, the accretion of accreted value and the payment of interest on any Indebtedness to the extent such payment of interest is in the form of additional amounts of such Indebtedness on which such interest is being so paid shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.1; provided that in each case the amount of such interest and/or accreted value shall be included in the calculation of "Consolidated Interest Expense" to the extent required by the definition of such term.

Section 9.2 Liens. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its Property, whether now owned or hereafter acquired, except:

(a) Liens created pursuant to the Loan Documents (including, without limitation, Liens in favor of the Swingline Lender and/or the Issuing Lenders, as applicable, on Cash Collateral granted pursuant to the Loan Documents);

(b) Liens in existence on the Closing Date and described on Schedule 9.2, and the replacement, renewal or extension thereof (including Liens incurred, assumed or suffered to exist in connection with any Permitted Refinancing Indebtedness permitted pursuant to Section 9.1(c) (solely to the extent that such Liens were in existence on the Closing Date and described on Schedule 9.2)); provided that the scope of any such Lien shall not be increased, or otherwise expanded, to cover any additional property (except in the case of a replacement property subject to a replacement lease) or type of asset, as applicable, beyond that in existence on the Closing Date, except for products and proceeds of the foregoing;

(c) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) (i) not yet due and payable or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or (ii) which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

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(d) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which (i) are not overdue for a period of more than thirty (30) days, or if more than thirty (30) days overdue, no action has been taken to enforce such Liens and such Liens are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) do not, individually or in the aggregate, materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries;

(e) deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance and other types of social security or similar legislation, or to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds, customs bonds and other obligations of a like nature incurred in the ordinary course of business, in each case, so long as no foreclosure sale or similar proceeding has been commenced with respect to any portion of the Collateral on account thereof;

(f) encumbrances or other matters in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount or which do not, in any case, materially impair the use thereof in the ordinary conduct of business;

(g) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to Operating Leases entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(h) Liens securing Indebtedness permitted under Section 9.1(d); provided that (i) such Liens shall be created substantially simultaneously with the acquisition, repair, construction, improvement or lease, as applicable, of the related Property, (ii) such Liens do not at any time encumber any property other than the Property financed or improved by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, construction, improvement or lease amount (as applicable) of such Property at the time of purchase, repair, construction, improvement or lease (as applicable);

(i) Liens securing judgments for the payment of money not constituting an Event of Default under Section 10.1(m) or securing appeal or other surety bonds relating to such judgments;

(j) Liens on Property (i) of any Subsidiary which are in existence at the time that such Subsidiary is acquired pursuant to a Permitted Acquisition and (ii) of the Borrower or any of its Subsidiaries existing at the time such tangible property or tangible assets are purchased or otherwise acquired by the Borrower or such Subsidiary thereof pursuant to a transaction permitted pursuant to this Agreement; provided that, with respect to each of the foregoing clauses (i) and (ii), (A) such Liens are not incurred in connection with, or in anticipation of, such Permitted Acquisition, purchase or other acquisition, (B) such Liens are applicable only to specific Property, (C) such Liens are not "blanket" or all asset Liens, (D) such Liens do not attach to any other Property of the Borrower or any of its Subsidiaries and (E) the Indebtedness secured by such Liens is permitted under Section 9.1(e) of this Agreement;

(k) Liens on assets of Foreign Subsidiaries and Non-Guarantor Subsidiaries; provided that (i) such Liens do not extend to, or encumber, assets that constitute Collateral or the Equity Interests of the Borrower or any of the Subsidiaries, and (ii) such Liens extending to the assets of any

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Foreign Subsidiary or Non-Guarantor Subsidiary secure only Indebtedness incurred by such Foreign Subsidiary or such Non-Guarantor Subsidiary, as applicable, pursuant to Section 9.1(c), (e), (l) or (o);

(l) (i) Liens of a collecting bank arising in the ordinary course of business under Section 4210 of the Uniform Commercial Code in effect in the relevant jurisdiction and (ii) Liens of any depositary bank in connection with statutory, common law and contractual rights of setoff and recoupment with respect to any deposit account of the Borrower or any Subsidiary thereof;

(m) (i) contractual or statutory Liens of landlords to the extent relating to the property and assets relating to any lease agreements with such landlord, and (ii) contractual Liens of suppliers (including sellers of goods) or customers granted in the ordinary course of business to the extent limited to the property or assets relating to such contract;

(n) any interest or title of a licensor, sublicensor, lessor or sublessor with respect to any assets under any license or lease agreement entered into in the ordinary course of business which do not (i) secure any Indebtedness;

(o) Liens on real property securing Indebtedness permitted under Section 9.1(f);

(p) Liens on the Collateral securing Indebtedness incurred pursuant to Section 9.1(s);

(q) Liens on Receivables Related Assets created in connection with Permitted Receivables Facilities permitted under Section 9.1(m); and

(r) Liens not otherwise permitted hereunder on assets other than the Collateral securing Indebtedness or other obligations in the aggregate principal amount at any time outstanding not to exceed the greater of (x) $100,000,000 and (y) 40.00% of LTM EBITDA.

The Borrower shall be permitted to allocate and reallocate any Liens (other than Liens securing the Obligations) among any combination of applicable categories in this Section 9.2 upon and at any time after the original creation thereof. Any Liens in respect of the accrual of interest, the accretion of accreted value and the payment of interest on any Indebtedness to the extent such payment of interest is in the form of additional amounts of such Indebtedness on which such interest is being so paid shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 9.1; provided that in each case the amount of such interest and/or accreted value shall be included in the calculation of "Consolidated Interest Expense" to the extent required by the definition of such term.

Section 9.3 Investments. Make any Investment, except:

(a) Investments:

(i) existing on the Closing Date in Subsidiaries existing on the Closing Date;

(ii) (A) existing on the Closing Date (other than Investments in Subsidiaries existing on the Closing Date), (B) required to be made to effectuate the Transactions or (C) described on Schedule 9.3;

(iii) made after the Closing Date by any Credit Party in any other Credit Party;

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(iv) made after the Closing Date by any Non-Guarantor Subsidiary in any other Non-Guarantor Subsidiary;

(v) made after the Closing Date by any Non-Guarantor Subsidiary in any Credit Party; and

(vi) made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount at any time outstanding not to exceed the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA (provided that any Investments in the form of loans or advances made by any Credit Party to any Non-Guarantor Subsidiary pursuant to this clause (v) shall be evidenced by a demand note in form and substance reasonably satisfactory to the Administrative Agent and shall be pledged and delivered to the Administrative Agent pursuant to the Security Documents);

(b) Investments in cash and Cash Equivalents;

(c) Investments by the Borrower or any Subsidiary consisting of Capital Expenditures on behalf of Borrower or such Subsidiary, respectively, permitted by this Agreement;

(d) deposits made in the ordinary course of business to secure the performance of leases or other obligations as permitted by Section 9.2;

(e) Hedge Agreements permitted pursuant to Section 9.1;

(f) purchases of assets in the ordinary course of business;

(g) Investments by the Borrower or any Subsidiary thereof in the form of Permitted Acquisitions;

(h) Investments in the form of loans and advances to officers, directors and employees in the ordinary course of business in an aggregate amount not to exceed at any time outstanding $2,500,000 (determined without regard to any writedowns or write-offs of such loans or advances);

(i) Investments in the form of Restricted Payments permitted pursuant to Section 9.6;

(j) Guarantees (i) permitted pursuant to Section 9.3(a), (k), (p), (q) or (r), (ii) of Subsidiaries to the extent such Guarantees are not of Indebtedness for borrowed money and are granted in the ordinary course of business consistent with past practice, and (iii) to the extent constituting Investments, of performance under customary performance guarantees;

(k) Investments in joint ventures or Unrestricted Subsidiaries; provided that the aggregate amount of all such Investments shall not at any time exceed the greater of (x) $50,000,000 and (y) 20.00% of LTM EBITDA;

(l) Investments in Subsidiaries in connection with internal reorganizations and/or restructurings and activities related to legal entity rationalization initiatives; provided that, after giving effect to any such reorganization, restructuring or activity, neither the value of the Guarantees under the Subsidiary Guaranty Agreement, taken as a whole, is materially reduced, nor the security interest of the

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Administrative Agent in the Collateral, taken as a whole, is materially impaired (as reasonably determined by the Borrower);

(m) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(n) Investments consisting of notes receivable of, or other credit extensions to, customers and suppliers who are not Affiliates of the Borrower arising in the ordinary course of business;

(o) Investments of Receivables Related Assets in Receivables Subsidiaries made in connection with a Permitted Receivables Facility;

(p) Investments not otherwise permitted pursuant to this Section 9.3 in an aggregate amount at any time outstanding not to exceed the greater of (x) $125,000,000 and (y) 50.00% of LTM EBITDA; provided that, subject to Section 1.10, immediately before and immediately after giving *pro forma* effect to any such Investments and any Indebtedness incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing;

(q) Investments not otherwise permitted pursuant to this Section 9.3 in an aggregate amount not to exceed the Cumulative Available Amount; and

(r) so long as (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis shall be less than or equal to 3.25 to 1.00 and (ii) no Specified Event of Default shall have occurred and be continuing or result therefrom, Investments not otherwise permitted pursuant to this Section 9.3.

For purposes of determining the amount of any Investment outstanding for purposes of this Section 9.3, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested). The Borrower shall be permitted to allocate and reallocate any Investment among any combination of applicable categories in this Section 9.3 upon and at any time after the original making thereof.

Section 9.4 Fundamental Changes. Merge, consolidate or enter into any similar combination with, or enter into any Asset Disposition of all or substantially all of its assets (whether in a single transaction or a series of transactions) with, any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a) (i) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving entity) or (ii) any Wholly-Owned Subsidiary of the Borrower may be merged, amalgamated or consolidated with or into any Subsidiary Guarantor (provided that the Subsidiary Guarantor shall be the continuing or surviving entity or simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith);

(b) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may be merged, amalgamated or consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may be merged, amalgamated or

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consolidated with or into, or be liquidated into, any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(c) any Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to the Borrower or any Subsidiary Guarantor; provided that, with respect to any such disposition by any Non-Guarantor Subsidiary, the consideration for such disposition shall not exceed the fair value of such assets;

(d) (i) any Non-Guarantor Subsidiary that is a Foreign Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary and (ii) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may dispose of all or substantially all of its assets (upon voluntary liquidation, dissolution, winding up or otherwise) to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary;

(e) Asset Dispositions permitted by Section 9.5 (other than clause (b) thereof);

(f) any Wholly-Owned Subsidiary of the Borrower may merge with or into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with any acquisition permitted hereunder (including, without limitation, any Permitted Acquisition permitted pursuant to Section 9.3(g)); provided that in the case of any merger involving a Wholly-Owned Subsidiary that is a Domestic Subsidiary, (i) a Subsidiary Guarantor shall be the continuing or surviving entity or (ii) simultaneously with such transaction, the continuing or surviving entity shall become a Subsidiary Guarantor and the Borrower shall comply with Section 8.14 in connection therewith; and

(g) any Person may merge into the Borrower or any of its Wholly-Owned Subsidiaries in connection with a Permitted Acquisition permitted pursuant to Section 9.3(g); provided that (i) in the case of a merger involving the Borrower or a Subsidiary Guarantor, the continuing or surviving Person shall be the Borrower or such Subsidiary Guarantor and (ii) the continuing or surviving Person shall be the Borrower or a Wholly-Owned Subsidiary of the Borrower.

Section 9.5 Asset Dispositions. Make any Asset Disposition except:

(a) the sale of inventory in the ordinary course of business;

(b) the transfer of assets to the Borrower or any Subsidiary Guarantor pursuant to any other transaction permitted pursuant to Section 9.4;

(c) (i) the write-off, discount, sale or other disposition of defaulted or past-due receivables and similar obligations in the ordinary course of business and not undertaken as part of an accounts receivable financing transaction and (ii) the sale or other disposition of Receivables Related Assets in connection with a Permitted Receivables Facility permitted under Section 9.1(m);

(d) the disposition or unwinding of any Hedge Agreement;

(e) dispositions of Investments in cash and Cash Equivalents;

(f) the transfer by any Credit Party of its assets to any other Credit Party;

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(g) the transfer by any Non-Guarantor Subsidiary of its assets to any Credit Party (provided that in connection with any new transfer, such Credit Party shall not pay more than an amount equal to the fair market value of such assets as determined in good faith at the time of such transfer);

(h) the transfer by any Non-Guarantor Subsidiary of its assets to any other Non-Guarantor Subsidiary

(i) the sale or other disposition of obsolete, worn-out or surplus assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

(j) non-exclusive licenses and sublicenses of intellectual property rights in the ordinary course of business;

(k) leases, subleases, licenses or sublicenses of real or personal property granted by the Borrower or any of its Subsidiaries to others in the ordinary course of business not detracting in any material respect from the value of such real or personal property or interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

(l) Asset Dispositions in connection with Insurance and Condemnation Events;

(m) Asset Dispositions not otherwise permitted pursuant to this Section 9.5; provided that the aggregate amount of all property disposed of in reliance on this clause (m) during any Fiscal Year shall not exceed the greater of (x) $25,000,000 and (y) 10.00% of LTM EBITDA;

(n) Asset Dispositions not otherwise permitted pursuant to this Section 9.5; provided that if the fair market value of such Asset Disposition is in excess of $25,000,000, (x) the consideration received shall be no less than seventy-five (75%) in cash or shall convert to cash or Cash Equivalents within 180 days from receipt or (y) if the consideration received shall be less than seventy-five (75%) in cash or Cash Equivalents or shall not convert to cash or Cash Equivalents within 180 days from receipt, in an aggregate amount of up to $20,000,000 at any one time outstanding; and

(o) Asset Dispositions pursuant to Sale Leaseback Transactions not otherwise permitted pursuant to this Section 9.5 in an aggregate amount (measured by the fair market value (as reasonably determined in good faith by the Borrower) of the real property subject thereto) for all such Sale Leaseback Transactions in the aggregate since the Closing Date not exceeding $75,000,000.

Section 9.6 Restricted Payments. Declare or pay any Restricted Payments; provided that:

(a) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay dividends in shares of its own Qualified Equity Interests on a ratable basis to holders of its Equity Interests (and may pay cash in lieu of fractional Qualified Equity Interests);

(b) any Subsidiary of the Borrower may pay cash dividends to the Borrower or any Subsidiary Guarantor (and, if applicable, to other holders of its outstanding Qualified Equity Interests on a *pro rata* basis);

(c) (i) any Non-Guarantor Subsidiary that is a Domestic Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary that is a Domestic Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis) and (ii) any Non-

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Guarantor Subsidiary that is a Foreign Subsidiary may make Restricted Payments to any other Non-Guarantor Subsidiary (and, if applicable, to other holders of its outstanding Equity Interests on a ratable basis);

(d) the Borrower or any of its Subsidiaries may redeem, retire or otherwise acquire shares of its Equity Interests or options or other equity or phantom equity in respect of its Equity Interests from present or former officers, employees, directors or consultants (or their family members or trusts or other entities for the benefit of any of the foregoing) or make severance payments to such Persons in connection with the death, disability or termination of employment or consultancy of any such officer, employee, director or consultant in an aggregate amount not to exceed $10,000,000 in any Fiscal Year (plus any unused amount from any preceding Fiscal Years with any unused amounts to be deemed to be used prior to any amounts from the current Fiscal Year) (inclusive of but not limited to repurchases under any 401(k) plan);

(e) the Borrower may pay regularly scheduled dividends and board approved share repurchases in respect of its common Equity Interests in an aggregate amount of up to the greater of (i) 6.0% of the Borrower's market capitalization per Fiscal Year and (ii) $200,000,000 in any Fiscal Year;

(f) so long as (i) the Total Net Leverage Ratio calculated on a Pro Forma Basis is less than or equal to 3.00 to 1.00 and (ii) no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may declare or make any Restricted Payments;

(g) so long as no Event of Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may make other Restricted Payments in an aggregate amount not to exceed the greater of (x) $25,000,000 and (y) 10.00% of LTM EBITDA during the term of this Agreement; and

(h) the Borrower or any of its Subsidiaries may make any Restricted Payment declared on a date on which such Restricted Payment was permitted under this Agreement if such Restricted Payment is made in accordance with the terms of such declaration on a date within sixty (60) days after the date of such declaration.

Section 9.7 [Reserved].

Section 9.8 [Reserved].

Section 9.9 [Reserved].

Section 9.10 [Reserved].

Section 9.11 [Reserved].

Section 9.12 [Reserved].

Section 9.13 Financial Covenants. Subject to Section 1.13:

(a) Minimum Consolidated Interest Coverage Ratio. As of the last day of any Reference Period ending after the Closing Date, permit the Consolidated Interest Coverage Ratio for such Reference Period to be less than 2.00 to 1.00.

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(b) Maximum Total Net Leverage Ratio. As of the last day of any Reference Period ending after the Closing Date, permit the Total Net Leverage Ratio to be greater than 4.00 to 1.00; provided that, solely with respect to this Section 9.13(b), upon the consummation of a Qualified Acquisition, the then applicable Total Net Leverage Ratio shall increase to 4.50 to 1.00 as of the end of the Reference Period in which such Qualified Acquisition is consummated and as of the end of the immediately following three (3) Reference Periods ending thereafter.

ARTICLE X
DEFAULT AND REMEDIES

Section 10.1 Events of Default. Each of the following shall constitute an Event of Default:

(a) Default in Payment of Principal of Loans and Reimbursement Obligations. The Borrower or any other Credit Party shall default in any payment of principal of any Loan or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

(b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on (i) any Loan or Reimbursement Obligation and such default shall continue for a period of five (5) Business Days or (ii) the payment of any other Obligation and such default shall continue for a period of ten (10) Business Days.

(c) Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, in any other Loan Document, or in any document delivered in connection herewith or therewith that is subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any respect when made or deemed made or any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Credit Party or any Subsidiary thereof in this Agreement, any other Loan Document, or in any document delivered in connection herewith or therewith that is not subject to materiality or Material Adverse Effect qualifications, shall be incorrect or misleading in any material respect when made or deemed made; provided that if any such misrepresentation is capable of being cured, an Event of Default due to such misrepresentation shall not occur until 30 days after such misrepresentation has occurred.

(d) Default in Performance of Certain Covenants. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any covenant or agreement contained in Section 8.3(a), 8.4 (in the case of Section 8.4, to the extent relating to the Borrower only and not any Subsidiary) or Article IX; provided that a Default or an Event of Default with respect to Section 9.13 shall not apply to any Incremental Term Loan or Incremental Term Loan Commitments unless all amounts under the Revolving Credit Facility have been declared due and payable and the Revolving Credit Commitments under the Revolving Credit Facility have been terminated, in each case as a result of such violation or breach of Section 9.13.

(e) Default in Performance of Other Covenants and Conditions. Any Credit Party or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for in this Section 10.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after the earlier of (i) the Administrative Agent's delivery of written notice thereof to the Borrower and (ii) a Responsible Officer of any Credit Party having obtained knowledge thereof.

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(f) Indebtedness Cross-Default. Any Credit Party or any Subsidiary thereof shall (i) default in the payment of any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount beyond the period of grace if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate principal amount (including undrawn committed or available amounts), or with respect to any Hedge Agreement, the Hedge Termination Value, of which is in excess of the Threshold Amount or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice and/or lapse of time, if required, any such Indebtedness to (A) become due, or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity (any applicable grace period having expired) or (B) be cash collateralized.

(g) [Reserved.]

(h) Change in Control. Any Change in Control shall occur.

(i) Voluntary Bankruptcy Proceeding. Any Credit Party or any Subsidiary thereof shall (i) commence a voluntary case under any Debtor Relief Laws, (ii) file a petition seeking to take advantage of any Debtor Relief Laws, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under any Debtor Relief Laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(j) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Credit Party or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under any Debtor Relief Laws, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for any Credit Party or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(k) Failure of Agreements. Any provision of the Subsidiary Guaranty Agreement (to the extent relating to a material Subsidiary Guarantor) shall for any reason cease to be valid and binding on such Subsidiary Guarantor or any such Subsidiary Guarantor shall so state in writing, or any Loan Document shall for any reason, except during a Collateral Release Period, cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on, or security interest in, any of the Collateral purported to be covered thereby, in each case other than in accordance with the express terms hereof or thereof.

(l) ERISA Events. The occurrence of any of the following events: (i) any Credit Party or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Sections 412 or 430 of the Code, any Credit Party or any ERISA

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Affiliate is required to pay as contributions thereto and such unpaid amounts are in excess of an amount that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) a Termination Event or (iii) any Credit Party or any ERISA Affiliate makes a complete or partial withdrawal from any Multiemployer Plan and the Multiemployer Plan notifies such Credit Party or ERISA Affiliate that such entity has incurred a withdrawal liability requiring payments in excess of an amount that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(m) Judgment. One or more final judgments, orders or decrees shall be entered against any Credit Party or any Subsidiary thereof by any court and continues without having been discharged, vacated or stayed for a period of thirty (30) consecutive days after the entry thereof and such judgments, orders or decrees are either (i) for the payment of money, individually or in the aggregate (to the extent not paid or covered by insurance as to which the relevant insurance company has acknowledged coverage), in an amount equal to or in excess of the Threshold Amount or (ii) for injunctive relief and could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 10.2 Remedies. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, or upon the request of the Required Lenders (or, to the extent set forth below, the Required Revolving/TLA Lenders or Required Revolving Credit Lenders), the Administrative Agent shall, by notice to the Borrower:

(a) Acceleration; Termination of Credit Facility. Terminate the Commitment and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided that (A) upon the occurrence of an Event of Default specified in Section 10.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Credit Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding and (B) to the extent that such Event of Default shall have arisen from a breach of failure to comply with Section 9.13 (and no other Event of Default is then occurring or continuing), the actions described in this Section 10.2(a) shall only be permitted to be taken with the consent of the Required Revolving/TLA Lenders and the Required Lenders shall not otherwise have any rights to direct such actions to be taken.

(b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, at the request of the Required Revolving Credit Lenders and not at the demand or request of the Required Lenders, demand that the Borrower deposit in a Cash Collateral account opened by the Administrative Agent an amount equal to one hundred and two (102%) of the aggregate then undrawn and unexpired amount of such Letters of Credit; provided, however, that the obligation to provide such deposits shall become due and payable, without presentment, demand, protest or other notice of any kind, upon the occurrence of an Event of Default specified in Section 10.1(i) or (j). Amounts held in such Cash Collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Secured Obligations in accordance with

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Section 10.4. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Secured Obligations shall have been paid in full, the balance, if any, in such Cash Collateral account shall be returned to the Borrower.

(c) General Remedies. Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Secured Obligations.

(d) Rescission. (I) Any action taken under Section 10.2(a) due to the continuance of an Event of Default (other than (A) an Event of Default that has arisen under Section 10.1(i) or 10.1(j) or (B) that has arisen from a failure to comply or a breach of Section 9.13) may be rescinded with the written consent of the Required Lenders and (II) any action taken under Section 10.2(a) due to the continuance of an Event of Default that has arisen from a failure to comply with or a breach of Section 9.13 may be rescinded with the written consent of only the Required Revolving/TLA Lenders.

Section 10.3 Rights and Remedies Cumulative; Non-Waiver; Etc.

(a) The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 10.2 for the benefit of all the Lenders and the Issuing Lenders; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Lender or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Lender or Swingline Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 12.4 (subject to the terms of Section 5.6), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided further that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 10.2 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.6, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

Section 10.4 Crediting of Payments and Proceeds. In the event that the Obligations have been accelerated pursuant to Section 10.2 or the Administrative Agent or any Lender has exercised any remedy

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set forth in this Agreement or any other Loan Document, all payments received on account of the Secured Obligations and all net proceeds from the enforcement of the Secured Obligations shall, subject to the provisions of Sections 5.14 and 5.15, be applied by the Administrative Agent as follows:

(a) First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

(b) Second, to payment of that portion of the Secured Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Revolving Credit Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, the Issuing Lenders and the Swingline Lender under the Loan Documents, including attorney fees, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause (b) payable to them;

(c) Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Revolving Credit Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders, the Issuing Lenders and the Swingline Lender in proportion to the respective amounts described in this clause (c) payable to them;

(d) Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and Secured Hedge Obligations and Secured Cash Management Obligations then owing and to Cash Collateralize any L/C Obligations then outstanding, ratably among holders of such obligations in proportion to the respective amounts described in this clause (d); and

(e) Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Secured Cash Management Obligations and Secured Hedge Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof. Each holder of Secured Cash Management Obligations or Secured Hedge Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article XI for itself and its Affiliates as if a "Lender" party hereto.

Section 10.5 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Credit Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of

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the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.1(j), 5.3 and 12.3) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 3.1(j), 5.3 and 12.3.

Section 10.6 [Reserved].

Section 10.7 [Reserved].

ARTICLE XI
THE ADMINISTRATIVE AGENT

Section 11.1 Appointment and Authority.

(a) Each of the Lenders and each Issuing Lender hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article XI are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term "agent" herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

(b) The Administrative Agent shall also act as the "collateral agent" under the Loan Documents, and each of the Lenders (including in its capacities as a potential holder of Secured Hedge Obligations and Secured Cash Management Obligations) and the Issuing Lenders hereby irrevocably appoint and authorize the Administrative Agent to act as the agent of such Lender and the Issuing Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Credit Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as "collateral agent" and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article XI for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article XI and Article XII

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(including Section 12.3(c), as though such co-agents, sub-agents and attorneys-in-fact were the "collateral agent" under the Loan Documents) as if set forth in full herein with respect thereto.

(c) The Administrative Agent is hereby authorized by the Lenders and other Secured Parties to (i) enter into any Customary Intercreditor Agreement (to the extent contemplated by an explicit reference thereto in Section 9.1(n) or Section 9.1(s)) and (ii) the parties hereto acknowledge that such Customary Intercreditor Agreement will be binding upon them. Each Lender and other Secured Party (a) understands, acknowledges and agrees that Liens will be created on Collateral pursuant to the Security Documents, which Liens may be subject to the terms and conditions of a Customary Intercreditor Agreement entered into by the Administrative Agent, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any such Customary Intercreditor Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into any such Customary Intercreditor Agreement contemplated by this Agreement.

Section 11.2 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 11.3 Exculpatory Provisions. The Administrative Agent or the Arranger, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arranger, as applicable:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or any Issuing Lender, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, Arranger or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein;

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(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 12.2 and Section 10.2) or (ii) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by a final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender;

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral or (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent; and

(f) shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment of Loans, or disclosure of confidential information, to any Disqualified Institution.

Section 11.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 11.5 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XI shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the

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negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 11.6 Resignation of Administrative Agent.

(a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, (or such earlier day as shall be agreed by the Required Lenders) (the "Resignation Effective Date"), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender or Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b) If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the "Removal Effective Date"), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c) With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lenders under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 5.11(i) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 11.6) . The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent's resignation or removal hereunder and under the other Loan Documents, the provisions of this Article XI and Section 12.3 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of

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them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(d) Any resignation by Bank of America as Administrative Agent pursuant to this Section 11.6 shall also constitute its resignation as an Issuing Lender and a Swingline Lender. If Bank of America resigns as an Issuing Lender, it shall retain all the rights, powers, privileges and duties of an Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an Issuing Lender and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 3.1(c). If Bank of America resigns as a Swingline Lender, it shall retain all the rights of a Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.2(b). Upon the appointment by the Borrower of a successor Issuing Lender or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Swingline Lender, as applicable, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

Section 11.7 Non-Reliance on Administrative Agent, the Arranger and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent nor the Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or the Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Credit Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arranger to any Lender or each Issuing Lender as to any matter, including whether the Administrative Agent or the Arranger have disclosed material information in their (or their Related Parties') possession. Each Lender and each Issuing Lender represents to the Administrative Agent and the Arranger that it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and each Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties. Each Lender and each Issuing Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or Issuing Lender for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such

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Lender or Issuing Lender, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each Issuing Lender agrees not to assert a claim in contravention of the foregoing. Each Lender and each Issuing Lender represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

Section 11.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Lender hereunder.

Section 11.9 Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lenders and the Administrative Agent under Sections 3.1(i) and (j), 5.3 and 12.3) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 5.3 and 12.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Lender or in any such proceeding.

The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Credit Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the

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Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (l) of Section 12.2 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.

Section 11.10 Collateral and Guaranty Matters. (i) Without limiting the provisions of Section 11.9, each of the Lenders (including in its capacities as a potential holder of Secured Cash Management Obligations and a potential holder of Secured Hedge Obligations) and the Issuing Lenders irrevocably authorize the Administrative Agent:

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Lender shall have been made), (ii) that is sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder to a Person that is not a Credit Party, (iii) that constitutes "Excluded Property" (as such term is defined in the Collateral Agreement), or (iv) if approved, authorized or ratified in writing in accordance with Section 12.2;

(b) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty Agreement if such Subsidiary shall become an Excluded Subsidiary; and

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 9.2(h); and

(ii) if the Collateral Release Date occurs then all of the Liens granted to the Administrative Agent pursuant to the Security Documents on the Collateral, shall be automatically released and terminated at such time (the "Collateral Release").

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent's authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Guarantee pursuant to this Section 11.10. In each case as specified in this Section 11.10, the Administrative Agent will, at the Borrower's expense, execute and deliver to the applicable Credit Party such documents as such Credit

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Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Subsidiary Guarantor from its obligations under the Guarantee, in each case in accordance with the terms of the Loan Documents and this Section 11.10; provided that such Credit Party shall have furnished the Administrative Agent an executed certificate of a Responsible Officer confirming that such release or subordination is permitted by the Loan Documents.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent's Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 11.11 Secured Hedge Obligations and Secured Cash Management Obligations. Except as otherwise expressly set forth in any Loan Document, no holder of Secured Cash Management Obligations or Secured Hedge Obligations that obtains the benefits of Section 10.4, the Subsidiary Guaranty Agreement or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty Agreement or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article XI to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Obligations and Secured Hedge Obligations unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable holder of Secured Cash Management Obligations or Secured Hedge Obligations, as the case may be.

Section 11.12 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using "plan assets" (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

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(iii) (A) such Lender is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender's entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Section 11.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or any Issuing Lender (the "Lender Recipient Party"), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender Recipient Party receiving a Rescindable Amount shall repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender Recipient Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender Recipient Party irrevocably waives any and all defenses, including any "discharge for value" (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender Recipient Party promptly upon determining that any payment made to such Lender Recipient Party comprised, in whole or in part, a Rescindable Amount.

Section 11.14 Withholding Tax. To the extent required by any Applicable Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of Section 5.11, each Lender shall indemnify the Administrative Agent against, and shall make payable in respect thereof within 30 days after demand therefor, all Taxes and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for the Administrative Agent) incurred by or asserted against the Administrative Agent by the IRS or any other Governmental Authority as a result of the failure of the Administrative Agent to properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate documentation was not

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delivered or not property executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document or from any other sources against any amount due the Administrative Agent under this Section 11.14. The agreements in this Section 11.14 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document. For the avoidance of doubt, the term "Lender" shall, for purposes of this Section 11.14, include any Issuing Lender.

ARTICLE XII
MISCELLANEOUS

Section 12.1 Notices.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

If to the Borrower:

Dorman Products, Inc.
3400 E. Walnut Street
Colmar, PA 18915
Attention of: Chief Financial Officer
E-mail: dhession@dormanproducts.com

With copies to:

Dorman Products, Inc.
3400 E. Walnut Street
Colmar, PA 18915
Attention of: General Counsel
E-mail: jbraun@dormanproducts.com

If to Bank of America as Administrative Agent:

Agent's Office (for Payments and Requests for Credit Extensions):

Bank of America, N.A.
Kesha Martinez
Building C
2380 Performance Dr
Mail Code: TX2-984-03-23
Richardson, Texas 75082
Telephone: 469.201.8836

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Facsimile: 214.290.9416
Electronic Mail: kesha.martinez@bofa.com

USD Payment Instructions:

Bank of America, N.A.
ABA# 026009593
New York, New York
Account No.: 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: Dorman Products, Inc.

Other Notices as Administrative Agent and Collateral Agent:

Don B. Pinzon
Bank of America, N.A.
222 Broadway, 14th Floor
Agency Management Group
Mail Code: NY3-222-14-03
New York, New York 10038
Telephone: 646.556.3280
Facsimile: 212.901.7843
Electronic Mail: don.b.pinzon@bofa.com

Trade Services Contact:

Michael Grizzanti
Bank of America, N.A.
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA, 18507
Telephone: 570.496.9621
Facsimile: 806.755.8743
Electronic Email: michael.a.grizzanti@bofa.com

Credit Contact:

Kevin Dobosz
Bank of America, N.A.
Four Penn Center
1600 JFK Blvd., Suite 1100
Mail Code: PA7-188-11-01
Philadelphia, PA 19103
Telephone: 267.675.0197
Facsimile: 212.909.8581
Electronic Mail: kevin.dobosz@bofa.com

If to any Lender:

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To the address of such Lender set forth on the Register with respect to deliveries of notices and other documentation that may contain material non-public information.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the Issuing Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any Issuing Lender pursuant to Article II or III if such Lender or such Issuing Lender, as applicable, has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or other communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Administrative Agent's Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d) Change of Address, Etc. Each of the Borrower, the Administrative Agent, any Issuing Lender or the Swingline Lender may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, each Issuing Lender and the Swingline Lender.

(e) Platform.

(i) Each Credit Party, each Lender and each Issuing Lender agrees that the Administrative Agent may, but shall not be obligated to, make the Borrower Materials available to the Issuing Lenders and the other Lenders by posting the Borrower Materials on the Platform.

(ii) The Platform is provided "as is" and "as available." The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Borrower Materials or the adequacy of the Platform, and expressly disclaim liability for errors or omissions in the Borrower

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Materials. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Borrower Materials or the Platform. Although the Platform is secured pursuant to generally-applicable security procedures and policies implemented or modified by the Administrative Agent and its Related Parties, each of the Lenders, the Issuing Lenders and the Borrower acknowledges and agrees that distribution of information through an electronic means is not necessarily secure in all respects, the Administrative Agent or any of its Related Parties (collectively, the "Agent Parties") are not responsible for approving or vetting the representatives, designees or contacts of any Lender or Issuing Lender that are provided access to the Platform and that there may be confidentiality and other risks associated with such form of distribution. Each of the Borrower, each Lender and each Issuing Lender party hereto understands and accepts such risks. In no event shall the Agent Parties have any liability to any Credit Party, any Lender or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party's or the Administrative Agent's transmission of communications through the Internet (including the Platform), except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages, losses or expenses (as opposed to actual damages, losses or expenses).

(f) Private Side Designation. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the "Private Side Information" or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender's compliance procedures and Applicable Law, including United States Federal and state securities Applicable Laws, to make reference to Borrower Materials that are not made available through the "Public Side Information" portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities Applicable Laws.

Section 12.2 Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or (x) by the Administrative Agent with the consent of the Required Lenders, (y) in the case any amendment or waiver contemplated in clause (b)(A) below, shall only require the consent of the Required Revolving/TLA Lenders or (z) in the case any amendment or waiver contemplated in clause (b)(B) below, shall only require the consent of the Required Revolving Credit Lenders), acknowledged by the Administrative Agent and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided that no amendment, waiver or consent shall:

(a) without the prior written consent of each Revolving Credit Lender (and for the purposes of clause (i), each Term Loan Lender), amend, modify or waive (i) Section 6.2 or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Lenders (pursuant to, in the case of any such amendment to a provision hereof other than Section 6.2, any substantially concurrent request by the Borrower for a borrowing of Term Loans, Revolving Credit Loans or issuance of Letters of Credit) to make Term Loans, Revolving Credit Loans when such Lenders would not otherwise be required to do so, (ii) the amount of the Swingline Commitment or (iii) the amount of the L/C Sublimit;

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(b) (A) without the prior written consent of the Required Revolving/TLA Lenders, amend, modify or waive any terms of Section 9.13, 10.2(a)(B) or 10.2(d)(II) (including, as to its use in Section 9.13, Section 10.2(a)(B) or 10.2(d)(II), as the case may be, any defined term used therein) or Default or Event of Default related thereto and (B) without the prior written consent of the Required Revolving Credit Lenders, amend, modify or waive any terms of Section 3.1(b)(i)(B), 10.2(b) or the last sentence of Section 3.1(j) (including, as to its use in Section 3.1(b)(i)(B), 10.2(b) or the last sentence of Section 3.1(j), as the case may be, any defined term used therein) or Default or Event of Default related thereto;

(c) increase or extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 10.2) or increase the amount of Loans of any Lender, in any case, without the written consent of such Lender;

(d) waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (iv) of the proviso set forth in the paragraph below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest or letter of credit commissions at the rate set forth in Section 5.1(b) during the continuance of an Event of Default;

(f) change Section 5.6 or Section 10.4 (or amend any other term of the Loan Documents that would have the effect of changing Section 5.6 or Section 10.4) in a manner that would alter the *pro rata* sharing of payments or order of application required thereby without the written consent of each Lender directly and adversely affected thereby;

(g) [Reserved.]

(h) except as otherwise permitted by this Section 12.2 change any provision of this Section 12.2 or reduce the percentages specified in the definitions of "Required Lenders", "Required Revolving Credit Lenders" or "Required Revolving/TLA Lenders" or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly and adversely affected thereby;

(i) consent to the assignment or transfer by any Credit Party of such Credit Party's rights and obligations under any Loan Document to which it is a party (except as permitted pursuant to Section 9.4), in each case, without the written consent of each Lender;

(j) release (i) all of the Subsidiary Guarantors or (ii) Subsidiary Guarantors comprising substantially all of the credit support for the Secured Obligations, in any case, from any Subsidiary Guaranty Agreement (other than as authorized in Section 11.11), without the written consent of each Lender;

(k) release all or substantially all of the Collateral from the Liens created by the Security Documents (provided that, during the Collateral Release Period, the Administrative Agent may perform any action related to the automatic release of all or substantially all of the Collateral from the

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Liens created by the Security Documents without consent of any Lender) or release any Security Document (other than as authorized in Section 11.11 or as otherwise specifically permitted or contemplated in this Agreement or the applicable Security Document) without the written consent of each Lender; or

(l) subordinate a material portion of the Liens securing the Secured Obligations to the Liens securing any Indebtedness (other than as specifically permitted or contemplated in this Agreement or the applicable Security Document or under any debtor-in-possession financing) or subordinate a material portion of the Secured Obligations in contractual right of payment to any Indebtedness, in each case without the written consent of each Lender directly and adversely affected thereby (other than as explicitly permitted in this Agreement or the applicable Security Document or under any debtor-in-possession financing);

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by each affected Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) each Letter of Credit Application may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; provided that a copy of such amended Letter of Credit Application shall be promptly delivered to the Administrative Agent upon such amendment or waiver, (v) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of Lenders holding Loans or Commitments of a particular Class (but not the Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section 12.2 if such Class of Lenders were the only Class of Lenders hereunder at the time, (vi) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision and (vii) the Administrative Agent (and, if applicable, the Borrower) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents in order to implement any Conforming Changes or otherwise effectuate the terms of Section 5.8(c) in accordance with the terms of Section 5.8(c). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Revolving Credit Commitment of such Lender may not be increased or extended without the consent of such Lender, and (B) any amendment, waiver, or consent hereunder which requires the consent of all Lenders or each affected Lender that by its terms disproportionately and adversely affects any such Defaulting Lender relative to other affected Lenders shall require the consent of such Defaulting Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Borrower and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have

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been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents and (y) to enter into amendments or modifications to this Agreement (including, without limitation, amendments to this Section 12.2) or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to effectuate the terms of Section 5.13 (including, without limitation, as applicable, (1) to permit the Incremental Term Loans and the Incremental Revolving Credit Increases to share ratably in the benefits of this Agreement and the other Loan Documents, (2) to include the Incremental Term Loan Commitments and the Incremental Revolving Credit Increase, as applicable, or outstanding Incremental Term Loans and outstanding Incremental Revolving Credit Increase, as applicable, in any determination of (i) Required Lenders, Required Revolving Credit Lenders or Required Revolving/TLA Lenders, as applicable or (ii) similar required lender terms applicable thereto); provided that no amendment or modification shall result in any increase in the amount of any Lender's Commitment or any increase in any Lender's Commitment Percentage, in each case, without the written consent of such affected Lender and (3) to make amendments to any outstanding tranche of Term Loans to permit any Incremental Term Loan Commitments and Incremental Term Loans to be "fungible" (including, without limitation, for purposes of the Code) with such tranche of Term Loans, including, without limitation, increases in the Applicable Margin or any fees payable to such outstanding tranche of Term Loans or providing such outstanding tranche of Term Loans with the benefit of any call protection or covenants that are applicable to the proposed Incremental Term Loan Commitments or Incremental Term Loans; provided that any such amendments or modifications to such outstanding tranche of Term Loans shall not directly adversely affect the Lenders holding such tranche of Term Loans without their consent.

Section 12.3 Expenses; Indemnity.

(a) Costs and Expenses. The Borrower and any other Credit Party, jointly and severally, shall pay (i) all reasonable out of pocket costs and expenses incurred by the Administrative Agent, the Arrangers and their respective Affiliates (including, without limitation, the reasonable legal fees, charges and disbursements of counsel for the Administrative Agent and the Arrangers but limited to the reasonable and documented out of pocket fees, charges and disbursements of one counsel to the Administrative Agent and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty, due diligence expenses and all printing, reproduction, document delivery, travel, CUSIP, SyndTrak, and communication costs, incurred in connection with the preparation, review, negotiation, execution, delivery, enforcement and administration of this Agreement), in connection with the syndication of the Credit Facility, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by any Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender, any Issuing Lender or any agent (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender, any Issuing Lender or any agent but limited to the reasonable and documented out of pocket fees, charges and disbursements of one counsel to the respective Administrative Agent, Lender or Issuing Lender, and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty and in the case of any actual or perceived conflict of interest where the Administrative Agent, any Lender, any Issuing Lender or any agent affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 12.3, or (B) in connection with the Loans made or Letters of Credit issued

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hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Issuing Lender and each agent, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, intra-party claims), penalties, damages, liabilities and related costs and expenses (including, without limitation, the reasonable legal fees, charges and disbursements of any counsel for any Indemnitee, but limited to the reasonable and documented out-of-pocket fees, charges and disbursements of one counsel to all Indemnitees (taken as a whole) and, if reasonably necessary, a single local counsel in each relevant jurisdiction and with respect to each relevant specialty and in the case of any actual or perceived conflict of interest where the Administrative Agent, any Lender, any Issuing Lender, or any agent and each Related Party affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person), and shall indemnify and hold harmless, each Indemnitee from, and shall pay or reimburse any such Indemnitee for, all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Credit Party), arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Transactions), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party or any subsidiary thereof, or any Environmental Liability related in any way to any Credit Party or any subsidiary, (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party or any subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant's fees; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, penalties, damages, liabilities or related costs and expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (B) result from any claim brought against such Indemnitee in its role as agent or arranger by any other Indemnitee that is not based on an act or omission by the Borrower or any of its Affiliates. This Section 12.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section 12.3 to be paid by it to the Administrative Agent (or any sub-agent thereof), any Issuing Lender, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such Issuing Lender, the Swingline Lender or such Related Party, as the case may be, such Lender's *pro rata* share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender's share of the Total Credit Exposure at such time, or if the Total Credit Exposure has been reduced to zero, then based on such Lender's share of the Total

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Credit Exposure immediately prior to such reduction) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to any Issuing Lender or the Swingline Lender solely in its capacity as such, only the Revolving Credit Lenders shall be required to pay such unpaid amounts, such payment to be made severally among them based on such Revolving Credit Lenders' Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought or, if the Revolving Credit Commitment has been reduced to zero as of such time, determined immediately prior to such reduction); provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Issuing Lender or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 5.7.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrower and each other Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 12.3 shall be payable promptly after demand therefor.

(f) Survival. Each party's obligations under this Section 12.3 shall survive the termination of the Loan Documents and payment of the obligations hereunder.

Section 12.4 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each Issuing Lender, the Swingline Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Credit Party against any and all of the obligations of the Borrower or such Credit Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, such Issuing Lender or the Swingline Lender or any of their respective Affiliates, irrespective of whether or not such Lender, such Issuing Lender, the Swingline Lender or any such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, such Issuing Lender, the Swingline Lender or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 5.15 and, pending such payment, shall be segregated by such Defaulting Lender or Affiliate of a Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders, the Swingline Lender and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in

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reasonable detail the Secured Obligations owing to such Defaulting Lender or any of its Affiliates as to which such right of setoff was exercised. The rights of each Lender, each Issuing Lender, the Swingline Lender and their respective Affiliates under this Section 12.4 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Lender, the Swingline Lender or their respective Affiliates may have. Each Lender, such Issuing Lender and the Swingline Lender agree to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 12.5 Governing Law; Jurisdiction, Etc.

(a) Governing Law. This Agreement and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement or any other Loan Document (except, as to any Security Document, as expressly set forth therein or where applicable local law is necessary for enforceability or perfection) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

(b) Submission to Jurisdiction. The Borrower and each other Credit Party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Lender, the Swingline Lender, or any Related Party of the foregoing in any way relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York (except to the extent the Administrative Agent or any Lender requires submission to any other jurisdiction in connection with the exercise of any rights under any Security Document or the enforcement of any judgment), and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent, any Agent, any Lender, any Issuing Lender or the Swingline Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or any other Credit Party or its properties in the courts of any jurisdiction.

(c) Waiver of Venue. The Borrower and each other Credit Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in this Section 12.5. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

Section 12.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY

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ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND CONSENT AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.6.

Section 12.7 Reversal of Payments. To the extent any Credit Party makes a payment or payments to the Administrative Agent for the ratable benefit of any of the Secured Parties or to any Secured Party directly or the Administrative Agent or any Secured Party receives any payment or proceeds of the Collateral or any Secured Party exercises its right of setoff, which payments or proceeds (including any proceeds of such setoff) or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any Debtor Relief Law, other Applicable Law or equitable cause, then, to the extent of such payment or proceeds repaid, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent, and each Lender and each Issuing Lender severally agrees to pay to the Administrative Agent upon demand its applicable ratable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent plus interest thereon at a *per annum* rate equal to the Federal Funds Rate from the date of such demand to the date such payment is made to the Administrative Agent.

Section 12.8 Injunctive Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

Section 12.9 Successors and Assigns; Participations.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 12.9, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 12.9 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 12.9 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a

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portion of its (i) Revolving Credit Commitment and the Revolving Credit Loans at the time owing to it and/or (ii) Amendment No. 1 Term Loan Commitment and the Amendment No. 1 Term Loans at the time owing to it); provided that, in each case with respect to any Credit Facility, any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and/or the Loans at the time owing to it (in each case with respect to any Credit Facility) or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in paragraph (b)(i)(B) of this Section 12.9 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in paragraph (b)(i)(A) of this Section 12.9, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent (or, if "Trade Date" is specified in the Assignment and Assumption, as of such date)) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Borrower shall be deemed to have given its consent five (5) Business Days after the date written notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate classes on a non-*pro rata* basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section 12.9 and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the assignment is made in connection with the primary syndication of the Credit Facility; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received written notice thereof;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) the Revolving Credit Facility if such assignment is to a Person that is not a Lender with a Revolving Credit Commitment, an Affiliate of such Lender or an Approved Fund with respect to such

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Lender or (ii) the Term Loans to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C) the consents of the Issuing Lenders and the Swingline Lender shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that (A) only one such fee will be payable in connection with simultaneous assignments to two or more related Approved Funds by a Lender and (B) the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of its subsidiaries or Affiliates (other than the Borrower or a Subsidiary of Borrower in compliance with Section 12.9(h)) or (B) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi) No Assignment to Natural Persons. No such assignment shall be made to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person).

(vii) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable *pro rata* share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Lenders, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full *pro rata* share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Credit Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 12.9, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 5.8, 5.9, 5.10, 5.11 and 12.3 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no

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assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 12.9 (other than a purported assignment to a natural Person or the Borrower or any of the Borrower's Subsidiaries or Affiliates, which shall be null and void).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (but only to the extent of entries in the Register that are applicable to such Lender), at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower's Subsidiaries or Affiliates) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Lender, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.3(c) with respect to any payments made by such Lender to its Participant(s).

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 12.2(b), (c), (d), (e) or (f) that directly and adversely affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 5.9, 5.10 and 5.11 (subject to the requirements and limitations therein, including the requirements under Section 5.11(g) (it being understood that the documentation required under Section 5.11(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to this Section 12.9(b); provided that such Participant (A) shall be subject to the provisions of Section 5.12 as if it were an assignee under this Section 12.9(b); and (B) shall not be entitled to receive any greater payment under Sections 5.10 or 5.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower's request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.12(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be

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entitled to the benefits of Section 12.4 as though it were a Lender; provided that such Participant shall be subject to Section 5.6 and Section 12.4 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant's interest in the Loans or other obligations under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) Cashless Settlement. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender.

(g) [Reserved].

(h) Any Lender may, so long as no Event of Default has occurred and is continuing, at any time, assign all or a portion of its rights and obligations with respect to any Class of Incremental Term Loans under this Agreement to the Borrower or any Subsidiary through open market purchases on a non-pro rata basis; provided, further, that:

(i) No Revolving Credit Loans or Revolving Credit Commitments by be so assigned to the Borrower or any of its Affiliates;

(ii) if the assignee is the Borrower, (a) the principal amount of such Incremental Term Loans, along with all accrued and unpaid interest thereon, so contributed, assigned or transferred to the Borrower shall be deemed automatically cancelled and extinguished on the date of such contribution, assignment or transfer, (b) the aggregate outstanding principal amount of Incremental Term Loans of the remaining Lenders shall reflect such cancellation and extinguishing of the Incremental Term Loans then held by the Borrower and (c) the Borrower shall promptly provide notice to the Administrative Agent of such contribution, assignment or transfer of such Incremental Term Loans, and the Administrative Agent, upon receipt of such notice, shall reflect the cancellation of the applicable Incremental Term Loans in the Register; and

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(iii) purchases of Incremental Term Loans pursuant to this Section 12.2(h) shall not be funded with the proceeds of Revolving Credit Loans or Swingline Loans.

> Each Lender participating in any assignment to the Borrower or any of its Subsidiaries acknowledges and agrees that in connection with such assignment, (1) the Borrower or any of its Subsidiaries then may have, and later may come into possession of Excluded Information, (2) such Lender has independently and, without reliance on, the Borrower or any of its Subsidiaries, the Administrative Agent or any other Agent Party, made its own analysis and determination to participate in such assignment notwithstanding such Lender's lack of knowledge of the Excluded Information, (3) none of the Administrative Agent or any other Agent Party shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Administrative Agent and any other Agent Party, under applicable Law or otherwise, with respect to the nondisclosure of the Excluded Information and (4) that the Excluded Information may not be available to the Administrative Agent or the other Lenders.

Section 12.10 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective Related Parties in connection with the Credit Facility, this Agreement, the transactions contemplated hereby or in connection with marketing of services by such Affiliate or Related Party to the Borrower or any of its Subsidiaries (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or in accordance with the Administrative Agent's, the Agent's, the Issuing Lender's or any Lender's regulatory compliance policy if the Administrative Agent, the Agent, the Issuing Lender or such Lender, as applicable, deems such disclosure to be necessary for the mitigation of claims by those authorities against the Administrative Agent, the Agent, the Issuing Lender or such Lender, as applicable, or any of its Related Parties (in which case, the Administrative Agent, the Agent, the Issuing Lender or such Lender, as applicable, shall use commercially reasonable efforts to, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent practicable and otherwise permitted by Applicable Law), (c) as to the extent required by Applicable Laws or regulations or in any legal, judicial, administrative proceeding or other compulsory process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement, under any other Loan Document or under any Secured Hedge Agreement or Secured Cash Management Agreement, or any action or proceeding relating to this Agreement, any other Loan Document or any Secured Hedge Agreement or Secured Cash Management Agreement, or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 12.10, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) to an investor or prospective investor in an Approved Fund that also agrees that Information shall be used solely for the purpose of evaluating an investment in such Approved Fund, (iv) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in an Approved Fund in connection with the administration, servicing and reporting on the assets serving as collateral for an Approved Fund, (v) to a nationally recognized rating agency that requires access to information regarding the Borrower and its Subsidiaries, the Loans and the

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Loan Documents in connection with ratings issued with respect to an Approved Fund or (vi) to any credit insurance provider relating to the Borrower and its obligations under this Agreement (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (h) with the consent of the Borrower, (i) deal terms and other information customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, (j) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.10 or (ii) becomes available to the Administrative Agent, any Lender, any Issuing Lender or any of their respective Affiliates from a third party that is not, to such Person's knowledge, subject to confidentiality obligations to the Borrower, (k) to the extent that such information is independently developed by such Person, or (l) for purposes of establishing a "due diligence" defense. For purposes of this Section 12.10, "Information" means all information received from any Credit Party or any subsidiary thereof relating to any Credit Party or any subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Lender on a nonconfidential basis prior to disclosure by any Credit Party or any subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section 12.10 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 12.11 Performance of Duties. Each of the Credit Party's obligations under this Agreement and each of the other Loan Documents shall be performed by such Credit Party at its sole cost and expense.

Section 12.12 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

Section 12.13 Survival.

(a) All representations and warranties set forth in Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

(b) Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

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Section 12.14 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

Section 12.15 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction. In the event that any provision is held to be so prohibited or unenforceable in any jurisdiction, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such provision to preserve the original intent thereof in such jurisdiction (subject to the approval of the Required Lenders).

Section 12.16 Counterparts; Integration; Effectiveness; Electronic Execution.

(a) Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Issuing Lender, the Swingline Lender and/or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

(b) Electronic Execution. This Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each, a "Communication"), including Communications required to be in writing, may, if agreed by Bank of America, be in the form of an Electronic Record and may be executed using Electronic Signatures, including, without limitation, facsimile and/or .pdf. The Borrower agrees that any Electronic Signature (including, without limitation, facsimile or .pdf) on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered to Bank of America. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Bank of America of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Bank of America may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record ("Electronic Copy"), which shall be deemed created in the ordinary course of Bank of America's business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, Bank of America is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by Bank of America pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Bank of America has agreed to accept such Electronic Signature, Bank of America shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (b) upon

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the request of Bank of America any Electronic Signature shall be promptly followed by a manually executed, original counterpart.

Section 12.17 Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent indemnification obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) or otherwise satisfied in a manner acceptable to the Issuing Lender and the Revolving Credit Commitment has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

Section 12.18 USA PATRIOT Act; Anti-Money Laundering Laws. The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

Section 12.19 Independent Effect of Covenants. The Borrower expressly acknowledges and agrees that each covenant contained in Article VIII or IX hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII or IX, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Article VIII or IX.

Section 12.20 No Advisory or Fiduciary Responsibility.

(a) In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates' understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm's-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any

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legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b) Each Credit Party acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Borrower or any Affiliate of the foregoing.

Section 12.21 [Reserved].

Section 12.22 Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that any provision of the Security Documents which imposes additional burdens on the Borrower or any of its Subsidiaries or further restricts the rights of the Borrower or any of its Subsidiaries or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

Section 12.23 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 12.24 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other

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agreement or instrument that is a QFC (such support, "QFC Credit Support" and, each such QFC, a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 12.24, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[*Signature pages follow*]

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DORMAN PRODUCTS, INC., as BorrowerBy: Name:Title:[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative AgentBy: Name:Title:BANK OF AMERICA, N.A., as a Lender, an IssuingLender and Swingline LenderBy: Name:Title:[Signature Page to Credit Agreement]

[ ], as a Lender and an Issuing LenderBy: Name:Title:[Signature Page to Credit Agreement]